As filed with the Securities and Exchange Commission on December 16, 2003
                                                  Commission File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          OSAGE FEDERAL FINANCIAL, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

         United States                      6035                [To be applied for]
--------------------------------- ----------------------------  -------------------
(State or other jurisdiction      (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization) Classification Code Number)   Identification No.)

                              239 East Main Street
                            Pawhuska, Oklahoma 74056
                                 (918) 287-2919
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                                Mr. Mark S. White
                              239 East Main Street
                            Pawhuska, Oklahoma 74056
                                 (918) 287-2919
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

           Samuel J. Malizia, Esq.                   David Muchnikoff, P.C.
           James C. Stewart, Esq.                SILVER, FREEDMAN & TAFF, L.L.P.
          MALIZIA SPIDI & FISCH, PC               1700 Wisconsin, Avenue, N.W.
  1100 New York Ave., N.W., Suite 340 West           Washington, D.C. 20007
           Washington, D.C. 20005                        (202) 295-4500
               (202) 434-4660

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ______

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ______

                                     CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
            Title of Each             Amount        Proposed Maximum     Proposed Maximum    Amount of
         Class of Securities           to be         Offering Price         Aggregate      Registration
          To Be Registered          Registered          Per Unit          Offering Price      Fee(1)
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value     596,514 shares         $10.00             $5,965,140        $482.58
Interests of participants in the
   401(k) Plan                    125,276 shares (2)       --               $1,252,760             --(3)
-----------------------------------------------------------------------------------------------------------

(1)  Calculated in accordance with Rule 457(o).
(2)  These shares are included in the 596,514 shares being registered.
(3) The 125,276 shares of participations to be registered are based upon the assets of the 401(k) Plan. Pursuant to Rule 457(h)(2), no additional fee is required with respect to the interests of participants of the 401(k) Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS
                      OSAGE FEDERAL FINANCIAL, INC. [LOGO]
    (Proposed Holding Company for Osage Federal Savings and Loan Association)
                      Up to 518,708 Shares of Common Stock

--------------------------------------------------------------------------------

         Osage Federal Financial, Inc., a federally chartered corporation, is offering for sale up to 518,708 shares of its common stock, par value $0.10 per share, at $10.00 per share in connection with the mutual holding company reorganization of Osage Federal Savings and Loan Association. As a result of the reorganization, Osage Federal Savings and Loan Association will change its name to "Osage Federal Bank" and become a wholly owned subsidiary of Osage Federal Financial, Inc. The shares being offered will represent approximately 30% of the outstanding common stock of Osage Federal Financial, Inc. Depositors and certain borrowers of Osage Federal Savings and Loan Association will have non-transferable priority rights to purchase these shares in a subscription offering. Osage Federal MHC, a federally-chartered mutual holding company, will own the remainder of the outstanding common stock of Osage Federal Financial, Inc.

         We are offering the common stock on a best efforts basis, subject to certain conditions. Keefe, Bruyette & Woods, Inc. will assist us in our selling efforts. Keefe, Bruyette & Woods, Inc. is not obligated to purchase any shares in the offering. Purchasers will not pay commissions in connection with the sale of common stock in the offering. If we do not receive orders for the minimum number of shares offered, the offering will be terminated. This offering is expected to terminate at 12:00 noon, central time, on ________, 2004. We may extend this expiration date, without notice to you, until _________, 2004, unless the Office of Thrift Supervision approves a later date. The minimum purchase is 25 shares (minimum investment of $250). Once submitted, orders are irrevocable unless the offering is terminated or extended beyond __________, 2004. If the offering is extended beyond _____________, 2004, subscriptions will be refunded with interest at our regular savings account rate, and we will be required to resolicit subscriptions received in the offering. The offering must be completed or terminated by ____________, 2006. Funds received prior to the completion of the offering will be held in an account at Osage Federal Savings and Loan Association and will bear interest at our regular savings account rate. If the offering is terminated, subscribers' funds will be returned promptly, with interest.

         There is currently no public market for the stock. Osage Federal Financial, Inc. anticipates that the stock will be quoted on the OTC Bulletin Board. See Market for the Stock on page ___.


                                              ----------------------------------
                                                    MINIMUM           MAXIMUM
--------------------------------------------------------------------------------
Number of shares                                     383,393            518,708
--------------------------------------------------------------------------------
Underwriting commissions and other expenses    $     340,000      $     340,000
--------------------------------------------------------------------------------
Net proceeds                                   $   3,493,930      $   4,847,080
--------------------------------------------------------------------------------
Net proceeds per share                         $        9.11      $        9.34
--------------------------------------------------------------------------------

         Based upon market conditions and the approval of the Office of Thrift Supervision, Osage Federal Financial, Inc. may increase the offering by up to 15% of the 518,708 shares to be sold, which would bring the number of shares to be sold to 596,514 shares. No notice of an increase will be given to persons who have subscribed for stock unless the number of shares to be sold is increased beyond 596,514 shares.

This investment involves a degree of risk, including possible loss of principal. Please refer to Risk Factors beginning on page ___.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         For information on how to subscribe, please call the Stock Information Center at (918) ___-____.


                          -----------------------------
                          KEEFE, BRUYETTE & WOODS, INC.
                          -----------------------------

              The date of this Prospectus is _______________, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary........................................................................1
Risk Factors...................................................................
Forward-Looking Statements.....................................................
Use of Proceeds................................................................
Dividend Policy................................................................
Market for the Stock...........................................................
Capitalization.................................................................
Pro Forma Data.................................................................
Historical and Pro Forma Capital Compliance....................................
Selected Financial and Other Data..............................................
Management's Discussion and Analysis
   of Financial Condition and Results of Operations............................
Business of Osage Federal MHC..................................................
Business of Osage Federal Financial, Inc.......................................
Business of Osage Federal Savings and Loan Association.........................
Regulation.....................................................................
Taxation.......................................................................
Management.....................................................................
The Reorganization.............................................................
The Stock Offering.............................................................
Restrictions on Acquisition of Osage Federal Financial, Inc....................
Description of Capital Stock...................................................
Legal and Tax Opinions.........................................................
Experts........................................................................
Registration Requirements......................................................
Where You Can Find Additional Information......................................
Index to Financial Statements..................................................

--------------------------------------------------------------------------------

                                     SUMMARY

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the financial statements and the notes to the financial statements beginning at page F-1 of this document. When used in this summary and elsewhere in this prospectus, terms such as "we," "our" and similar terms refer to Osage Federal Financial, Inc. or, as indicated by the context, Osage Federal Savings and Loan Association or Osage Federal MHC.

The Reorganization into a Mutual Holding Company and the Stock Offering.

         Osage Federal does not have stockholders in its current mutual form of ownership. Its depositors and certain of its borrowers currently have the right to vote on certain matters such as the election of directors and a mutual holding company reorganization. The reorganization is a series of transactions by which Osage Federal will convert from its current status as a mutual savings association to the mutual holding company form of ownership. As part of the reorganization, Osage Federal will change its name, to "Osage Federal Bank," and will become a federal stock savings bank subsidiary of Osage Federal Financial, Inc. Osage Federal Financial, Inc. will be a majority-owned subsidiary of Osage Federal MHC. Osage Federal's depositors and certain borrowers will become members of Osage Federal MHC, and will continue to have the same voting rights in Osage Federal MHC as they have in Osage Federal. As a federal stock savings bank, we will continue to be subject to the regulation and supervision of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Osage Federal Financial, Inc. will be offering shares representing 30% of its outstanding stock after the completion of the offering. Osage Federal MHC will own the remaining 70% of the outstanding stock of Osage Federal Financial, Inc. The shares will be offered to certain depositors and borrowers of Osage Federal, the employee stock ownership plan of Osage Federal and possibly to the community. See How We Will Prioritize Orders if We Receive Orders for More Shares than are Available on page __ and Conduct of the Offering on page ___. The following chart shows the corporate structure after completion of the stock offering.

-----------------------------------------          -----------------------------
            Osage Federal MHC                          Public Stockholders of
                                                   Osage Federal Financial, Inc.
-----------------------------------------          -----------------------------
                   |                                          |
                   | 70%                                      | 30%
                   |                                          |
--------------------------------------------------------------------------------
                          Osage Federal Financial, Inc.
--------------------------------------------------------------------------------
                                       |
                                       | 100% of common stock
                                       |
--------------------------------------------------------------------------------
                               Osage Federal Bank
--------------------------------------------------------------------------------

The Mutual Holding Company Structure

         The mutual holding company structure differs in significant respects from the holding company structure used in a standard mutual to stock conversion. A savings and loan converting to the stock form using the mutual holding company structure sells only a minority of its to-be-outstanding shares to the

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

--------------------------------------------------------------------------------

public. Following our reorganization, Osage Federal MHC will hold 70% of Osage Federal Financial, Inc.'s outstanding common stock. The same directors and officers who manage Osage Federal Savings and Loan Association will manage Osage Federal Financial, Inc. and Osage Federal MHC. We are using the mutual holding company structure to achieve the benefits of a stock company without the risk of loss of control that we believe is associated with a complete conversion from mutual to stock form. Minimizing the risk of loss of control is a benefit to the current management and directors because their removal is more difficult under the mutual holding company structure since Osage Federal MHC can control the vote on all matters affecting a change in control of Osage Federal Financial, Inc. In addition, since only 30% of the common stock of Osage Federal Financial, Inc. will be offered for sale in the offering, the mutual holding company structure preserves our current mutual form of ownership, and our ability to remain an independent savings bank providing community-oriented financial services.

The Companies

                                Osage Federal MHC

         Upon completion of the reorganization and stock offering, Osage Federal MHC will become the federally-chartered mutual holding company of Osage Federal Financial, Inc. Osage Federal MHC is not currently an operating company and has not engaged in any business to date. So long as Osage Federal MHC is in existence, it will at all times own at least a majority of the outstanding stock of Osage Federal Financial, Inc. It is anticipated that the primary business activity of Osage Federal MHC going forward will be to own a majority of Osage Federal Financial, Inc.'s stock.

                          Osage Federal Financial, Inc.

         Osage Federal Financial, Inc. will be the mid-tier stock holding company for Osage Federal Savings and Loan Association which will adopt the name "Osage Federal Bank" following the reorganization and stock offering. Osage Federal Financial, Inc. will be chartered under federal law and will own 100% of the common stock of Osage Federal Savings and Loan Association. Our executive office will be located at 239 East Main Street, Pawhuska, Oklahoma 74056, and our telephone number will be (918) 287-2919.

                   Osage Federal Savings and Loan Association

         Osage Federal Savings and Loan Association ("Osage Federal") is a federally chartered mutual savings and loan association. Originally chartered by the State of Oklahoma in 1918 as the National Building and Loan Association, it converted to a federally chartered savings and loan association in 1935 and adopted its current name. Osage Federal's deposits are federally insured to applicable limits by the Savings Association Insurance Fund as administered by the Federal Deposit Insurance Corporation. Osage Federal is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Osage Federal operates as a traditional community bank, offering retail banking services, one- to four-family mortgage loans, multi-family, commercial and other real estate mortgage loans, construction loans and consumer loans. Osage Federal currently operates from its main office in Pawhuska, Oklahoma, and a branch office in Bartlesville, Oklahoma.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Reasons for the Reorganization.

         The primary purpose of the reorganization is to establish a structure that (1) will enable us to compete and expand more effectively in the financial services marketplace, and (2) will enable our depositors, employees, management and directors to obtain an equity ownership interest in, and thereby participate in the future success of Osage Federal.

         Our new structure will permit Osage Federal Financial, Inc. to issue capital stock, which is a source of capital not available to a mutual institution. Since only a minority of the common stock will be sold to the public in the reorganization, our current mutual form of ownership and our ability to remain an independent and community-oriented savings bank will be preserved.

         The reorganization into a mutual holding company is intended to:

          o permit us to expand our operations through the acquisition of financial institutions or their assets, although no transactions are specifically being considered at this time;

          o allow greater flexibility to diversify into other financial services;

          o provide broader investment opportunities through the holding company structure; and

          o    improve our capital management flexibility.

         In addition, the reorganization will allow Osage Federal Financial, Inc. to establish stock benefit plans for management, directors and employees, including stock option plans, restricted stock plans and an employee stock ownership plan, in order to allow us to retain and attract qualified personnel.

         The board of directors of Osage Federal Savings and Loan Association has approved the reorganization as being in the best interests of Osage Federal Savings and Loan Association, our depositors and the communities we serve.

Use of the Proceeds Raised from the Sale of Stock.

         Osage Federal Financial, Inc. will use 50% of the net proceeds from the offering to make a capital contribution to Osage Federal. Concurrently with the offering, Osage Federal Financial, Inc. will also lend to its employee stock ownership plan cash from subscriptions received to enable the plan to buy up to 8.0% of the shares issued in the offering to persons other than Osage Federal MHC. The balance will be retained as Osage Federal Financial, Inc.'s initial capitalization and will be used for general business purposes which may include investment in securities, repurchasing shares of its common stock or paying cash dividends.

         The funds received by Osage Federal will be used for general business purposes, including originating loans and purchasing securities. We intend to continue our current mix of deposit and loan products, with the latter consisting primarily of residential mortgages and multi-family, commercial and other real estate mortgages. In addition to expanding our core banking business through internal growth, we may also consider expansion opportunities such as the acquisition or construction of new branch

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

locations or the acquisition of other financial institutions or their assets. We do not, however, have any current understandings or agreements for any specific transaction at this time. See Use of Proceeds on page __.

Stock Pricing and the Number of Shares to be Issued in the Conversion.

         As mandated by the regulations of the Office of Thrift Supervision, our valuation has been determined by an independent appraisal of the pro forma estimated market value of our stock. FinPro, Inc., an appraisal firm experienced in appraisals of financial institutions, was engaged to prepare the appraisal.

         FinPro has determined that as of December 4, 2003, our estimated aggregate pro forma market value ranged from a minimum of $12,779,750 to a maximum of $17,290,250, with a midpoint of $15,035,000 on a fully converted basis. Based on this valuation and the price per share of $10.00, between 1,277,975 shares and 1,729,025 shares are being offered. The $10.00 per share price was selected primarily because it is the price most commonly used in stock offerings of this type.

         Osage Federal Financial, Inc. is offering 30% of these shares, or between 383,393 shares and 518,708 shares, for purchase by eligible depositors and borrowers of Osage Federal in a subscription offering and to the general public if a community offering is held. The number of shares of Osage Federal Financial, Inc. that Osage Federal MHC will own after completion of the stock offering will range from 894,582 to 1,210,317, comprising 70% of the total outstanding stock of Osage Federal Financial, Inc.

         The following table compares Osage Federal Financial, Inc.'s pro forma price to earnings multiple and pro forma price to tangible book ratio, on a fully converted equivalent basis, at the minimum, midpoint and maximum of the offering range to the median price to earnings multiple and price to tangible book ratio for all publicly traded mutual holding companies presented on a fully converted basis, and a comparable group of eight publicly traded mutual holding companies identified in the valuation report presented on a fully converted basis. The information for Osage Federal Financial, Inc. is shown on a fully converted basis, as though Osage Federal Financial, Inc. were undergoing a full conversion and issuing 100% of its stock to public stockholders, instead of issuing 30% to stockholders and 70% to Osage Federal MHC, the parent mutual holding company of Osage Federal Financial, Inc. See Pro Forma Data on page ___ for a description of the assumptions used in calculating the pro forma price to earnings multiple and pro forma price to tangible book ratio for Osage Federal Financial, Inc.


                                                                                        Pro Forma         Pro Forma
                                                                                      Price to Core        Price to
                                                                                         Earnings          Tangible
                                                                                         Multiple         Book Ratio
                                                                                         --------         ----------
Osage Federal Financial, Inc.(1):
     Minimum (on a fully converted basis, as though 1,277,975 shares sold).........       23.81x            69.01%
     Midpoint (on a fully converted basis, as though 1,503,500 shares sold)........       27.78x            73.31%
     Maximum (on a fully converted basis, as though 1,729,025 shares sold).........       31.25x            76.86%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                          Price to Core        Price to
                                                                             Earnings          Tangible
                                                                             Multiple         Book Ratio
                                                                             --------         ----------
Median for all publicly traded mutual holding companies on a fully
   converted basis.....................................................       42.25x            104.25%
Median for the comparable peer group of eight publicly traded mutual
   holding companies on a fully converted basis........................       41.19x            105.25%

---------------
(1) The price/core earnings multiples and the price/tangible book ratios shown here for Osage Federal Financial, Inc. are shown on a fully converted equivalent basis and therefore differ from the information presented in the tables under Pro Forma Data starting on page ___. In addition, the price/core earnings multiples shown here for Osage Federal Financial, Inc. are based on earnings for the twelve months preceding September 30, 2003 as required by regulatory appraisal guidelines, while the information presented in the tables under Pro Forma Data is based on net income for the three months preceding September 30, 2003 and the twelve months preceding June 30, 2003.


         The ratios we have presented are commonly requested by prospective investors in order to determine whether or not the stock meets the investor's investment criteria. Because of differences and important factors such as operating characteristics, location, financial performance, asset size, capital structure, and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not the stock is an appropriate investment for you. The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the common stock. Because the independent valuation is based on estimates and projections on a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing the common stock will be able to sell their shares at a price equal to or greater than the purchase price. See Risk Factors - You may not be able to sell your shares when you desire or for $10.00 or more per share. at page __, and Pro Forma Data at page __ and Stock Pricing and the Number of Shares to be Offered at page ___.

         We received authorization from the OTS on February __, 2004, based on the independent valuation, to issue between a minimum of ___________ shares and a maximum of _________ shares. The independent valuation must be updated and confirmed by FinPro, Inc. before we may complete the stock offering. The maximum amount of common stock being offered may be increased by up to 15% without notice to persons who have subscribed for stock, so that a total of ___________ shares could be issued. If the updated independent valuation would result in more than ___________ shares being issued, we will be required to notify all persons who have subscribed and such persons would have the opportunity to change or cancel their subscription orders, and, unless an affirmative response is received, a subscriber's funds will be returned with interest at Osage Federal's regular savings account rate.

The Amount of Stock You May Purchase.

         Minimum purchase           = 25 shares
         Maximum purchase           = 15,000 shares

         The maximum number of shares that any individual (or individuals through a single account) may purchase is $150,000 (15,000 shares). If any of the following persons purchase stock, their purchases when combined with your purchases cannot exceed $150,000:

                    o    relatives of you or your spouse living in your house;

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

--------------------------------------------------------------------------------

                    o companies, trusts or other entities in which you have an interest or hold a position; .
                    o    other persons who may be acting together with you.

         The purchase limitations are fixed by the plan of stock issuance adopted by our Board of Directors. If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two- thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. Thus, the purchase limitations may be revised after completion of the subscription offering without notice to subscribers, except that in the event the maximum purchase limitation is increased, persons who subscribed for the maximum will be notified and permitted to revise their subscription.

How We Will Prioritize Orders if We Receive Orders for More Shares than are Available.

         You might not receive any or all of the stock you order. We have granted subscription rights in the following order of priority:

       Priority 1 -     depositors of Osage Federal at the close of business  on
                        August 31, 2002.

       Priority 2 -     the tax qualified employee stock benefit plans of  Osage
                        Federal.

       Priority 3 -     depositors of Osage Federal at the close of business  on
                        December 31, 2003.

       Priority 4 -     depositors  of Osage  Federal  as of  January  31,  2004
                        and  borrowers  of Osage  Federal  as of July  16,  2003
                        who continue as borrowers as of January 31, 2004.

         The tax qualified employee stock benefit plans may purchase part or all of their shares in the open market after completion of the stock offering. To the extent that shares remain available and depending on market conditions at or near the completion of the subscription offering, we may conduct a community offering and possibly a syndicated community offering, and preference may be given first to natural persons residing in the counties in which Osage Federal has offices, and second to natural persons residing in the State of Oklahoma. The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering and would be open to the general public beyond the local community. We will have the right to reject orders, in whole or in part, in the community or syndicated community offerings, and orders received in connection with a syndicated community offering would receive a lower priority than orders received in the subscription offering and community offering. See The Stock Offering on page ___.

Our Officers, Directors and Employees Will Receive Additional Compensation and Benefits After the Stock Offering.

         In order to align our employees' and directors' interests closer to our stockholders' interests, we intend to establish certain benefit plans that use our stock as compensation. Officers, directors, and employees will not be required to pay cash in exchange for shares received under the employee stock ownership plan or shares received under the restricted stock plan, but will be required to pay the exercise price to exercise stock options.

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

--------------------------------------------------------------------------------

         The following table presents information regarding the participants in each plan, the percentage of total shares issued in the offering, and the dollar value of the stock for our employee stock ownership plan and stock-based incentive plans. The table below assumes that 1,503,500 total shares are issued, including the sale of 451,050 shares to public stockholders in the stock offering and the issuance of 1,052,450 shares to Osage Federal MHC. It is assumed that the value of the stock in the table is $10.00 per share. See pages ___ to ___ for more information about the stock benefit plans.

                                                                                                 Percentage of
                                         Individuals                                             Total Shares
                                          Eligible          Estimated            Number           Issued at
                                         to Receive           Value             of Shares/        Midpoint of
                                           Awards       of Shares/Options       Options          Offering Range
                                           ------       -----------------       -------          --------------
Employee stock ownership plan........... Employees          $360,840             36,084               2.4%
Restricted stock plan awards(1)......... Officers and       $300,700             30,070               2.0%
                                         Directors
Stock options........................... Officers and          - (2)             75,175               5.0%
                                         Directors

----------------
(1) If the restricted stock plan is adopted within one year of the completion of the offering and Osage Federal does not have tangible capital of at least 10% at the time the plan is established, the plan will be limited to 1.5% of the total number of shares issued, or 22,552 shares.
(2) No value is given for options because their exercise price will be equal to the fair market value of the common stock on the day the options are granted. As a result, value can be realized under an option only if the market price of the common stock increases above the option exercise price.

         We will incur additional compensation expense as the result of the implementation of these plans and these plans may also dilute the voting interests of public stockholders. We will recognize compensation expense as shares are allocated to the accounts of participants in the employee stock ownership plan based on the value of the shares on allocation date. If the employee stock ownership plan acquires 36,084 shares, Osage Federal would recognize additional compensation expense of approximately $36,084 per year assuming the shares have a value of $10 per share on the date of allocation. The actual compensation expense associated with the employee stock ownership plan will depend on the value of the stock at the time it is allocated and may be greater or lesser. If the restricted stock plan acquires 30,070 shares, we will recognize approximately $300,700 of additional compensation expense over the period in which these shares vest. Assuming five-year vesting, the restricted stock plan will result in approximately $60,140 in additional annual compensation expense. If the shares awarded under the restricted stock plan are authorized but unissued shares, rather than shares acquired on the open market, the voting interests of public stockholders would be diluted by 1.96%. If the shares issued under the stock option plan are authorized but unissued shares, rather than repurchased shares, the voting interests of stockholders will be diluted by approximately 4.76%. See Pro Forma Data on page __. Under current accounting principles, we generally will not be required to record an expense on the granting of options. If certain currently pending proposals of the Financial Accounting Standards Board are adopted, however, we may be required to recognize expense on the granting of options equal to their value.

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

--------------------------------------------------------------------------------

Our Policy Regarding Dividends.

         After our stock offering, we expect to have adequate capital and earnings to pay cash dividends. We anticipate paying cash dividends on a regular periodic basis; however, the amount of such dividend has not been determined at this time. There are also restrictions on our ability to pay dividends. See Dividend Policy on page ___.

Deadlines for Purchasing Stock.

         The subscription offering will terminate at 12:00, noon, central time, on ____________, 2004. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2004. Once submitted, your order is irrevocable unless the offering is extended beyond ____________, 2004. The community offering may remain open until ____________, 2004. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2004, and the Office of Thrift Supervision may grant one or more extensions of the offering of up to 90 days per extension, but in no event may the offering be extended beyond ____________, 2006. If the offering is extended beyond ____________, 2004, we will be required to notify each subscriber and resolicit subscriptions. During any extension period, subscribers will have the right to modify or rescind their subscriptions, and, unless an affirmative response is received, a subscriber's funds will be returned with interest at Osage Federal's regular savings account rate. A community offering and a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than ____________, 2004. See The Stock Offering on page ___.

         We may cancel the offering at any time prior to the special meeting of members of Osage Federal to vote on the plan of reorganization. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest at Osage Federal's regular savings account rate.

How You May Pay for Your Shares.

         In the subscription offering and the direct community offering you may pay for your shares by:

         (1)      payment in cash, if delivered in person;

         (2)      personal check, bank draft or money order; or

         (3) authorizing us to withdraw available funds from your deposit accounts maintained with Osage Federal.

         In the case of payments made in cash, personal check, bank draft or money order, subscription funds will be placed in a segregated account at Osage Federal. Interest will be paid on subscription funds at Osage Federal's regular savings account rate from the date the payment is received until the offering is either completed or terminated. The offering will not be completed and no stock will be sold unless we receive orders for at least 383,393 shares. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above. See The Stock Offering - Ordering and Receiving Common Stock on page ___.

         We will not accept copies or facsimiles of order forms or permit wire transfers as payment for shares ordered for purchase. Osage Federal cannot lend funds to anyone for the purpose of purchasing shares. See The Stock Offering - Ordering and Receiving Common Stock on page ___.

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

--------------------------------------------------------------------------------

Once Submitted, Your Stock Order is Irrevocable.

         For your subscription to be valid, you must return to us a properly completed original order form with full payment for your shares. An order form, once we receive it, may not be modified, canceled or withdrawn without our consent. If the offering is not completed by ____________, 2004, you will have the right to modify or withdraw your order and to have your subscription funds returned with interest at Osage Federal's regular savings account rate. See The Stock Offering - Ordering and Receiving Common Stock on page ___.

Your Subscription Rights Are Not Transferable.

         Selling or transferring your right to buy stock in the subscription offering is illegal. When you exercise your subscription rights, you must state that you are purchasing stock for your own account. If we believe your order violates this restriction, we may take legal action, including reporting you to federal or state regulatory authorities and your order will not be filled. You also may be subject to penalties imposed by the Office of Thrift Supervision. In addition, joint stock registration will only be allowed if the qualifying account is so registered.

Proposed Stock Purchases by Management.

         While no formal decisions have been made, preliminary indications are that Osage Federal Financial, Inc.'s directors and executive officers and their associates will purchase approximately 106,600 shares of common stock in the offering, which represents 8.3%, 7.1% and 6.2% of the total shares to be outstanding after the offering at the minimum, midpoint and maximum of the offering range, respectively, including shares issued to Osage Federal MHC. Directors and executive officers will pay the same $10.00 per share price paid by all other persons who purchase shares in the offering. These shares will be counted in determining whether the minimum of the range of the offering is reached. In addition, the directors and officers may control the voting of approximately 2.4% of the shares of common stock issued in the offering through the employee stock ownership plan. The foregoing numbers exclude shares that may be issued to such persons from the restricted stock plan awards or stock option grants that may be made no earlier than six months after the completion of the reorganization.

Receiving a Prospectus and an Order Form

         To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         For assistance,  please contact the stock  information  center at (918)
___-____.

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

                                  RISK FACTORS

         In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.

The relatively small amount of stock being offered makes it highly unlikely that an active and liquid trading market for the stock will exist, and the liquidity and price of the stock may be adversely affected by a limited trading market.

         Prior to this offering, Osage Federal Financial, Inc. has never offered its stock to the public. Consequently, there is not, at this time, any established market for the stock. Due to the relatively small size of the offering to the public, an active market for the stock will not exist after the offering. This might make it difficult for you to buy or sell the stock after the initial offering which may negatively affect the price of the stock and cause significant volatility in the price of our stock. Following the completion of the offering, we anticipate that quotations for our stock will be available on the OTC Bulletin Board. We must have at least two market makers in order for our stock to be quoted on the OTC Bulletin Board; however, we do not have binding agreements with any broker-dealers to act as market makers for our stock. Keefe, Bruyette & Woods, Inc. currently intends to make a market in the common stock but it is under no obligation to do so. If we are unable to be quoted on the OTC Bulletin Board, quotations for our stock will appear in the Pink Sheets. See Market for the Stock on page ___.

         The liquidity of the trading market for our stock will also be affected by the amount of stock purchased by our directors and executive officers and their associates, who may purchase approximately 106,600 shares in the offering, which represents 8.3%, 7.1%, and 6.2% of the total outstanding stock after the offering at the minimum, midpoint and maximum of the offering range, respectively, including shares issued to Osage Federal MHC. Shares purchased by directors and executive officers cannot be sold for a period of one year following the offering. Furthermore, if stockholders of Osage Federal Financial, Inc. approve the restricted stock plan and the stock option plan, and if all shares reserved under the restricted stock plan are awarded and all options reserved under the stock option plan are awarded and exercised, insider ownership would increase. If these plans use shares repurchased from public stockholders rather than authorized but unissued shares to fund awards, the shares in public hands will be further reduced. In addition, Osage Federal's employee stock ownership plan will purchase up to 8.0% of the shares issued in the offering to persons other than Osage Federal MHC, and such shares will be held in trust, further limiting the publicly traded shares.

The future price of the common stock may be less than the purchase price in the offering and you may suffer a financial loss upon sale.

         We cannot assure you that, if you purchase common stock in the offering, you will later be able to sell it at or above the purchase price in the offering. The final aggregate purchase price of the common stock in the reorganization will be based on an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time. For example, recent valuations for converting thrifts are higher than ever before. For additional information see Market for the Stock on page ____. In addition, current Office of Thrift Supervision regulations permit mutual holding companies to be acquired by another mutual institution or mutual holding company. The possibility of such a transaction has already resulted in a degree of takeover speculation which is reflected in the per share price of mutual holding companies' common stock. The Office of Thrift Supervision has issued a policy statement indicating that it views such "remutualization" transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or further restrict these transactions in the future, our per share stock price may be adversely affected.

Our return on equity after the offering may be low; this may negatively affect the price of our stock.

         The net proceeds from the offering will substantially increase our equity capital. It will take a significant period of time to prudently invest this capital. For the year ended June 30, 2003, our return on average equity was 7.27%. On a pro forma basis assuming that 518,708 shares had been sold at the beginning of the year, our return on average equity for the year ended June 30, 2003 would have been approximately 4.47%. As a result, our return on equity, which is the ratio of our earnings divided by our equity capital, may be lower than that of similar companies. To the extent that the stock market values a company based in part on its return on equity, our low return on equity relative to our peer group could negatively affect the trading price of our stock.

The expenses related to our stock-based benefit plans and the expenses related to being a public company will reduce our earnings.

         We intend to adopt an employee stock ownership plan as part of the stock offering. We also intend to adopt other stock-based benefit plans. We will recognize additional annual material employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under these new benefit plans. We cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. In addition, changes in accounting guidelines may require us to recognize expenses relating to stock option grants. In addition, the public company costs of preparing reports for stockholders and the SEC will cause our expenses to be higher than they would be if we did not conduct the stock offering and become a public company. See Pro Forma Data on page ___ and Management - Potential Stock Benefit Plans on page
___.

The implementation of stock-based benefit plans may dilute your ownership interest in Osage Federal Financial, Inc.

         We intend to adopt a stock option plan and a restricted stock plan following the stock offering. These stock benefit plans will be funded through either open market purchases or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest in the event newly issued shares are used to fund stock options and awards made under the restricted stock plan. The use of newly issued shares of stock to fund the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.96%. The use of newly issued shares of stock to fund the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%. See Management - Potential Stock Benefit Plans on page ___.

Persons who purchase stock in the offering will own a minority of Osage Federal Financial, Inc.'s outstanding common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

         Public stockholders collectively will own a minority of the outstanding shares of Osage Federal Financial, Inc.'s common stock. Osage Federal MHC will own a majority of Osage Federal Financial, Inc.'s common stock after the offering. The same directors and executive officers who manage Osage Federal Financial, Inc. also manage Osage Federal MHC. The Board of Directors of Osage Federal MHC is also the Board of Directors of Osage Federal Financial, Inc. and will be able to exercise voting control over most matters put to a vote of stockholders. For example, Osage Federal MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares or to approve employee benefit plans.

         In addition, Osage Federal Financial, Inc.'s directors, executive officers and their associates are expected to purchase approximately 106,600 shares in the offering, which represents 8.3%, 7.1%, 6.2% at the minimum, midpoint and maximum of the offering range, respectively, including shares issued to Osage Federal MHC. Furthermore, if stockholders of Osage Federal Financial, Inc. approve the restricted stock plan and the stock option plan, and if all shares reserved under the restricted stock plan are awarded and all options reserved under the stock option plan are awarded and exercised, insider ownership would increase. See Management - Executive Compensation on page ___ and Management - Proposed Stock Purchases by Management on page ___.

Future changes in interest rates may reduce our profits.

         Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

          o the interest income we earn on our interest-earning assets, such as loans and securities; and

          o the interest expense we pay on our interest-bearing liabilities, such as deposits and amounts we borrow.

         The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility, because market interest rates change over time. In a period of rising interest rates, the interest income earned on our assets may not increase as rapidly as the interest paid on our liabilities. In a period of declining interest rates, the interest income earned on our assets may decrease more rapidly than the interest paid on our liabilities. See Management's Discussion and Analysis of Financial Condition and Results of Operations - Management of Interest Rate Risk and Market Risk on page __.

         In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A reduction in interest rates results in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing cost. This creates reinvestment risk which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Conversely, rising rates could slow mortgage loan originations and refinancings which could reduce our gains on sales of loans to the secondary market.

Deposits are our major source of funds for lending and other investment purposes, and a large portion of our deposits are certificates of deposit, including "jumbo" certificates, which may not be as stable as other types of deposits.

         At September 30, 2003, $35.3 million, or 61.5%, of our total deposits were certificates of deposit, and of that amount $12.6 million, or 35.8%, of the certificates of deposit were "jumbo" certificates of $100,000 or more. Deposit inflows are significantly influenced by general interest rates and money market conditions. The inflow of jumbo certificates of deposit and the retention of such deposits upon maturity are particularly sensitive to general interest rates and money market conditions, making jumbo certificates of deposits traditionally a more volatile source of funding than core deposits. In order to retain jumbo certificates of deposits, we may have to pay a premium rate, resulting in an increase in our cost of funds. In a rising rate environment, we may be unwilling or unable to pay a competitive rate. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings which could increase our cost of funds and negatively impact our interest rate spread and our financial condition.

Increases in market rates of interest could adversely affect our equity.

         At September 30, 2003, we held approximately $11.4 million in available-for-sale securities. Generally accepted accounting principles require that these securities be carried at fair value on our balance sheet. Unrealized holding gains or losses on these securities, that is, the difference between the fair value and the amortized cost of these securities, net of deferred taxes, is reflected in our stockholders' equity. Movements in interest rates, either increasing or decreasing, can impact the value of our available-for-sale securities portfolio.

         As of September 30, 2003, our available-for-sale securities portfolio had an unrealized loss of approximately $57,000. The decrease in the fair value of our available-for-sale securities affects our equity because it causes an increase in accumulated other comprehensive loss, which is a component of total equity.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

         Our loan customers may not repay their loans according to their terms, and the collateral securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review individual delinquent multi-family and commercial real estate loans for potential impairments in their carrying value. Additionally, we apply a factor to the loan portfolio principally based on historical loss experience applied to the composition of the loan portfolio and integrated with our perception of risk in the economy. Since we must use assumptions regarding individual loans and the economy, our current allowance for loan losses may not be sufficient to cover actual loans losses, and increases in the allowance may be necessary. Consequently, we may need to significantly increase our provision for losses on loans, particularly if one or more of our larger loans or credit relationships becomes delinquent or if we expand our non-residential, multi-family or commercial business lending. In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize loan charge-offs. At September 30, 2003, our allowance for loan losses was equal to

0.83% to our total  loans.  Although  we  believe  that all known  losses in the
portfolio  had  been  recorded,   material  additions  to  our  allowance  would
materially decrease our net income.

If economic conditions deteriorate, our earnings could be adversely affected as borrowers' ability to repay loans declines and the value of the collateral securing our loans decreases.

         Our financial results may be adversely affected by changes in prevailing economic conditions, including decreases in real estate values, changes in interest rates which may cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events. Since we have a significant amount of real estate loans, decreases in real estate values could adversely affect the value of property used as collateral. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings. In addition, substantially all of our loans are to individuals and businesses in Osage and Washington counties, Oklahoma. Consequently, any decline in the economy of these market areas could have an adverse impact on our earnings.

Decreases in noninterest income could adversely affect our profitability.

         From time to time, our noninterest expense has exceeded our net interest income and we have relied upon gains on sales of assets (primarily sales of mortgage loans to Freddie Mac) to supplement our net interest income. In recent years, we have emphasized the origination of loans for resale rather than for the portfolio in order to avoid the interest rate risk inherent in holding the long-term, fixed-rate loans which borrowers are currently demanding. We have also invested the proceeds from mortgage prepayments in shorter-term liquid assets that have lower yields than mortgages. These strategies have contributed to lower net interest income. There can be no assurance that Osage Federal will continue to record significant gains on sales of assets to offset our decreased net interest income as these gains are subject to market and other risks or that we can increase net interest income to cover our expenses. We have also recently incurred increases in non-interest expenses as the result of recent improvements to our infrastructure including new computer equipment and additional drive-through teller windows. Osage Federal's Board of Directors believes that future additions to its noninterest expenses (as a percentage of average assets) will be modest. See Management's Discussion and Analysis of Financial Condition and Results of Operations on page ___.

Strong   competition   within  our   market   area  may  limit  our  growth  and
profitability.

         We face intense competition both in making loans and attracting deposits. Our profitability depends upon our continued ability to successfully compete in our market area. We compete with commercial banks, savings institutions, credit unions, mortgage brokerage firms, insurance companies, investment banking firms and others operating locally and elsewhere. Many of our competitors have substantially greater resources, products, lending limits and technology than we have and may offer services that we do not provide. Many of our competitors offer internet banking, online bill-paying, internet loan applications and access at no charge to a regional or national ATM network. We currently do not have a website or offer internet banking. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. For more information about our market area and the competition we face, see Competition on page ___.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

         We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. Such regulation and supervision govern the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

         We intend to contribute approximately 50% of the net proceeds of the offering to Osage Federal. We may use the remaining net proceeds to finance the acquisition of other financial institutions or other businesses that are related to banking, pay dividends to shareholders, repurchase common stock, purchase investment securities, or for other general corporate purposes. We expect to use a portion of the net proceeds to fund the employee stock ownership plan purchases of shares in the offering. Osage Federal may use the proceeds it receives to establish or acquire new branches, acquire financial institutions or other businesses that are related to banking, fund new loans, purchase investment securities, or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Once submitted, your purchase order may not be revoked unless the stock offering is terminated or extended beyond ___________, 2006.

         Funds submitted in connection with a purchase of common stock in the offering will be held by Osage Federal Financial, Inc. until the termination or completion of the reorganization, including any extension of the expiration date. Since completion of the reorganization will be subject to an update of the independent appraisal prepared by FinPro, among other factors, there may be one or more delays in the completion of the reorganization. Orders submitted in the offering are irrevocable, and subscribers will have no access to subscription funds unless the stock offering is terminated or extended beyond _________, 2004.

Our stock value may suffer from anti-takeover provisions and our mutual holding company structure that may impede potential takeovers.

         Anti-Takeover Provisions in our Charter and Bylaws. Provisions in our corporate documents, as well as certain federal regulations, may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our board of directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Anti-takeover provisions contained in our corporate documents include:

          o Restrictions on acquiring more than 10% of our common stock by any person other than Osage Federal MHC for five years and limitations on the voting rights of shares held in excess of that amount;
          o The election of members of the board of directors to staggered three-year terms;
          o The absence of cumulative voting by stockholders in elections of directors;
          o Provisions restricting the calling of special meetings of stockholders; and
          o Our ability to issue preferred stock and additional shares of common stock without stockholder approval.

See Restrictions on Acquisition of Osage Federal Financial, Inc. on page ____ for a description of anti- takeover provisions in our corporate documents and federal regulations.

         Federal Regulations Restricting Takeovers. For three years following the reorganization, Office of Thrift Supervision regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Office of Thrift Supervision. Moreover , current OTS policies only permit the acquisition of a mutual holding company subsidiary by another mutual holding company or a mutual institution. See Restrictions on Acquisitions of Osage Federal Financial Inc. on page ____ for a discussion of applicable Office of Thrift Supervision Regulations regarding acquisitions.

         Mutual Holding Company Structure May Impede Takeovers. Osage Federal MHC, as the majority stockholder of Osage Federal Financial Inc., will be able to control the outcome of virtually all matters presented to stockholders for their approval.

We plan to remain independent and you should not invest in our common stock if you are anticipating our sale.

         It is our intention to continue operating as an independent financial institution, and you are urged not to invest in our stock if you are anticipating a sale of Osage Federal Financial, Inc. We do not plan to undertake a sale of Osage Federal Financial, Inc. even if the acquisition would result in our stockholders receiving a substantial premium over the market price of our stock at the time of a sale.

         If we are faced with challenges to our independence, such as an election or proxy contest, we intend to rigorously defend ourselves. Our defense could significantly increase our expenses and reduce our net income and return on equity, which could negatively impact our stock price.

         The Office of Thrift Supervision imposes stringent restrictions on the approval of acquisitions of greater than 10% of the outstanding stock in the three years after a thrift holding company's initial stock offering and has stated its intention to approve only those acquisitions of control within three years that comply strictly with the regulatory criteria. The Office of Thrift Supervision may require as a condition of approving our stock offering that we retain our federal stock charter for a minimum of three years following our stock offering. In addition, the charter and bylaws of Osage Federal Financial, Inc. contain provisions which have an anti-takeover effect. See Restrictions on Acquisition of Osage Federal Financial, Inc. beginning on page ___.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

          o    statements of our goals, intentions and expectations;

          o statements regarding our business plans, prospects, growth and operating strategies;

          o statements regarding the quality of our loan and investment portfolios; and

          o    estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

          o general economic conditions, either nationally or in our market area, that are worse than expected;

          o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

          o    increased   competitive   pressures  among   financial   services
               companies;

          o    changes in consumer spending, borrowing and savings habits;

          o legislative or regulatory changes that adversely affect our business;

          o    adverse changes in the securities markets;

          o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies or the Financial Accounting Standards Board.

         Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                                 USE OF PROCEEDS

         The net proceeds will depend on the amount of expenses we incur in connection with the offering and the total number of shares of stock issued in the offering, which will depend on the independent valuation and marketing considerations. Although the actual net proceeds from the sale of the common stock cannot be determined until the offering is completed, we estimate that net proceeds from the sale of common stock will be between $3.5 million at the minimum and $4.8 million at the maximum of the offering range (and $5.6 million at the maximum, as adjusted, if the independent valuation is increased by 15%).

         The following table shows the disposition of the proceeds at the minimum, midpoint, maximum and maximum, as adjusted.

                                                                                                                 Maximum,
                                            Minimum                  Midpoint              Maximum              As Adjusted
                                   -------------------     --------------------   -------------------      ----------------------
                                       $         %             $           %         $           %             $            %
                                   ---------   -------     ---------    -------  ---------    -------      ---------   ----------
                                                       (Dollars in thousands)
Gross proceeds.................       $3,834                $4,511                 $5,187                    $5,965
Less offering expenses.........         (340)                 (340)                  (340)                     (340)
                                      ------                ------                 ------                    ------
Net proceeds...................        3,494     100.0%      4,171       100.0%     4,847       100.0%        5,625       100.0%
Less:
  Loan to employee
     stock ownership plan......          307       8.8         361         8.7        415         8.6           477         8.5
  Investment in Osage
     Federal...................        1,747      50.0       2,085        50.0      2,423        50.0         2,812        50.0
                                      ------      ----      ------        ----     ------        ----        ------        ----
Proceeds retained by Osage
     Federal Financial, Inc. ..       $1,440      41.2%     $1,725        41.3%    $2,009        41.4%       $2,336        41.5%
                                      ======      ====      ======        ====     ======        ====        ======        ====

         The proceeds retained by Osage Federal Financial, Inc. will be our initial capitalization and used for general business purposes which may include investment in securities, repurchasing shares of our common stock, or paying cash dividends. We will initially invest these proceeds in short to intermediate term securities.

         Osage Federal will use the proceeds invested in it for general business purposes, including originating loans and purchasing securities. We intend to continue our current mix of deposit and loan products, with the latter continuing to consist primarily of residential mortgages and multi-family, commercial and other real estate mortgages. In addition to expanding our core banking business through internal growth, we may also consider expansion opportunities such as the acquisition or construction of new branch locations or the acquisition of other financial institutions. We do not, however, have any current understandings, agreements or arrangements for expansion, either by acquisition of other financial institutions or for the expansion of our branch office network.

         If the employee stock ownership plan does not purchase common stock in the offering, it may purchase shares of common stock in the market after the stock offering. If the purchase price of the common stock is higher than $10 per share, the amount of proceeds required for the purchase by the employee stock ownership plan will increase and the resulting stockholders' equity will decrease.

         The net proceeds may vary significantly because total expenses of the stock offering may be significantly more or less than those estimated. The net proceeds will also vary if the number of shares to be issued in the stock offering are adjusted to reflect a change in the estimated pro forma market value of Osage Federal Financial, Inc. and Osage Federal. The net proceeds will also vary if our employee stock ownership plan purchases shares in the open market at an average cost that is higher or lower than $10.00 per share. Payments for shares made through withdrawals from existing deposit accounts at Osage Federal will not result in the receipt of new funds for investment but will result in a reduction of Osage Federal's deposits and interest expense as funds are transferred from interest-bearing certificates or other deposit accounts.

                                 DIVIDEND POLICY

         After our stock offering, we expect to have adequate capital and earnings to pay cash dividends. We anticipate paying cash dividends on a regular periodic basis; however, the amount of such dividend has not been determined at this time. In making its decision regarding the timing, frequency and initial amount of any dividends, the Board of Directors will consider several factors, including: financial condition; results of operations; tax considerations; alternative investment opportunities available to us; industry standards; and general economic conditions.

         There can be no assurance that dividends will be paid on the stock or that, if paid, dividends will not be reduced or eliminated in future periods.

         Osage Federal Financial, Inc.'s ability to pay dividends also depends on the receipt of dividends from Osage Federal which is subject to a variety of regulatory limitations on the payment of dividends. See Regulation - Regulation of Osage Federal - Dividend and Other Capital Distribution Limitations on page ___. Furthermore, as a condition to the Office of Thrift Supervision giving its authorization to conduct the stock offering, Osage Federal Financial, Inc. has agreed that it will not initiate any action within one year of completion of the stock offering in the furtherance of payment of a special distribution or return of capital to stockholders of Osage Federal Financial, Inc.

         If Osage Federal Financial, Inc. pays dividends to its stockholders, it is anticipated that dividends payable to Osage Federal MHC would be waived. Under Office of Thrift Supervision regulations, public stockholders would not be diluted for any dividends waived by Osage Federal MHC in the event that Osage Federal MHC converts to stock form. See Regulation - Regulation of Osage Federal Financial, Inc. on page ___.

                              MARKET FOR THE STOCK

         Osage Federal Financial, Inc. has never issued capital stock. Consequently, there is not, at this time, any market for the stock. Following the completion of the offering, Osage Federal Financial, Inc. anticipates that its stock will be traded on the over-the-counter market with quotations available on the Over- the-Counter Bulletin Board (the OTCBB). Osage Federal Financial, Inc. expects that Keefe, Bruyette & Woods, Inc. will use its best efforts to make a market in the stock. Making a market may include the solicitation of potential buyers and sellers in order to match buy and sell orders. However, Keefe, Bruyette & Woods, Inc. will not be obligated with respect to these efforts.

         The development of an active trading market depends on the existence of willing buyers and sellers. Due to the small size of the offering, it is highly unlikely that an active trading market will be maintained after the offering. The relatively small amount of stock being issued to the public may make it difficult to buy or sell our stock in the future which may negatively affect the price of the stock and cause significant volatility in the price of our stock. You could have difficulty disposing of your shares and you should not view the shares as a short term investment. You may not be able to sell your shares at a price equal to or above the price you paid.

                                 CAPITALIZATION

         Set forth below is the historical capitalization as of September 30, 2003 of Osage Federal and the pro forma capitalization of Osage Federal Financial, Inc. as of September 30, 2003 after giving effect to the offering. The table also gives effect to the assumptions set forth under Pro Forma Data on page ___. A change in the number of shares sold in the offering may materially affect the pro forma capitalization.

                                                                       Pro Forma Capitalization at September 30, 2003
                                                               ---------------------------------------------------------------------
                                                                                                                        Maximum,
                                              Osage Federal        Minimum           Midpoint          Maximum         as adjusted
                                             Historical, at       1,277,975         1,503,500         1,729,025         1,988,379
                                              September 30,        Shares             Shares           Shares             Shares
                                                  2003          Outstanding        Outstanding      Outstanding       Outstanding(1)
                                             ---------------    -----------        -----------      -----------       --------------
                                                                                  (In thousands)
Deposits(2).................................      $57,379           $57,379           $57,379           $57,379            $57,379
Borrowed funds..............................       11,000            11,000            11,000            11,000             11,000
                                                   ------            ------            ------            ------             ------
Total deposits and borrowed funds...........      $68,379           $68,379           $68,379           $68,379            $68,379
                                                   ======            ======            ======            ======             ======
Stockholders' equity:
  Preferred stock, $0.10 par value,
    5,000,000 shares authorized;
    none to be issued.......................      $    --           $    --           $    --           $    --            $    --
  Common stock, $0.10 par value,
    20,000,000 shares authorized,
    assuming shares outstanding
    as shown(3).............................           --               128               150               173                199
Additional paid-in capital(3)(4)............           --             3,366             4,021             4,674              5,426
Retained earnings(5)........................        7,652             7,552             7,552             7,552              7,552
Accumulated other comprehensive
   income...................................          (35)              (35)              (35)              (35)               (35)
Less:
  Common stock acquired by
    employee stock ownership plan(6)........           --              (307)             (361)             (415)              (477)
  Common stock acquired by restricted
     stock plan(7)..........................           --              (256)             (301)             (346)              (398)
                                                  -------           -------           -------           -------            -------
Total stockholders' equity..................      $ 7,617           $10,448           $11,026           $11,603            $12,267
                                                  =======           =======           =======           =======            =======

--------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the independent valuation and a commensurate increase in the offering range of up to 15% to reflect changes in market and financial conditions.

(2) Does not reflect withdrawals from deposit accounts for the purchase of stock in the offering. Any withdrawals would reduce pro forma deposits by an amount equal to the withdrawals.

(3) Non-historical data includes shares to be held by Osage Federal MHC after completion of the stock offering. No effect has been given to the issuance of additional shares of stock pursuant to any stock option plan that may be adopted by Osage Federal Financial, Inc. and presented for approval by the stockholders after the offering. An amount equal to 5% of the total number of shares issued in the offering to the public shareholders and to Osage Federal MHC would be reserved for issuance upon the exercise of options to be granted under the stock option plan following the stock offering. See Management - Potential Stock Benefit Plans - Stock Option Plan on page ___.

(4) Additional paid-in capital amounts under pro forma capitalization are net of stock offering expenses. Actual capitalization at September 30, 2003 consists of the existing capitalization of Osage Federal and this amount is also included under pro forma capitalization.

(5) Assumes that Osage Federal will initially capitalize Osage Federal MHC with $100,000.

(6) Assumes that 8% of the shares issued in the offering to persons other than Osage Federal MHC will be purchased by the employee stock ownership plan, and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Osage Federal Financial, Inc., concurrent with the offering. See Summary - Osage Federal Financial, Inc. on page ___. For an estimate of the impact of the loan on earnings, see Pro Forma Data on page ___. Osage Federal intends to make scheduled discretionary contributions to the employee stock ownership plan sufficient to enable the plan to service and repay its debt over a ten year period. The amount of shares to be acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page ___. If the employee stock ownership plan is unable to purchase stock in the stock offering due to an oversubscription in the offering by eligible account holders having first priority, and the purchase price in the open market is greater than the original $10.00 price per share, there will be a corresponding reduction in stockholders' equity. See The Stock Offering - Subscription Offering - Subscription Rights on page ___.

(7) Assumes that an amount equal to 2% of the total number of shares issued in the offering to the public shareholders and to Osage Federal MHC is purchased by the restricted stock plan following the stock offering. The stock purchased by the restricted stock plan is reflected as a reduction of stockholders' equity. See footnote (2) to the table under Pro Forma Data on page ___. If the restricted stock plan is adopted within one year of the completion of the offering, the plan will be limited to 1.5% of the total number of shares issued, or 22,552 shares at the midpoint, if Osage Federal does not have tangible capital of at least 10% at the time the plan is established. See Management - Potential Stock Benefit Plans - Restricted Stock Plan on page ___.

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the stock cannot be determined until the offering is completed. However, investable net proceeds to Osage Federal Financial, Inc. are currently estimated to be between approximately $3.5 million and $4.8 million at the minimum and maximum of the offering range, respectively (or $5.6 million at the maximum, as adjusted, if the independent valuation is increased by 15%) based on the following assumptions:

          o an amount equal to the cost of purchasing 8% of the shares issued in the offering to persons other than Osage Federal MHC will be loaned to the employee stock ownership plan to fund its purchase;

          o an amount equal to 2% of the total number of shares issued in the offering to the public shareholders and to Osage Federal MHC will be awarded pursuant to the restricted stock plan adopted no sooner than six months following the offering, funded through open market purchases; and

          o    expenses  of  the  offering  are  estimated  to be  approximately
               $340,000.

          o    Osage  Federal  MHC  is  initially   capitalized   with  $100,000
               contributed by Osage Federal.

         We have prepared the following table, which sets forth Osage Federal's historical net income and stockholders' equity prior to the offering and Osage Federal Financial, Inc.'s pro forma net income and stockholders' equity following the offering. In preparing this table and in calculating pro forma data, we have made the following assumptions:

          o Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 2.15%, which approximates the yield on a three-year U.S. Treasury bill on September 30, 2003. The yield on a three-year U.S. Treasury bill, rather than an arithmetic average of the average yield on interest-earning assets and the average rate paid on deposits, has been used to estimate income on net proceeds because it is believed that the three-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering.

          o The pro forma after-tax yield on the net proceeds is assumed to be 1.33% for the three months ended September 30, 2003 and for the year ended June 30, 2003, based on an effective tax rate of 38.00% for both periods.

          o We did not include any withdrawals from deposit accounts to purchase shares in the offering.

          o Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma net earnings per share to give effect to the purchase of shares by the employee stock ownership plan.

          o Pro forma stockholders' equity amounts have been calculated as if the stock had been sold on September 30, 2003 and June 30, 2003, respectively, and no effect has been given to the assumed earnings effect of the transactions.

         The following pro forma data relies on the assumptions we outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if Osage Federal Financial, Inc. were liquidated. The pro forma data does not predict how much we will earn in the future. You should not use the following information to predict future results of operations.

         The tables on the following pages summarize historical data of Osage Federal and pro forma data of Osage Federal Financial, Inc. at or for the three months ended September 30, 2003 and at or for the year ended June 30, 2003 based on the assumptions set forth above and in the notes to the tables and should not be used as a basis for projections of market value of the stock following the stock offering. No effect has been given in the tables to the possible issuance of additional stock reserved for future issuance pursuant to a stock option plan that may be adopted by the Board of Directors of Osage Federal Financial, Inc. and approved by stockholders following the stock offering. See Management - Potential Stock Benefit Plans - Stock Option Plan on page ___.

                                                        At or For the Three Months Ended September 30, 2003
                                                    ----------------------------------------------------------
                                                                                                    Maximum,
                                                       Minimum       Midpoint         Maximum      as adjusted
                                                       383,393        451,050         518,708      596,514
                                                      Shares at      Shares at       Shares at     Shares at
                                                      $10.00 per     $10.00 per      $10.00 per    $10.00 per
                                                         share          share           share        share
                                                       -------       --------         -------      -----------
                                                     (Dollars in thousands, except share and per share amounts)

Gross proceeds ...................................   $     3,834    $     4,511    $     5,187    $     5,965
Less: Expenses ...................................          (340)          (340)          (340)          (340)
                                                     -----------    -----------    -----------    -----------
   Estimated net proceeds ........................         3,494          4,171          4,847          5,625
Less: ESOP funded by Osage Federal Financial, Inc.          (307)          (361)          (415)          (477)
Less: Restricted stock plan adjustment ...........          (256)          (301)          (346)          (398)
Less: MHC capitalization .........................          (100)          (100)          (100)          (100)
                                                     -----------    -----------    -----------    -----------
   Estimated investable net proceeds .............   $     2,831    $     3,409    $     3,986    $     4,650
                                                     ===========    ===========    ===========    ===========

Net Income:
   Historical ....................................   $       110    $       110    $       110    $       110
   Pro forma income on investable net proceeds ...             9             11             13             15
   Pro forma ESOP adjustments(1) .................            (5)            (6)            (6)            (7)
   Pro forma restricted stock plan adjustment(2) .            (8)            (9)           (11)           (12)
                                                     -----------    -----------    -----------    -----------
   Pro forma net income(1)(3)(4) .................   $       106    $       106    $       106    $       106
                                                     ===========    ===========    ===========    ===========

Per share net income:
   Historical ....................................   $      0.09    $      0.07    $      0.07    $      0.06
   Pro forma income on investable net proceeds ...          0.01           0.01           0.01           0.01
   Pro forma ESOP adjustments(1) .................          --             --             --             --
   Pro forma restricted stock plan adjustment(2) .         (0.01)         (0.01)         (0.01)         (0.01)
                                                     -----------    -----------    -----------    -----------
   Pro forma net income per share(1)(3)(4) .......   $      0.09    $      0.07    $      0.07    $      0.06
                                                     ===========    ===========    ===========    ===========

Shares used in calculation of income per share (1)     1,248,070      1,468,318      1,688,566      1,941,851

Stockholders' equity:
   Historical ....................................   $     7,617    $     7,617    $     7,617    $     7,617
   Estimated net proceeds ........................         3,494          4,171          4,847          5,625
   Less: Common Stock acquired by the ESOP(1) ....          (307)          (361)          (415)          (477)
   Less: Common Stock acquired by the restricted
            stock plan(2) ........................          (256)          (301)          (346)          (398)
   Less:  MHC capitalization .....................          (100)          (100)          (100)          (100)
                                                     -----------    -----------    -----------    -----------
   Pro forma stockholders' equity(1)(3)(4) .......   $    10,448    $    11,026    $    11,603    $    12,267
                                                     ===========    ===========    ===========    ===========

Stockholders' equity per share:
   Historical ....................................   $      5.96    $      5.07    $      4.41    $      3.83
   Estimated net proceeds ........................          2.73           2.77           2.80           2.83
   Less: Common Stock acquired by the ESOP(1) ....         (0.24)         (0.24)         (0.24)         (0.24)
   Less: Common stock acquired by the restricted
stock ............................................         (0.20)         (0.20)         (0.20)         (0.20)
            plan(2)
   Less: MHC capitalization ......................         (0.08)         (0.07)         (0.06)         (0.05)
                                                     -----------    -----------    -----------    -----------
   Pro forma stockholders' equity per share(4) ...   $      8.17    $      7.33    $      6.71    $      6.17
                                                     ===========    ===========    ===========    ===========

Offering price as a percentage of pro forma
  stockholders' equity per share..................        121.21%        135.14%        147.71%        160.77%
                                                     ===========    ===========    ===========    ===========
Offering price to pro forma net income per share..         27.78x         35.71x         35.71x         41.67x
Shares used in calculation of stockholders' equity
  per share.......................................     1,277,975      1,503,500      1,729,025      1,988,379

                                                                             (Footnotes on following page)

------------
(1) Assumes that 8% of the shares issued in the offering to persons other than Osage Federal MHC will be purchased by Osage Federal's employee stock ownership plan and that the plan will borrow funds from Osage Federal Financial, Inc. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. Osage Federal intends to make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. This table assumes a 10-year amortization period. See Management - Potential Stock Benefit Plans
     - Employee Stock Ownership Plan on page ___. The pro forma net earnings assumes: (i) that Osage Federal's contribution to the employee stock ownership plan for the principal portion of the debt service requirement for the three months ended September 30, 2003 was made at the end of the period; (ii) that 767, 902, 1,037 and 1,193 shares at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, were committed to be released during the three months ended September 30, 2003, at an average fair value of $10.00 per share and were accounted for as a charge to expense in accordance with Statement of Position No. 93-6; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. All employee stock ownership plan shares were considered outstanding for purposes of the stockholders' equity per share calculations.

(2) Gives effect to the restricted stock plan that may be adopted by Osage Federal following the stock offering and presented for approval at a meeting of stockholders to be held after completion of the stock offering. If the restricted stock plan is approved by Osage Federal Financial, Inc.'s stockholders, the restricted stock plan would be expected to acquire an amount of stock equal to 2% of the total number of shares issued in the offering to the public shareholders and to Osage Federal MHC, or 25,560, 30,080, 34,580 and 39,760 shares of stock respectively at the minimum, midpoint, maximum and 15% above the maximum of the range through open market purchases. Funds used by the restricted stock plan to purchase the shares will be contributed to the restricted stock plan by Osage Federal. In calculating the pro forma effect of the restricted stock plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the restricted stock plan at the beginning of the three months ended September 30, 2003 through open market purchases, at $10.00 per share, and that 10% of the amount contributed was amortized to expense during the three months ended September 30, 2003. The restricted stock plan will be amortized over 5 years. The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.96% and pro forma net income per share for the three months ended September 30, 2003 would be $0.08, $0.07, $0.06 and $0.05 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share at September 30, 2003 would be $8.02, $7.19, $6.58 and $6.05 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the restricted stock plan will be obtained, or the actual purchase price of the shares will be equal to $10.00 per share. If the restricted stock plan is adopted within one year of the completion of the offering, the plan will be limited to 1.5% of the total number of shares issued, or 22,552 shares at the midpoint, if Osage Federal does not have tangible capital of at least 10% at the time the plan is established. See Management - Potential Stock Benefit Plans - Restricted Stock Plan on page ___.

(3) The retained earnings of Osage Federal Financial, Inc. and Osage Federal will continue to be substantially restricted after the stock offering. See Dividend Policy on page ___ and Regulation - Regulation of Osage Federal - Dividends and Other Capital Distribution Limitations on page ___.

(4) No effect has been given to the issuance of additional shares of stock pursuant to the stock option plan that may be adopted by Osage Federal Financial, Inc. following the stock offering which, in turn, would be presented for approval at a meeting of stockholders to be held after the completion of the stock offering. If the stock option plan is presented and approved by stockholders, an amount equal to 5% of the total number of shares issued in the offering to the public shareholders and to Osage Federal MHC, or 63,900, 75,200, 86,450 and 99,400 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%. Assuming stockholder approval of the stock option plan and the exercise of all options at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.08, $0.07, $0.06 and $0.05, respectively at the minimum, midpoint, maximum and 15% above the maximum of the range for the three months ended September 30, 2003; pro forma stockholders' equity per share would be $8.26, $7.46, $6.87 and $6.35, respectively at the minimum, midpoint, maximum and 15% above the maximum of the range at September 30, 2003. See Management - Potential Stock Benefit Plans - Stock Option Plan on page ___.

                                                                      At or For the Year Ended June 30, 2003
                                                         ----------------------------------------------------------
                                                                                                         Maximum,
                                                            Minimum       Midpoint         Maximum      as adjusted
                                                            383,393        451,050         518,708      596,514
                                                           Shares at      Shares at       Shares at     Shares at
                                                           $10.00 per     $10.00 per      $10.00 per    $10.00 per
                                                              share          share           share        share
                                                            -------       --------         -------      -----------
                                                          (Dollars in thousands, except share and per share amounts)

Gross proceeds .......................................   $     3,834     $     4,511     $     5,187     $     5,965
Less: Expenses .......................................          (340)           (340)           (340)           (340)
                                                         -----------     -----------     -----------     -----------
   Estimated net proceeds ............................         3,494           4,171           4,847           5,625
Less: ESOP funded by Osage Federal Financial, Inc. ...          (307)           (361)           (415)           (477)
Less: Restricted stock plan adjustment ...............          (256)           (301)           (346)           (398)
Less: MHC capitalization .............................          (100)           (100)           (100)           (100)
                                                         -----------     -----------     -----------     -----------
   Estimated investable net proceeds .................   $     2,831     $     3,409     $     3,986     $     4,650
                                                         ===========     ===========     ===========     ===========

Net Income:
   Historical ........................................   $       531     $       531     $       531     $       531
   Pro forma income on investable net proceeds .......            38              45              53              62
   Pro forma ESOP adjustments(1) .....................           (19)            (22)            (26)            (30)
   Pro forma restricted stock plan adjustment(2) .....           (32)            (37)            (43)            (49)
                                                         -----------     -----------     -----------     -----------
   Pro forma net income(1)(3)(4) .....................   $       518     $       517     $       515     $       514
                                                         ===========     ===========     ===========     ===========

Per share net income:
   Historical ........................................   $      0.42     $      0.36     $      0.31     $      0.27
   Pro forma income on investable net proceeds .......          0.03            0.03            0.03            0.03
   Pro forma ESOP adjustments(1) .....................         (0.02)          (0.01)          (0.02)          (0.02)
   Pro forma restricted stock plan adjustment(2) .....         (0.03)          (0.03)          (0.03)          (0.03)
                                                         -----------     -----------     -----------     -----------
   Pro forma net income per share(1)(3)(4) ...........   $      0.40     $      0.35     $      0.29     $      0.25
                                                         ===========     ===========     ===========     ===========

Shares used in calculation of income per share (1) ...     1,250,371       1,471,024       1,691,678       1,945,430

Stockholders' equity:
   Historical ........................................   $     7,541     $     7,541     $     7,541     $     7,541
   Estimated net proceeds ............................         3,494           4,171           4,847           5,625
   Less: Common Stock acquired by the ESOP(1) ........          (307)           (361)           (415)           (477)
   Less: Common Stock acquired by the restricted stock
            plan(2) ..................................          (256)           (301)           (346)           (398)
   Less: MHC capitalization ..........................          (100)           (100)           (100)           (100)
                                                         -----------     -----------     -----------     -----------
   Pro forma stockholders' equity(1)(3)(4) ...........   $    10,372     $    10,950     $    11,527     $    12,191
                                                         ===========     ===========     ===========     ===========

Stockholders' equity per share:
   Historical ........................................   $      5.90     $      5.01     $      4.36     $      3.79
   Estimated net proceeds ............................          2.73            2.77            2.80            2.83
   Less: Common Stock acquired by the ESOP(1) ........         (0.24)          (0.24)          (0.24)          (0.24)
   Less: Common stock acquired by the restricted stock
             plan(2) .................................         (0.20)          (0.20)          (0.20)          (0.20)
   Less: MHC capitalization ..........................         (0.08)          (0.07)          (0.06)          (0.05)
                                                         -----------     -----------     -----------     -----------
   Pro forma stockholders' equity per share(4) .......   $      8.11     $      7.27     $      6.66     $      6.13
                                                         ===========     ===========     ===========     ===========

Offering price as a percentage of pro forma
  stockholders' equity per share .....................        122.10%         136.24%         148.81%         161.81%
                                                         ===========     ===========     ===========     ===========
Offering price to pro forma net income per share .....        25.00x          28.57x          34.48x          40.00x
Shares used in calculation of stockholders' equity
  per share ..........................................     1,277,975       1,503,500       1,729,025       1,988,379

                                                                                       (Footnotes on following page)

--------------
(1) Assumes that 8% of the shares issued in the offering to persons other than Osage Federal MHC will be purchased by Osage Federal's employee stock ownership plan and that the plan will borrow funds from Osage Federal Financial, Inc. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. Osage Federal intends to make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. This table assumes a 10-year amortization period. See Management - Potential Stock Benefit Plans
     - Employee Stock Ownership Plan on page ___. The pro forma net earnings assumes: (i) that Osage Federal's contribution to the employee stock ownership plan for the principal portion of the debt service requirement for year ended June 30, 2003 was made at the end of the period; (ii) that 3,067, 3,608, 4,150 and 4,772 shares at the minimum, midpoint, maximum, and 15% above the maximum of the range, respectively, were committed to be released during the year ended June 30, 2003, at an average fair value of $10.00 per share and were accounted for as a charge to expense in accordance with Statement of Position No. 93-6; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. All employee stock ownership plan shares were considered outstanding for purposes of the stockholders' equity per share calculations.

(2) Gives effect to the restricted stock plan that may be adopted by Osage Federal following the stock offering and presented for approval at a meeting of stockholders to be held after completion of the stock offering. If the restricted stock plan is approved by Osage Federal Financial, Inc.'s stockholders, the restricted stock plan would be expected to acquire an amount of stock equal to 2% of the total number of shares issued in the offering to the public shareholders and to Osage Federal MHC, or 25,560, 30,080, 34,580 and 39,760 shares of stock respectively at the minimum, midpoint, maximum and 15% above the maximum of the range through open market purchases. Funds used by the restricted stock plan to purchase the shares will be contributed to the restricted stock plan by Osage Federal. In calculating the pro forma effect of the restricted stock plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the restricted stock plan at the beginning of the year ended June 30, 2003 through open market purchases, at $10.00 per share, and that 20% of the amount contributed was amortized to expense during the year ended June 30, 2003. The restricted stock plan will be amortized over 5 years. The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.96% and pro forma net income per share for the year ended June 30, 2003 would be $0.41, $0.35, $0.30 and $0.26 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, and pro forma stockholders' equity per share at June 30, 2003 would be $7.96, $7.14, $6.54 and $6.01 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that stockholder approval of the restricted stock plan will be obtained, or the actual purchase price of the shares will be equal to $10.00 per share. If the restricted stock plan is adopted within one year of the completion of the offering, the plan will be limited to 1.5% of the total number of shares issued, or 22,552 shares at the midpoint, if Osage Federal does not have tangible capital of at least 10% at the time the plan is established. See Management - Potential Stock Benefit Plans - Restricted Stock Plan on page ___.

(3) The retained earnings of Osage Federal Financial, Inc. and Osage Federal will continue to be substantially restricted after the stock offering. See Dividend Policy on page ___ and Regulation - Regulation of Osage Federal - Dividends and Other Capital Distribution Limitations on page ___.

(4) No effect has been given to the issuance of additional shares of stock pursuant to the stock option plan that may be adopted by Osage Federal Financial, Inc. following the stock offering which, in turn, would be presented for approval at a meeting of stockholders to be held after the completion of the stock offering. If the stock option plan is presented and approved by stockholders, an amount equal to 5% of the total number of shares issued in the offering to the public shareholders and to Osage Federal MHC, or 63,900, 75,200, 86,450 and 99,400 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.76%. Assuming stockholder approval of the stock option plan and the exercise of all options at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.39, $0.33, $0.29 and $0.25, respectively at the minimum, midpoint, maximum and 15% above the maximum of the range for the year ended June 30, 2003, pro forma stockholders' equity per share would be $8.21, $7.41, $6.83 and $6.31, respectively at the minimum, midpoint, maximum and 15% above the maximum of the range at June 30, 2003. See Management - Potential Stock Benefit Plans - Stock Option Plan on page ___.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The following table presents Osage Federal's historical and pro forma capital position relative to its capital requirements as of September 30, 2003. Pro forma capital levels assume receipt by Osage Federal of 50% of the net proceeds. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see Use of Proceeds, Capitalization and Pro Forma Data on pages ___ and ___. The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Osage Federal, see Regulation - Regulation of Osage Federal - Regulatory Capital Requirements on page ___.

                                                                      Pro Forma at September 30, 2003
                                           -----------------------------------------------------------------------------------------
                                                                                                               Maximum, as adjusted
                           Actual, at       Minimum $3,833,930   Midpoint $4,510,500    Maximum $5,187,080         $5,965,140
                       September 30, 2003      Offering              Offering               Offering               Offering (1)
                       ------------------   -------------------  --------------------   --------------------  ----------------------
                                Percentage          Percentage            Percentage             Percentage           Percentage
                      Amount   of Assets(2) Amount of Assets(2)  Amount  of Assets(2)   Amount  of Assets(2)   Amount of Assets(2)
                      ------   ------------ ------ ------------  ------  ------------   ------  ------------   ------ ------------
                                                                   (Dollars in thousands)
GAAP Capital(3)....  $7,617         9.86%   $8,751    11.16%     $8,991       11.43%    $9,230      11.70%     $9,504      12.01%
                     ======         ====    ======    =====      ======       =====     ======      =====      ======      =====

Tangible Capital...  $7,626         9.86%   $8,760    11.17%     $9,000       11.44%    $9,239      11.71%     $9,513      12.01%
Tangible Capital
  Requirement......   1,160         1.50     1,177     1.50       1,180        1.50      1,184       1.50       1,188       1.50
                     ------        -----    ------    -----      ------       -----     ------      -----      ------      -----
Excess.............  $6,466         8.36%   $7,583     9.67%     $7,820        9.94%    $8,055      10.21%     $8,325      10.51%
                     ======         ====    ======     ====      ======        ====     ======      =====      ======      =====

Core Capital.......  $7,626         9.86%   $8,760    11.17%     $9,000       11.44%    $9,239      11.71%     $9,513      12.01%
Core Capital
  Requirement(4)...   3,092         4.00     3,138     4.00       3,147        4.00      3,157       4.00       3,168       4.00
                     ------        -----    ------    -----      ------       -----     ------      -----      ------      -----
Excess.............  $4,534         5.86%   $5,622     7.17%     $5,853        7.44%    $6,082       7.71%     $6,345       8.01%
                     ======         ====    ======     ====      ======        ====     ======       ====      ======       ====

Total Risk-Based
  Capital(5)(6)....  $7,981        22.18%   $9,115    25.17%     $9,355       25.80%    $9,594      26.42%     $9,868      27.14%
Risk-Based Capital
  Requirement......   2,879         8.00     2,897     8.00       2,901        8.00      2,905       8.00       2,909       8.00
                     ------        -----    ------    -----      ------       -----     ------      -----      ------      -----
Excess.............  $5,102        14.18%   $6,218    17.17%     $6,454       17.80%    $6,689      18.42%     $6,959      19.14%
                     ======        =====    ======    =====      ======       =====     ======      =====      ======      =====

-------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the offerings.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of risk-weighted assets.
(3) Generally accepted accounting principles, referred to as "GAAP," capital includes unrealized gain (loss) on available-for-sale securities, net, which is not included as regulatory capital.
(4) The current Office of Thrift Supervision core capital requirement for savings banks is 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See Regulation - Regulation of Osage Federal - Regulatory Capital Requirements on page ___.
(5)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  20%
     risk-weighting.
(6) The difference between equity under GAAP and regulatory core capital is attributable to the deduction of disallowed servicing assets of $26,000 and the addition of accumulated other comprehensive loss of $35,000. Regulatory risk based capital additionally includes general loan loss reserves of $355,000.

                        SELECTED FINANCIAL AND OTHER DATA

         The following financial information and other data in this section is derived from Osage Federal's audited financial statements for the fiscal years ended June 30, 2003 and 2002 and unaudited financial statements for the three months ended September 30, 2003 and 2002, and should be read together with the financial statements and the notes thereto beginning on page F-1 of this document. In the opinion of management, all adjustments consisting of normal recurring adjustments that are necessary for a fair presentation of the interim periods have been reflected. The results of operations and other data presented for the three-month period ended September 30, 2003 do not necessarily indicate the results that may be expected for the fiscal year ending June 30, 2004 or any other period.



                                          At or For           At or For
                                     Three Months Ended       Year Ended
                                        September 30,          June 30,
                                      -----------------   -----------------
                                       2003      2002      2003      2002
                                      -------   -------   -------   -------
Balance Sheet Data:                               (In thousands)
Assets ............................   $77,278   $79,557   $78,523   $77,879
Loans receivable, net .............    47,234    50,606    46,342    51,919
Loans held-for-sale ...............        55       604     1,281       467
Securities ........................    20,344    17,418    17,974    15,339
Cash and cash equivalents .........     6,882     8,210    10,114     7,318
Deposits ..........................    57,379    58,915    58,833    58,848
FHLB advances .....................    11,000    12,000    11,000    11,000
Total equity ......................     7,617     7,181     7,541     7,010

Summary of Operations:
Interest income ...................   $ 1,007   $ 1,256   $ 4,494   $ 5,190
Interest expense ..................       505       656     2,378     2,942
                                      -------   -------   -------   -------
Net interest income ...............       502       600     2,116     2,248
Provision for loan losses .........         -         -         -         -
                                      -------   -------   -------   -------
Net interest income after provision
  for loan losses .................       502       600     2,116     2,248
Noninterest income ................       237       231       921       694
Noninterest expense ...............       562       563     2,183     2,053
                                      -------   -------   -------   -------
Income before income taxes ........       177       268       854       889
Provisions for income taxes .......        67       102       323       336
                                      -------   -------   -------   -------
Net income ........................   $   110   $   166   $   531   $   553
                                      =======   =======   =======   =======

Actual number (not in thousands):
Real estate loans outstanding .....     1,135     1,223     1,149     1,236
Deposit accounts ..................     5,167     5,164     5,215     5,166
Offices ...........................         2         2         2         2

                                                                 At or For                At or For
                                                               Three Months Ended        Year Ended
                                                                  September 30,           June 30,
                                                               ------------------    ------------------
                                                                 2003       2002       2003       2002
                                                               -------    -------    -------    -------
Performance Ratios (1):
  Return on average assets (net income divided by
     average total assets) .............................         0.56%      0.83%      0.67%      0.72%

  Return on average equity (net income divided by
     average equity) ...................................         5.76       9.28       7.27       8.21

  Interest rate spread .................................         2.21       2.63       2.31       2.50

  Net interest margin on average interest-earning assets         2.61       3.08       2.73       2.99

  Average interest-earning assets to average
     interest-bearing liabilities ......................       115.27     113.34     113.60     112.47

  Efficiency ratio (noninterest expense divided by the
    sum of net interest income and noninterest income) .        76.05      67.75      71.88      69.78

Asset Quality Ratios:
  Non-performing loans to total loans, net .............         0.11       0.12       0.30       0.10

  Non-performing assets to total assets ................         0.22       0.09       0.33       0.18

  Net charge-offs to average loans outstanding .........         0.00       0.00       0.00       0.00

  Allowance for loan losses to total loans .............         0.83       0.79       0.85       0.77

  Allowance for loan losses to non-performing loans ....       801.96     801.96     292.14     801.96

Capital Ratios:
  Average equity to average assets
     (average equity divided by average total assets) ..         9.70       8.98       9.21       8.74

  Equity to assets at period end .......................         9.86       9.03       9.60       9.00

---------------------
(1) Certain performance ratios for the three-month periods ended September 30, 2003 and 2002 are annualized, where appropriate.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion and analysis reflects Osage Federal's financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Osage Federal's Financial Statements and accompanying Notes to Financial Statements beginning on page F-1 of this document, and the other statistical data provided in this prospectus. Unless otherwise indicated, the financial information presented in this section reflects the financial condition and operations of Osage Federal.

General

         Osage Federal's results of operations depend primarily on its net interest income and gains on sales of mortgages. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on interest-bearing liabilities. It is a function of the average balances of loans and investment securities versus deposits and borrowed funds outstanding in any one period and the yields earned on those loans and investments and the cost of those deposits and borrowed funds. Our interest-earning assets consist primarily of residential mortgage loans, multi-family and commercial real estate mortgage loans, and residential mortgage-related securities. Interest-bearing liabilities consist primarily of retail deposits and borrowings from the Federal Home Loan Bank. Our results of operations also depend on our provision for loan losses, non-interest income and non-interest expense. Non-interest expense includes salaries and employee benefits, occupancy expenses and other general and administrative expenses. Non-interest income includes service fees and charges.

         Our results of operations may also be affected significantly by changes in market interest rates, economic and competitive conditions in our market area, and changes in applicable laws, regulations or governmental policies. Furthermore, because our lending activity is concentrated in loans secured by real estate located in Oklahoma, downturns in the regional economy encompassing Oklahoma could have a negative impact on our earnings.


Business Strategy

         Our business strategy has been to operate as a well-capitalized independent financial institution dedicated to providing quality service at competitive prices and emphasizing local control and decision- making. Generally, we have sought to implement this strategy by maintaining a substantial part of our assets in loans secured by one- to four-family residential real estate located in our market area. To the extent that new deposits have exceeded loan originations, we have invested these deposits primarily in mortgage-backed securities. We intend to continue to emphasize a variety of deposit and loan products, with the latter consisting primarily of one-to-four family mortgages, and multi-family and commercial real estate mortgage loans.

         During the past few years, long-term interest rates have declined to record low levels and much of our lending has involved the refinancing of existing mortgages for long-term fixed-rate loans at the current rate. We have generally chosen to sell these mortgages rather than hold them in portfolio to reduce our exposure to interest rate risk. We have derived a significant portion of our income from gains on sales of residential mortgage loans to Freddie Mac, a U.S. government-sponsored enterprise in the business of purchasing residential mortgages from thrifts and other eligible seller/servicers. As interest rates have recently stabilized, refinancing activity has slowed and we have not originated as many long-term, fixed- rate loans for sale to Freddie Mac.
Consequently, we have begun to emphasize the origination of shorter term fixed-rate loans and adjustable-rate loans for portfolio consistent with our asset/liability management policies. There can be no assurance, however, that we will be able to originate sufficient loans for portfolio to compensate for the anticipated decline in income from gains of sales of loans.

Management of Interest Rate Risk and Market Risk

         Qualitative Analysis. Because the majority of our assets and liabilities are sensitive to changes in interest rates, a significant form of market risk for us is interest rate risk, or changes in interest rates. We are vulnerable to an increase in interest rates to the extent that interest-bearing liabilities mature or reprice more rapidly than interest-earning assets. Our assets include long-term (primarily 15-year), fixed- rate loans and investments, while our primary source of funds is deposits with substantially shorter maturities. Although having interest-bearing liabilities that reprice more frequently than interest-earnings assets is generally beneficial to net interest income during a period of declining interest rates, this type of an asset/liability mismatch is generally detrimental during periods of rising interest rates.

         The Board of Directors has established an Asset/Liability Committee ("ALCO") that consists of President Mark S. White, Executive Vice President and Chief Lending Officer Richard Trolinger, Senior Vice President Martha Hayes, Vice President, Chief Financial Officer and Treasurer Sue Allen Smith, and New Accounts Manager Evelyn Laird. The committee meets on a monthly basis to review current investments; average lives, durations and repricing frequencies of loans and securities; loan and deposit pricing and production volumes and alternative funding sources; interest rate risk analysis; liquidity and borrowing needs; and a variety of other assets and liability management topics. A synopsis of each meeting is reported to the full Board monthly.

         To reduce the effect of interest rate changes on net interest income, we have adopted various strategies intended to enable us to improve the matching of interest-earning asset maturities to interest-bearing liability maturities. The main elements of these strategies include seeking to:

          o originate loans with adjustable-rate features or fixed-rate loans with short maturities, such as home equity and consumer loans;

          o lengthen the maturities of time deposits and borrowings when it would be cost effective through the proactive pricing and promotion of certificates of deposit and utilization of FHLB advances;

          o increase core deposits (i.e., transaction and savings accounts) which tend to be less interest rate sensitive; and

          o purchase intermediate and adjustable-rate securities for the securities portfolio that provide a stable cash flow, thereby providing investable funds in varying interest rate cycles.

         Quantitative Analysis. Exposure to interest rate risk is actively monitored by management. The Bank's objective is to maintain a consistent level of profitability within acceptable risk tolerances across a broad range of potential interest rate environments. We use the OTS Net Portfolio Value ("NPV") Model to monitor our exposure to interest rate risk which calculates changes in net portfolio value. Reports generated from assumptions provided and modified by management are reviewed by the Asset/Liability Management Committee and reported to the Board of Directors quarterly. The Interest Rate Sensitivity of Net Portfolio Value Report shows the degree to which balance sheet line items and the net portfolio value are potentially affected by a 100 to 300 basis point (1/100th of a percentage point) upward and downward shift (shock) in the Treasury yield curve.

         The following table presents Osage Federal's NPV as of September 30, 2003. The NPV was calculated by the OTS, based on information provided by Osage Federal. At September 30, 2003, the Bank was in compliance with the interest rate risk limits established by the Board of Directors.



                                                  Net Portfolio Value
                   Net Portfolio Value       as % of Present Value of Assets
                 -----------------------     -------------------------------

   Changes in                                        Net Portfolio  Basis Point
    Rates(1)     $ Amount       $ Change   % Change   Value Ratio     Change
    --------     --------       --------   --------   -----------     ------
                  (Dollars in thousands)
+300 bp           $8,271       $(1,192)      (13)%      10.74%       -103 bp
+200 bp            8,946          (517)       (5)%      11.42         -35 bp
+100 bp            9,367           (96)       (1)%      11.78          +1 bp
   0 bp            9,463            --        --        11.77          --
-100 bp            9,274          (189)       (2)%      11.44         -33 bp

------------
(1) The -200bp and -300bp scenarios are not reported due to the low prevailing interest rate environment.

         Future interest rates or their effect on NPV or net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in this type of computation. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react at different times and in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets such as adjustable rate mortgages, generally have features that restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making calculations set forth above. Additionally, an increased credit risk may result as the ability of many borrowers to service their debts may decrease in the event of an interest rate increase.

Critical Accounting Policies, Judgments and Estimates

         The accounting and reporting policies of Osage Federal conform with the accounting principles generally accepted in the United States of America and general practices within the financial services industry. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

         Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates. If actual results are different than management's judgments and estimates, Osage Federal's financial results could change, and such change could be material to Osage Federal.

         Allowance for Loan Losses. Osage Federal considers that the determination of the allowance for loan losses involves a higher degree of judgment and complexity than its other significant accounting policies. The balance in the allowance for loan losses is determined based on management's review and evaluation of the loan portfolio in relation to past loss experience, the size and composition of the portfolio, current economic events and conditions, and other pertinent factors, including management's assumptions as to future delinquencies, recoveries and losses. All of these factors may be susceptible to significant change. To the extent actual outcomes differ from management's estimates, additional provisions for loan losses may be required that would adversely impact earnings in future periods.

         Intangible Assets. Intangible assets such as mortgage servicing rights are subject to quarterly impairment tests and amortization of the asset through a charge to expense. To the extent the outcome of the impairment tests differ from the carrying value, additional charges to expense could be required to reduce the carrying value to fair value, which would adversely impact earnings in future periods. For purposes of measuring impairment, mortgage servicing rights are stratified based on the predominant risk characteristics of the underlying loans. The predominant characteristics currently used for stratification are contractual maturity and interest rate.

Comparison of Financial Condition at September 30, 2003 and June 30, 2003

         Our total assets decreased by $1.2 million to $77.3 million at September 30, 2003 from $78.5 million at June 30, 2003 primarily due to a 95.7% decrease in loans held for sale to $55,000 at September 30, 2003 from $1.3 million at June 30, 2003. The decline in loans held-for-sale reflects the decrease in refinancing activity during the quarter as interest rates stabilized. A $3.2 million, or 32.0%, decrease in cash and cash equivalents was offset by a $2.4 million, or 13.2%, increase in securities. Cash and cash equivalents decreased to $6.9 million (consisting primarily of FHLB overnight funds) at September 30, 2003 from $10.1 million at June 30, 2003. Securities increased to $20.3 million at September 30, 2003 from $18.0 million at June 30, 2003, reflecting primarily a 21.3% increase in securities classified as available-for-sale because of additional purchases. Loans receivable, net remained relatively unchanged, increasing by $892,000, or 1.9%, to $47.2 million at September 30, 2003 from $46.3 million at June 30, 2003. This increase in loans receivable, net primarily resulted from an $831,000, or 18.9%, increase in multi-family and commercial real estate loans.

         Our total liabilities decreased due to a decline in total deposits to $57.4 million at September 30, 2003 from $58.8 million at June 30, 2003, a $1.5 million, or 2.5% decline. A $2.1 million, or 5.7%, decrease in certificates of deposit was partially offset in part by a $711,000 increase in money market accounts.

         Equity increased $76,000 to $7.6 million at September 30, 2003 from $7.5 million at June 30, 2003, reflecting income of $110,000 for the quarter ended September 30, 2003, despite unrealized after-tax loss on available-for-sale securities increasing $34,000.

Comparison of Operating Results for the Three Months Ended September 30, 2003 and 2002

         General. Net income for the three months ended September 30, 2003 was $110,000, a $56,000, or 33.7%, decrease compared to net income of $166,000 for the three months ended September 30, 2002. The decrease in net income resulted mainly from a decrease in net interest income.

         Interest Income. Total interest income decreased by $249,000, or 19.8%, to $1.0 million for the three months ended September 30, 2003 from $1.3 million for same period in 2002 primarily due to a 121 basis point decline in average yield on interest-earning assets reflecting the decline in overall market rates between the periods and a shift in the composition of interest-earning assets towards lower-yielding investment securities. The average balance of total interest-earning assets decreased by $947,000, or 1.2%, to $76.3 million for the 2003 period from $77.2 million for the 2002 period.

         The primary factor for the decrease in interest income was a $191,000, or 18.4%, decrease in interest from loans, due to an 83 basis point decline in the average yield on loans to 7.00% for the 2003 period from 7.83% in the 2002 period, reflecting decreased market rates of interest and repayments of higher yielding mortgages. Also contributing to the decrease in interest on loans was a $4.6 million, or 8.8%, decrease in the average balance of loans receivable, to $48.0 million for the three months ended September 30, 2003 from $52.7 million for the three months ended September 30, 2002.

         Interest income on securities decreased as the result of the 127 basis point decrease in the average yield on securities, to 2.23% for the 2003 period from 3.50% for the 2002 period. This decline was also reflective of decreased market rates of interest resulting in prepayments of mortgage-backed securities and collateralized mortgage obligations. The decline in yield more than offset a $3.7 million, or 14.9% increase in the average balance of securities to $28.2 million for the three months ended September 30, 2003 from $24.6 million for the three months ended September 30, 2002.

         Interest Expense. Total interest expense decreased $151,000, or 23.0%, to $505,000 for the three months ended September 30, 2003 from $656,000 for the three months ended September 30, 2002. The decrease in interest expense resulted from a 79 basis point decrease in the average cost of interest-bearing liabilities as well as from a $1.9 million, or 2.9%, decrease in the average balance, to $66.2 million for the 2003 period compared to $68.1 million for the 2002 period. The decrease in the average cost of interest-bearing liabilities was a result of the continued decline in market rates of interest during 2002 and 2003 and was also attributable in part to a $2.8 million, or 7.2% decrease in the average balance of certificates of deposit, to $36.3 million for the 2003 period from $39.1 million for the 2002 period. The decrease in the average balance of certificates of deposit was offset by increases in the average balances of all other deposit categories, with the primary increase in money market savings accounts, for which the average balance increased $877,000, or 11.3%, to $8.6 million for the 2003 period from $7.8 million for the 2002 period. The concentration of the increase in average interest-bearing liabilities in the money market accounts, which are lower cost liabilities than certificates of deposit, resulted in a change in the mix of the deposit base to favor a lower cost of funds. Consumers have been reluctant to lock in rates on certificates of deposit, and in many cases have chosen the liquidity of money market savings accounts instead.

         Interest expense on Federal Home Loan Bank advances fell $19,000 for the three months ended September 30, 2003, or 11.2%, compared to the three months ended September 30, 2002, reflecting a decrease in the average balance of advances to $11.0 million for the 2003 period from $11.5 million for the 2002 period, and a 41 basis point decrease in the average cost.

         Net Interest Income. Net interest income decreased by $98,000, or 16.3%, to $502,000 for the three months ended September 30, 2003 from $600,000 for the three months ended September 30, 2002. The net interest rate spread decreased to 2.21% for the 2003 period from 2.63% for the 2002 period, while the net interest margin decreased to 2.61% from 3.08%. The decreases in spread and margin were reflective of faster repricing of short-term assets such as mortgage-related securities, payoffs of higher yielding longer-term assets, especially one- to four-family mortgage loans and reinvestment of the proceeds in short-term lower yielding securities.

         Provision for Loan Losses. Provisions for loan losses are charged to operations at a level required to reflect credit losses in the loan portfolio that are both probable and reasonable to estimate. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, peer group information, and prevailing economic conditions. Large groups of smaller balance homogeneous loans, such as residential real estate, small commercial real estate, and home equity and consumer loans, are evaluated in the aggregate using historical loss factors and other data. Large balance and/or more complex loans, such as multi-family and commercial real estate loans, are also evaluated in the aggregate to determine adequate reserves. As individual loans, whether homogeneous or complex, become impaired, specific reserves are assigned to these loans to the extent of the impairment. See Allowance for Loan Losses beginning on page __.

         There were no provisions for loan losses for either the three months ended September 30, 2003 or 2002. There were no charge-offs or recoveries for either period. Based on our stratification of the loan portfolios using historical loss factors and other data, the reserves were deemed adequate to absorb anticipated losses.

         The evaluation of the level of loan loss allowance is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change. The level of the allowance is based on estimates and the ultimate losses may vary from these estimates. The allowance for loan losses was $409,000 at September 30, 2003 and at September 30, 2002, and as a percentage of total loans outstanding was 0.83% and 0.79% at September 30, 2003 and 2002, respectively. Although the allowance for loan losses has remained unchanged in terms of total dollar amount, the ratio of the allowance for loan losses to total loans outstanding increased as a result of a decrease in total loans.

         Management assesses the allowance for loan losses monthly. While management uses available information to estimate losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require the bank to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance for loan losses as of September 30, 2003 was maintained at a level that represented management's best estimate of losses in the loan portfolio to the extent they were both probable and reasonably estimable. However, there can be no assurance that the level of loan losses will be sufficient to offset any future loan losses.

         Noninterest Income. Noninterest income increased slightly to $237,000 for the three months ended September 30, 2003 from $231,000 for the three months ended September 30, 2002. Service charges were down $6,000 due to lower average overdraft activity. This was more than offset by gains on the sale of mortgage loans, which totaled $126,000 and $105,000 for the 2003 and 2002 periods, respectively. Net loan servicing fees were down $5,000 for the two periods, due to higher amortization of mortgage servicing rights. We intend going forward to hold more loans in our portfolio in order to increase our net interest margins. Although this will result in reduced gains on loan sales, the benefit will be spread to future periods' earnings.

         Noninterest Expense. Noninterest expense of $562,000 remained almost constant for the three months ended September 30, 2003, decreasing $1,000 from $563,000 for the three months ended September 30, 2002. Salaries and benefits increased $17,000, or 5.6%, mainly due to raises. Furniture and equipment depreciation decreased $32,000, or 63.3%, reflecting accelerated writeoffs of computer equipment in the three months ended September 30, 2002 in connection with an upgrade of our data processing equipment.

         Management expects increased expenses in the future as a result of the establishment of the employee stock ownership plan and the potential stock benefit plans, as well as increased costs associated with being a public company such as periodic reporting, annual meeting materials, retention of a transfer agent, and professional fees.

         Provision for Income Taxes. The provision for income taxes decreased $35,000, or 34.3%, reflecting a decrease in pretax income. The effective tax rate was 38% for the three months ended September 30, 2003 and 2002.

Comparison of Financial Condition at June 30, 2003 and June 30, 2002

         Our total assets increased by $644,000 to $78.5 million at June 30, 2003 from $77.9 million at June 30, 2002. The increase reflected growth in cash and cash equivalents, securities and loans held for sale, partially offset by a decrease in loans receivable, net. Loans held for sale increased 174% to $1.3 million at June 30, 2003 from $467,000 at June 30, 2002. Cash and cash equivalents increased by $2.8 million, or 38.2%, to $10.1 million at June 30, 2003 from $7.3 million at June 30, 2002. Securities increased $2.6 million, or 17.2%, to $18.0 million at June 30, 2003 from $15.3 million at June 30, 2002, reflecting a 31.0% increase in securities classified as available-for-sale and a 5.1% increase in the held-to-maturity securities portfolio. The increases in cash and cash equivalents and securities were funded by a $5.6 million, or 10.7%, decrease in loans receivable, net to $46.3 million at June 30, 2003 from $51.9 million at June 30, 2002. The decrease in loans receivable, net primarily resulted from a $5.1 million, or 13.2%, decrease in one-to four-family mortgage loans, reflecting large prepayments due to refinancing. Many of these refinanced loans were sold in the secondary market. This decline was partially offset by a $707,000, or 19.2%, increase in multi-family and commercial real estate loans. Foreclosed assets held for sale, net experienced an increase to $118,000 at June 30, 2003 from $89,000 at June 30, 2002.

         Total deposits remained relatively unchanged from June 30, 2002 to June 30, 2003, totaling $58.8 million at both dates. A $1.7 million, or 4.3%, decrease in certificates of deposit was offset by increases in all other deposit categories.

         Equity increased $531,000, or 7.6%, to $7.5 million at June 30, 2003 from $7.0 million at June 30, 2002, reflecting income of $531,000 for fiscal 2003. Unrealized after-tax loss on available-for-sale securities increased nominally to $1,000.

Comparison of Operating Results for the Years Ended June 30, 2003 and 2002

         General. Net income for the year ended June 30, 2003 was $531,000, a slight decrease compared to net income of $553,000 for fiscal 2002. The decrease in net income resulted from a decrease in net interest income and an increase in noninterest expense, partially offset by an increase in noninterest income.

         Interest Income. Total interest income decreased by $696,000, or 13.4%, to $4.5 million for the year ended June 30, 2003 from $5.2 million for the year ended June 30, 2002. The average balance of total interest-earning assets increased 3.1% to $77.6 million for 2003 from $75.2 million for 2002, but was entirely offset by a 111 basis point decrease in the average yield earned on interest-earning assets.

         The primary factor for the decrease in interest income was a $669,000, or 15.3%, decrease in interest from loans, reflecting a $3.8 million, or 7.1%, decrease in the average balance of loans, receivable, to $49.3 million for 2003 from $53.1 million for 2002. Additionally, the average yield on loans receivable fell 72 basis points to 7.52% for 2003 from 8.24% for 2002, reflecting decreased market rates of interest and prepayments of higher-yielding mortgages.

         The average balance of securities increased by $6.1 million, or 27.8%, to $28.2 million for 2003 from $22.1 million for 2002. Interest income on securities decreased, however, as the result of the 89 basis point decrease in the average yield on securities, to 2.77% for 2003 from 3.66% for 2002. This decline was also reflective of decreased market rates of interest resulting in prepayments of mortgage-backed securities and collateralized mortgage obligations.

         Interest Expense. Total interest expense decreased $564,000, or 19.2%, to $2.4 million for the year ended June 30, 2003 from $2.9 million for the year ended June 30, 2002. The decrease in interest expense resulted from a 92 basis point decrease in the average cost of interest-bearing liabilities partially offset by a slight increase in the average balance, to $68.3 million for 2003 compared to $66.9 million for 2002. The decrease in the average cost of interest-bearing liabilities was a result of the decline in market rates of interest from 2002 to 2003 and was also attributable in part to a $2.1 million, or 5.2% decrease in the average balance of certificates of deposits, to $38.8 million for 2003 from $40.9 million for 2002. The decrease in the average balance of certificates of deposit was offset by increases in the average balances of all other deposit categories, with the primary increase in money market savings accounts, for which the average balance increased $2.4 million, or 43.9%, to $8.0 million for 2003 from $5.6 million for 2002. The concentration of the increase in average interest-bearing liabilities in the money market accounts, which are lower cost liabilities than certificates of deposit, resulted in a change in the mix of the deposit base to favor a lower cost of funds.

         Interest expense on Federal Home Loan Bank advances fell $30,000, or 4.4%, reflecting a 59 basis point decrease in the average cost, offsetting an increase in the average balance of advances to $11.5 million for 2003 from $10.9 million for 2002.

         Net Interest Income. Net interest income decreased by $132,000, or 5.9%, to $2.1 million for the year ended June 30, 2003 from $2.2 million for 2002. The net interest rate spread decreased to 2.31% for 2003 from 2.50% for 2002, while the net interest margin decreased to 2.73% for 2003 from 2.99% for 2002. The decrease in the spread was reflective of faster repricing of short-term assets as rates declined. The decrease in the net interest margin is largely reflective of repricing of short-term assets and payoffs of longer-term assets, especially one- to four-family mortgage loans.

         Provision for Loan Losses. There were no provisions for loan losses made for either 2003 or 2002. There were no charge-offs or recoveries for either year. Based on our stratification of the loan portfolios using historical loss factors and other data, the reserves were deemed adequate to absorb anticipated losses. Although there were increases in nonperforming loans from 2002 to 2003, no significant loss is anticipated on these loans, even if foreclosure becomes necessary.

         The allowance for loan losses was $409,000 at June 30, 2003 and at June 30, 2002, and as a percentage of total loans outstanding increased to 0.85% from 0.77% at June 30, 2003 and 2002, respectively. Although the allowance for loan losses has remained unchanged in terms of total dollar amount, the ratio of the allowance for loan losses to total loans outstanding increased as a result of a decrease in total loans.

         Noninterest Income. Noninterest income increased $226,000, or 32.6% to $921,000 for the year ended June 30, 2003 compared to $694,000 for the year ended June 30, 2002. The increase was primarily a result of increased income from gains on the sale of mortgage loans, which increased by $246,000 to $480,000 for 2003 from $234,000 for 2002, a 105.4% increase. The increase was due to the higher level of loans sold. In 2003, we sold $27.0 million of loans, an $11.3 million or 72.4% increase over 2002 loan sales of $15.7 million. Premiums received on loan sales have also been slightly higher in 2003 than in 2002. Our intent will be to keep more loans in our portfolio in order to increase our net interest margin. Although this will result in reduced gains on loan sales, the benefit will be spread to future years' earnings.

         Noninterest Expense. Noninterest expense increased $129,000, or 6.3% to $2.2 million for the year ended June 30, 2003 from $2.1 million for the year ended June 30, 2002. The increase resulted from moderate increases in most categories of noninterest expense, including a $70,000, or 6.1%, increase in salaries and employee benefits, an $18,000, or 6.1%, increase in occupancy expense and a $42,000, or 6.9%, increase in other operating expenses. The increase in other operating expenses was attributable to a variety of expense items, the most significant of which was a $14,000, or 53.2%, increase in fees paid to Freddie Mac for loans which were not delivered on a timely basis due to delays in closing.

         Management expects increased expenses in the future as a result of the establishment of the employee stock ownership plan and the potential stock benefit plans, as well as increased costs associated with being a public company such as periodic reporting, annual meeting materials, retention of a transfer agent, and professional fees.

         Provision for Income Taxes. The provision for income taxes decreased $13,000, or 3.9%, reflecting a decrease in pretax income. The effective tax rate was 38% for the fiscal years ended June 30, 2003 and 2002.

         Average Balance Sheet. The following tables set forth certain information relating to the Association at and for the periods indicated. The average yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month-end balances. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented.

                                                                          Three Months Ended September 30,
                                    At September 30,     -----------------------------------------------------------------
                                         2003                   2003                             2002
                                  --------------------   -------------------------------  --------------------------------
                                                         Average               Average    Average                 Average
                                  Balance   Yield/Cost   Balance    Interest  Yield/Cost  Balance    Interest   Yield/Cost
                                  -------   ----------   -------    --------  ----------  -------    --------   ----------
                                                                    (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1)........$47,289      6.87%     $48,038      $  848     7.00%    $52,657      $1,039       7.83%
 Securities (2)................... 27,487      2.23       28,241         159     2.23      24,569         217       3.50
                                  -------                -------      ------              -------      ------
  Total interest-earning assets... 74,776      5.16       76,279      $1,007     5.24      77,226      $1,256       6.45
                                                                      ------                           ------
Non-interest-earning assets.......  2,502                  1,837                            1,746
                                  -------                -------                         --------
  Total assets....................$77,278                $78,116                          $78,972
                                  =======                =======                          =======
Interest-bearing liabilities:
 Demand and NOW accounts..........$ 6,651      0.58      $ 6,152          10     0.64     $ 5,996          16       1.06
 Money market savings.............  8,637      1.48        8,637          32     1.47       7,760          40       2.05
 Savings..........................  4,151      1.00        4,130          10     0.96       3,800          13       1.36
 Certificates of deposit.......... 35,278      3.29       36,250         302     3.31      39,057         417       4.24
 FHLB advances.................... 11,000      5.21       11,000         151     5.45      11,500         170       5.86
                                  -------                -------     -------              -------      ------
  Total interest-bearing
    liabilities................... 65,717      2.95       66,169         505     3.03      68,113         656       3.82
                                                                     -------                           ------
Non-interest-bearing liabilities..  3,944                  4,368                            3,765
                                  -------                -------                          -------
 Total liabilities................ 69,661                 70,537                           71,878
Retained earnings.................  7,617                  7,579                            7,094
                                  -------                -------                          -------
 Total liabilities and
   retained earnings..............$77,278                $78,116                          $78,972
                                  =======                =======                           ======
Net interest income...............                                   $   502                           $  600
                                                                     =======                           ======
Interest rate spread (3)..........             2.21%                             2.21%                              2.63%
Net yield on interest-earning
  assets(4).......................             2.57%                             2.61%                              3.08%
Ratio of average interest-
  earning assets to average
  interest-bearing liabilities....           113.78%                           115.27%                            113.34%

--------------
(1) Non-accruing loans have been included in loans receivable, net, and the effect of such inclusion was not material. Loans held for sale have been included in loans receivable, net.
(2)  Includes securities, interest-bearing deposits, and FHLB stock.
(3) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets. This has been annualized for the three month periods.

                                                                         Year Ended June 30,
                                                ---------------------------------------------------------------------------
                                                            2003                                    2002
                                                ----------------------------------     ------------------------------------
                                                Average                  Average       Average                    Average
                                                Balance    Interest     Yield/Cost     Balance    Interest       Yield/Cost
                                                -------    --------     ----------     -------    --------       ----------
                                                                       (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net(1).................      $49,336      $3,712          7.52%     $53,136      $4,381           8.24%
 Securities (2)...........................       28,224         782          2.77       22,085         809           3.66
                                                -------      ------                    -------      ------
  Total interest-earning assets...........       77,560      $4,494          5.79       75,221      $5,190           6.90
                                                             ------                                 ------
Non-interest-earning assets...............        1,774                                  1,841
                                                -------                                -------
  Total assets............................      $79,334                                $77,062
                                                =======                                =======
Interest-bearing liabilities:
 Demand and NOW accounts..................       $6,054          58          0.96      $ 5,932          78           1.31
 Money market savings.....................        8,015         147          1.83        5,568         138           2.48
 Savings..................................        3,879          46          1.19        3,540          64           1.81
 Certificates of deposit..................       38,766       1,481          3.82       40,891       1,986           4.86
 FHLB advances............................       11,538         646          5.60       10,923         676           6.19
                                                -------      ------                    -------      ------
  Total interest-bearing liabilities.....        68,252       2,378          3.48       66,854       2,942           4.40
                                                             ------                                 ------
Non-interest-bearing liabilities..........        3,774                                  3,472
                                                -------                                -------
 Total liabilities........................       72,026                                 70,326
Retained earnings.........................        7,308                                  6,736
                                                -------                                -------
 Total liabilities and retained
    earnings..............................      $79,334                                $77,062
                                                =======                                =======
Net interest income.......................                   $2,116                                 $2,248
                                                             ======                                 ======
Interest rate spread (3)..................                                  2.31%                                   2.50%
Net yield on interest-earning
  assets(4)...............................                                  2.73%                                   2.99%
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities.............................                                113.60%                                 112.47%

--------------
(1) Non-accruing loans have been included in loans receivable, net, and the effect of such inclusion was not material. Loans held for sale have been included in loans receivable, net.
(2)  Includes securities, interest-bearing deposits, and FHLB stock.
(3) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

         Rate/Volume Analysis. The following table reflects the sensitivity of our interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated. Each category reflects the: (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rate (changes in rate multiplied by old volume); and (3) net change. The net change attributable to the combined impact of volume and rate has been allocated proportionally to the absolute dollar amounts of change in each.

                                              Three Months Ended
                                                 September 30,                    Year Ended June 30,
                                           ------------------------  ---------------------------------------------------
                                                 2003 vs. 2002           2003 vs. 2002              2002 vs. 2001
                                           ------------------------  ----------------------    -------------------------
                                              Increase (Decrease)      Increase (Decrease)       Increase (Decrease)
                                           ------------------------  ----------------------    -------------------------
                                                    Due to                    Due to                    Due to
                                           Volume    Rate      Net   Volume    Rate     Net     Volume   Rate       Net
                                           ------    ----      ---   ------    ----     ---     ------   ----       ---
                                                                                    (Dollars in thousands)
Interest and dividend income:
  Loans receivable .....................   $ (86)   $(105)   $(191)   $(301)   $(368)   $(669)   $ 140    $  22    $ 162
  Securities ...........................      29      (87)     (58)     196     (223)     (27)     144     (500)    (356)
                                           -----    -----    -----    -----    -----    -----    -----    -----    -----
    Total interest-earning assets ......   $ (57)   $(192)   $(249)   $(105)   $(591)   $(696)   $ 284    $(478)   $(194)
                                           =====    =====    =====    =====    =====    =====    =====    =====    =====

Interest expense:
  Demand and NOW accounts ..............   $   -    $  (6)   $  (6)   $   2    $ (22)   $ (20)   $   9    $ (47)   $ (38)
  Money market savings .................       5      (13)      (8)      51      (42)       9       39      (22)      17
  Savings accounts .....................       1       (4)      (3)       6      (24)     (18)       1      (33)     (32)
  Certificates of deposit ..............     (28)     (87)    (115)     (99)    (406)    (505)     135     (199)     (64)
  Advances from FHLB and
     other borrowings ..................      (7)     (12)     (19)      37      (67)     (30)     (54)     (35)     (89)
                                           -----    -----    -----    -----    -----    -----    -----    -----    -----
    Total interest-bearing liabilities .   $ (29)   $(122)   $(151)   $  (3)   $(561)   $(564)   $ 130    $(336)   $(206)
                                           =====    =====    =====    =====    =====    =====    =====    =====    =====

Change in net interest income ..........   $ (28)   $ (70)   $ (98)   $(102)   $ (30)   $(132)   $ 154    $(142)   $  12
                                           =====    =====    =====    =====    =====    =====    =====    =====    =====

Liquidity and Commitments

         We are required to have enough investments that qualify as liquid assets in order to maintain sufficient liquidity to ensure a safe and sound operation. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, we have maintained liquid assets above levels believed to be adequate to meet the requirements of normal operations, including potential deposit outflows. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is maintained.

         Our liquidity, represented by cash and cash equivalents, is a product of our operating, investing and financing activities. Our primary sources of funds are deposits, scheduled payments, prepayments and maturities of outstanding loans and mortgage-backed securities, maturities of investment securities and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed securities and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements. We also generate cash through borrowings. We utilize Federal Home Loan Bank advances to leverage our capital base and provide a portion of the funding needed to manage the interest rate risk presented by our core business of attracting and retaining retail deposits to fund mortgage and consumer loans.

         Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as overnight deposits, mutual funds, and collateralized mortgage obligations. On a longer term basis, we maintain a strategy of investing in various loan products. We use our sources of funds primarily to meet our ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, to fund loan commitments and to maintain our portfolio of mortgage-backed securities and investment securities. At September 30, 2003, the total approved loan origination commitments outstanding amounted to $4.3 million. At the same date, construction loans in process were $1.8 million. Certificates of deposit scheduled to mature in one year or less at September 30, 2003, totaled $19.8 million. Although the average cost of deposits decreased throughout 2003, management's policy is to maintain deposit rates at levels that are competitive with other local financial institutions. Based on the competitive rates and on historical experience, management believes that a significant portion of maturing deposits will remain with Osage Federal. In addition, at September 30, 2003, our total collateralized borrowing limit was $28.3 million of which we had $11.0 million outstanding, giving us the ability at September 30, 2003 to borrow an additional $17.3 million from the Federal Home Loan Bank of Topeka as a funding source to meet commitments and for liquidity purposes.

         The  following  table   discloses  our   contractual   obligations  and
commercial commitments as of September 30, 2003. Commitments to sell loans totaled $847,000 at September 30, 2003.

                                                             Less Than                                      After
                                              Total            1 Year       1-3 Years     4-5 Years       5 Years
                                           ------------       --------      ---------     ---------      --------
Federal Home Loan Bank advances..........     $11,000          $3,000         $5,000        $3,000     $        -
                                              -------          ------         ------        ------     ----------
    Total................................     $11,000          $3,000         $5,000        $3,000     $        -
                                              =======          ======         ======        ======     ==========

                                              Total
                                             Amounts        Less Than                                      Over
                                            Committed         1 Year       1-3 Years     4-5 Years       5 Years
                                            ---------       -----------    ---------     ---------      --------
Construction loans in process (1)........      $1,757         $   667     $        6    $       12         $1,072
Other commitments to extend credit(2)....       4,323           4,323             -              -             -
                                               ------          ------     ----------    ----------         ------
    Total................................      $6,080          $4,990     $        6    $       12         $1,072
                                               ======          ======     ==========    ==========         ======

----------------
(1)  Includes construction loans which will convert to permanent loans.
(2)  Represents amounts committed to customers.

Capital

         Consistent with our goals to operate a sound and profitable financial organization, Osage Federal actively seeks to maintain a "well capitalized" institution in accordance with regulatory standards. Total equity was $7.6 million at September 30, 2003, or 9.86% of total assets on that date. As of September 30, 2003, Osage Federal exceeded all capital requirements of the Office of Thrift Supervision. Osage Federal's regulatory capital ratios at September 30, 2003 were as follows: core capital - 9.86%; Tier I risk-based capital - 21.19%; and total risk-based capital - 22.18%. The regulatory capital requirements to be considered well capitalized are 5.0%, 6.0% and 10.0%, respectively.

Impact of Inflation

         The financial statements included in this document have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities structures of our assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of noninterest expense. Such expense items as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

         The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards No. 149 ("SFAS No. 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts. Osage Federal adopted SFAS No. 149 on July 1, 2003, with no impact to the financial statements.

         The FASB recently issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement established standards on the classification and measurement of certain financial instruments with characteristics of both debt and equity. Osage Federal adopted SFAS No. 150 on July 1, 2003, with no impact to the financial statements.

         The FASB has issued its Interpretation No. 46 "Consolidation of Variable Interest Entities" which requires the consolidation of certain special purpose entities (SPE's) by a company if it is determined to be the primary beneficiary of the SPE's operating activities. At the time, Osage Federal does not believe FIN 46 will have any effect on its financial statements.


                          BUSINESS OF OSAGE FEDERAL MHC

         Osage Federal MHC will be formed as a federal mutual holding company upon completion of the reorganization and stock issuance. It will be chartered and regulated by the Office of Thrift Supervision. Osage Federal MHC will own 70% of the outstanding common stock of Osage Federal Financial, Inc. upon completion of the reorganization and stock issuance. So long as Osage Federal MHC is in existence, it will at all times own at least a majority of the outstanding common stock of Osage Federal Financial, Inc.

         The primary business activity of Osage Federal MHC will be owning a majority of Osage Federal Financial, Inc.'s common stock. Osage Federal MHC, however, is authorized to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities. Osage Federal MHC will not maintain offices separate from those of Osage Federal or employ any persons other than certain of Osage Federal's officers. Officers of Osage Federal MHC will not be separately compensated for their service.


                    BUSINESS OF OSAGE FEDERAL FINANCIAL, INC.

         Osage Federal Financial, Inc. will be formed as a federal mutual holding company subsidiary upon completion of the reorganization and stock issuance. It will be chartered and regulated by the Office of Thrift Supervision. It is being organized for the purpose of being a holding company for Osage Federal.

         Osage Federal Financial, Inc.'s primary activity will be holding all of the stock of Osage Federal. Osage Federal Financial, Inc. will invest the proceeds of the offering as discussed under Use of Proceeds on page __. In the future, it may pursue acquisitions of other financial institutions or their assets. There are, however, no current understandings or agreements for any specific transactions. Osage Federal Financial, Inc. will not maintain offices separate from those of Osage Federal or employ any persons other than certain of Osage Federal's officers. Officers of Osage Federal Financial, Inc. will not be separately compensated for their service.

             BUSINESS OF OSAGE FEDERAL SAVINGS AND LOAN ASSOCIATION

General

         Osage Federal is a federally-chartered mutual savings and loan association. It was originally founded in 1918 as the National Building and Loan Association and was chartered by the State of Oklahoma. It converted to a federally-chartered savings and loan association in 1935. Osage Federal's deposits are federally insured by the Savings Association Insurance Fund as administered by the Federal Deposit Insurance Corporation. Osage Federal is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Osage Federal conducts a traditional community bank operation, offering retail banking services, one- to four-family mortgage loans, multi-family, commercial and other real estate mortgage loans, construction loans, automobile loans, second mortgage loans and other consumer loans. Osage Federal operates from its main office in Pawhuska, Oklahoma, and a branch office in Bartlesville, Oklahoma.

Market Area

         Our main office is located in Pawhuska, Oklahoma and serves a wide area of Osage County and the northern portion of Pawnee County. Our branch office is located in Bartlesville, Oklahoma and services Bartlesville and Washington County plus the western portion of Nowata County. Osage and Washington counties are generally rural in nature. The economy of both counties is based on the oil and gas industry, and ranching also has a presence in Osage County. ConocoPhillips, an oil and gas company, is the largest employer in our market area. Bartlesville and Pawhuska are the county seats of Washington and Osage Counties, respectively, which provide public sector employment. Bartlesville is a regional healthcare center with a 311-bed hospital. With their museums and historic areas, tourism has become an increasingly important industry in Bartlesville and Pawhuska.

         Our business of attracting deposits and making loans is primarily conducted within our market area. A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans. As a result, our profitability could decrease.

Competition

         We face substantial competition in our attraction of deposits, which are our primary source of funds for lending, and in the origination of loans. Many of our competitors are significantly larger institutions and have greater financial and managerial resources. Our ability to compete successfully is a significant factor affecting our profitability.

         Our competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in our primary market area. We also compete with mortgage banking companies for real estate loans, and commercial banks and savings institutions for consumer loans; and face competition for funds from investment products such as mutual funds, short-term money funds and corporate and government securities.

         Osage Federal is the largest of the three financial institutions that have offices in Pawhuska, Oklahoma. Osage Federal is the fifth largest of the nine financial institutions that are headquartered or have branch offices in Bartlesville, Oklahoma. According to the FDIC data as of June 30, 2003, Osage Federal has the second largest share of FDIC-insured deposits in Osage County with 14.4% and the fourth largest share in Washington County. Such data does not reflect deposits at credit unions operating in these markets.

Lending Activities

         General. We have traditionally focused on the origination of one- to four-family mortgage loans, which comprise a significant majority of the total loan portfolio. We also provide financing for multi- family, commercial and other real estate mortgage loans. Construction loans, automobile loans, second mortgage loans and other consumer loans make up the rest of the total loan portfolio.

         Loan   Portfolio   Composition.   The  following   table  analyzes  the
composition of our loan portfolio by loan category at the dates indicated.

                                                                    At June 30,
                                     At September 30,    -----------------------------------
                                           2003              2003                 2002
                                     ----------------    ----------------   ----------------
                                     Amount   Percent    Amount   Percent   Amount   Percent
                                     ------   -------    ------   -------   ------   -------
                                                   (Dollars in thousands)
Real estate mortgage:
  One-to-four family..............  $33,693      68.1%   $33,757    70.1%   $38,894     73.3%
  Multi-family and commercial.....    5,220      10.6      4,389     9.1      3,682      6.9
Construction......................    2,565       5.2      1,926     4.0      1,571      3.0
Automobile........................    3,554       7.2      3,605     7.5      4,469      8.4
Second mortgage...................    2,946       6.0      2,649     5.5      2,498      4.7
Other consumer....................    1,441       2.9      1,845     3.8      1,965      3.7
                                    -------     -----    -------   -----    -------    -----

     Total loans..................  $49,419     100.0%   $48,171   100.0%   $53,079    100.0%
                                                =====              =====               =====
Less:
  Loans in process................    1,757                1,405                726
  Net deferred loan fees..........       19                   15                 25
  Allowance for loan losses.......      409                  409                409
                                    -------              -------            -------

     Total loans, net.............  $47,234              $46,342            $51,919
                                    =======              =======            =======

         Loan Maturity Schedule. The following table sets forth the maturity of our loan portfolio at September 30, 2003. Demand loans, loans having no stated maturity, and overdrafts are shown as due in one year or less. This table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

                                             Multi-family
                               One-to four      and                                   Second       Other
                                 family      Commercial  Construction   Automobile   Mortgage    Consumer        Total
                                --------     ----------  ------------   ----------   --------    --------        -----
                                                                          (In thousands)
Amounts Due:
Within 1 Year.................    $   358      $   87        $2,475       $  307       $   32    $    920      $  4,179
                                  -------      ------        ------       ------       ------      ------       -------

After 1 year:
  1 to 3 years................        494         289             -        1,508          108         202         2,601
  3 to 5 years................      1,644       1,172             -        1,614          260         158         4,848
  5 to 10 years...............      5,728         676             -          125        1,242         137         7,908
  10 to 20 years..............     20,187       2,996             -            -        1,304          24        24,511
  Over 20 years...............      5,282           -            90            -            -           -         5,372
                                  -------      ------        ------       ------       ------      ------       -------

Total due after one year......     33,335       5,133            90        3,247        2,914         521        45,240
                                  -------      ------        ------       ------       ------      ------       -------
Total amount due..............    $33,693      $5,220        $2,565       $3,554       $2,946      $1,441       $49,419
                                  =======      ======        ======       ======       ======      ======       =======

         The following table sets forth the dollar amount of all loans at September 30, 2003 due after September 30, 2004, which have fixed interest rates and which have floating or adjustable interest rates.


                                                      Floating or
                                      Fixed Rates   Adjustable Rates     Total
                                      -----------   ----------------     -----
                                                     (In thousands)
Real estate mortgage:
  One-to-four family.............        $27,139           $6,196      $33,335
  Multi-family and commercial....          5,027              106        5,133
Construction.....................             90                -           90
Automobile.......................          3,247                -        3,247
Second mortgage..................          2,600              314        2,914
Other consumer...................            521                -          521
                                         -------           ------      -------
  Total..........................        $38,624           $6,616      $45,240
                                         =======           ======      =======

         One- to Four-Family Mortgage Loans. Our primary lending activity consists of the origination of one- to four-family mortgage loans, substantially all of which are secured by property located in Osage and Washington Counties, Oklahoma.

         We generally originate mortgage loans in amounts of up to 80% of the lesser of the appraised value or purchase price of a mortgaged property, but will also permit loan-to-value ratios of up to 95%. For loans exceeding an 80% loan-to-value ratio, we require the borrower to obtain private mortgage insurance covering us for any loss on the amount of the loan in excess of 80% in the event of foreclosure. The majority of our one- to four-family residential loans are originated with fixed rates and have terms of five to thirty years. The maturities of our one- to four-family mortgage loans are generally 15 years or less. We also originate adjustable-rate loans which have interest rates that adjust annually to the yield on U.S. Treasury securities adjusted to a constant one-year maturity plus a margin of 275 to 300 basis points. Our adjustable-rate loans have terms of up to 30 years with initial fixed-rate periods of one year according to the terms of the loan. Our adjustable-rate mortgages generally have a cap of one percentage point on rate adjustments during any one year and five percentage points over the life of the loan. Our mortgage loans are generally originated on documentation and with terms that qualify them for resale to Freddie Mac.

         Substantially all of our residential mortgages include "due on sale" clauses, which are provisions giving us the right to declare a loan immediately payable if the borrower sells or otherwise transfers an interest in the property to a third party. Property appraisals on real estate securing our one- to four-family residential loans are made by state certified independent appraisers approved by the Board of Directors. Appraisals are performed in accordance with applicable regulations and policies. We generally require title insurance policies on all first mortgage real estate loans originated, but may also originate loans that will be retained for our portfolio with an attorney's opinion in lieu of title insurance. Homeowners, liability, fire and, if required, flood insurance policies are also required.

         Multi-family, Commercial and Other Mortgage Loans. We also originate non-residential mortgage loans, including loans on motels, churches, retail/service properties, apartment and condominium buildings, and other income-producing properties, including mixed-use properties combining residential and commercial space. We also originate loans secured by land. At September 30, 2003 we had approximately $1.4 million in land loans. We generally require a loan-to-value ratio no greater than 80% for non-residential mortgage loans. Typically these loans are made with amortization terms of up to twenty years. The majority of our non-residential mortgage loans are on properties located within our market area and all are within Oklahoma.

         Non-residential mortgage loans generally are considered to entail significantly greater risk than that which is involved with one- to four-family real estate lending. The repayment of these loans typically is dependent on the successful operations and income stream of the borrower and the real estate securing the loan as collateral. These risks can be significantly affected by economic conditions. In addition, non- residential real estate lending generally requires substantially greater evaluation and oversight efforts compared to residential real estate lending.

         Construction Lending. Essentially all of our construction lending is in our market areas. We will generally originate construction loans in an amount up to 75% of the appraised value for a multi-family, commercial or other real estate construction loan, and up to 80% for a one- to four-family residential construction loan. At September 30, 2003, substantially all of our construction loans were for construction of one- to four-family residences. Our residential construction lending includes loans to individuals for construction of a primary residence as well as loans to builders and developers for multi-unit or multi-house projects. We typically convert construction loans to individuals to permanent loans on completion of construction but do not require take-out financing prior to origination. We have no formal limits as to the number of projects a builder has under construction or development, and make a case by case determination on loans to builders and developers who have multiple projects under development. We occasionally make loans to builders for the construction of residences for which they do not yet have buyers. Our practice is to limit such loans to no more than two homes per builder.

         Construction lending is generally considered to involve a higher degree of credit risk than long-term permanent financing of residential properties. If the estimate of construction cost proves to be inaccurate, we may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If we are forced to foreclose on a project prior to completion, there is no assurance that we will be able to recover all of the unpaid portion of the loan. In addition, we may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time.

         Automobile Loans. We offer loans on new and used automobiles and in cases of satisfactory credit, will originate such loans up to the sales price or retail value. Auto loans are generally made with terms from one to five years and are made on a fixed-rate basis. The bulk of our automobile lending involves direct loans to existing customers for the purchase of a car or truck.

         Second Mortgage Loans. We generally only make second mortgage loans on properties for which we hold the first mortgage. We do not make home equity loans on an open-end basis in the form of a line of credit, but rather as a closed-end amortizing mortgage loan. Our second mortgage loans are primarily fixed-rate loans for terms of up to twenty years. We generally require that the aggregate indebtedness against the security property not exceed 80% of its value (75% if we do not hold the first mortgage). Collateral value is determined through existing appraisals, new appraisals or evaluations by the loan department. On second mortgages, we do not require title insurance but do require homeowner, liability, fire and, if required, flood insurance policies.

         Other Consumer Loans. Other consumer loans offered by Osage Federal consist of loans secured by personal property, including savings account loans, and unsecured consumer loans. At September 30, 2003, we had approximately $125,000 of unsecured consumer loans including overdraft loans. We will generally lend up to 90% of the account balance on a savings account loan.

         Consumer loans generally have shorter terms and higher interest rates than residential loans. The consumer loan market can be helpful in improving the spread between the average loan yield and the cost of funds and at the same time improve the matching of rate-sensitive assets and liabilities.

         Consumer loans entail greater risks than residential mortgage loans, particularly consumer loans that are unsecured. Further, consumer loan repayment is dependent on the borrower's continuing financial stability and is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans in the event of a default.

         Our underwriting standards for consumer loans include a determination of the applicant's credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income.

         Loans to One Borrower. Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution's unimpaired capital and surplus. Accordingly, as of September 30, 2003, our loans to one borrower limit was approximately $1,196,000.

         Our largest single borrower had aggregate outstandings of approximately $745,000 at September 30, 2003, representing four loans secured by his personal residence, two residential construction loans, and one rental duplex. Our second largest borrower had aggregate outstandings of approximately $571,000 at September 30, 2003, representing four loans secured by his personal residence, an office building, land for a future office and an equipment loan. Our third largest borrower was a church which had an aggregate outstanding balance of $507,000 at September 30, 2003 on a ten-year loan secured by the church property which was originally appraised at $3.4 million. At September 30, 2003, all of these lending relationships were current and performing in accordance with the terms of their loan agreements. In addition, we have committed to make a construction loan of approximately $800,000, to a church, secured by the property under construction, on which $4,000 was outstanding at September 30, 2003. We have non-binding commitments, however, to sell participations aggregating $400,000 of this loan to two other banks. We have additionally granted a $400,000 construction loan to an individual for construction of a residence on which $280,000 was outstanding at September 30, 2003. This borrower has additional indebtedness of $57,000 on his existing residence and a $32,000 vehicle loan. We had no other exposures to any single borrower in excess of $375,000 at September 30, 2003.

         Loan Originations, Purchases and Sales. Our customary sources of loan applications include repeat customers, referrals from realtors and other professionals, and "walk-in" customers. We generally do not purchase loans from other institutions or use mortgage brokers.

         Historically, we have primarily originated our own loans and retained them in our portfolio. Gross loan originations totaled $45.2 million for the year ended June 30, 2003. Our fixed-rate mortgage loans generally meet the secondary mortgage market standards of Freddie Mac. For the purposes of interest rate risk management, we sell qualifying one- to four-family residential mortgages in the secondary market to Freddie Mac on a non-recourse basis with servicing retained. Management decides at the point of origination whether or not the loan will be sold and a commitment is made to Freddie Mac at that time for the individual loan. During the years ended June 30, 2001, 2002 and 2003, we sold $6.6 million, $15.6 million and $26.7 million of loans, respectively, to Freddie Mac. Sales have increased during the last several years in connection with our efforts to mitigate interest rate risk associated with long-term, fixed- rate loans. At September 30, 2003, loans serviced for the benefit of others totaled $50.5 million.

         Loan Commitments. We give written commitments to prospective borrowers on all residential and non-residential mortgage loans. The total amount of commitments to extend credit for mortgage and consumer loans as of September 30, 2003, was approximately $4.3 million, excluding undisbursed portions of construction loans totaling $1.8 million.

         Loan Approval Procedures and Authority. Our lending policies and loan approval limits are recommended by senior management and approved by the Board of Directors. Our loan committee consists of our chairman, president and chief executive officer, executive vice president and chief lending officer, senior vice president, and two vice presidents. The committee reviews all real estate loans, consumer loans above $15,000 and all loan modifications. Loan committee meetings require a quorum of three members of the committee. Loans submitted to the loan committee require approval of a majority and approval of all members present if only three members are present. Consumer loans $5,000 and below can be approved by individual loan officers, consumer loans between $5,000 and $15,000 must be approved by two loan officers. Loans exceeding the Freddie Mac loan purchase limit require approval of the Board of Directors. The Board ratifies all closed loans monthly.

Asset Quality

         Loan Delinquencies and Collection Procedures. The borrower is notified by both mail and telephone when a loan is sixteen days past due. If the delinquency continues, subsequent efforts are made to contact the delinquent borrower and additional collection notices and letters are sent. When a loan is ninety days delinquent, it is referred to an attorney for repossession or foreclosure. All reasonable attempts are made to collect from borrowers prior to referral to an attorney for collection. In certain instances, we may modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his financial affairs, and we attempt to work with the borrower to establish a repayment schedule to cure the delinquency.

         As to mortgage loans, if a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is carried as a foreclosed asset held for sale until it is sold or otherwise disposed of. When foreclosed assets held for sale are acquired, they are recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial writedown of the property is charged to the allowance for loan losses. Adjustments to the carrying value of the properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. At September 30, 2003, we held $118,000 of foreclosed assets held for sale.

         Loans are reviewed on a regular basis and are placed on non-accrual status when they are more than 90 days delinquent. Loans may be placed on a non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. At September 30, 2003, we had approximately $51,000 of loans that were held on a non-accrual basis.

         Non-Performing   Assets.  The  following  table  provides   information
regarding the Association's non-performing loans and other non-performing assets.

                                                                       At
                                                                 September 30,             At June 30,
                                                                 -------------       ---------------------
                                                                      2003            2003           2002
                                                                      ----            ----           ----
                                                                            (Dollars in thousands)
Loans accounted for on a non-accrual basis:
  One-to-four family...................................              $   51          $  131         $   51
                                                                     ------          ------         ------
     Total.............................................              $   51          $  131         $   51
                                                                     ======          ======         ======
  Accruing loans which are contractually past due 90 days or more:
  One-to-four family...................................              $    -          $    9         $    -
                                                                     ------          ------         ------
     Total.............................................              $    -          $    9         $    -
                                                                     ======          ======         ======
Total non-performing loans.............................              $   51          $  140         $   51
                                                                     ======          ======         ======
Foreclosed assets held for sale........................              $  118          $  118         $   89
                                                                     ======          ======         ======
Total non-performing assets............................              $  169          $  258         $  140
                                                                     ======          ======         ======

Total non-performing loans to net loans................                0.11%           0.30%          0.10%
                                                                     ======          ======         ======
Total non-performing loans to total assets.............                0.07%           0.18%          0.06%
                                                                     ======          ======         ======
Total non-performing assets to total assets............                0.22%           0.33%          0.18%
                                                                     ======          ======         ======

         As of September 30, 2003, there were $192,000 in loans not reflected in the above table as to which known information about possible credit problems of borrowers caused management to have serious doubts about the ability of such borrowers to comply with present loan repayment terms and which may result in such loans being disclosed as non-performing in the future.

         During the three months ended September 30, 2003, gross interest income of approximately $1,900 would have been recorded on loans accounted for on a non-accrual basis if those loans had been current, and no interest on such loans was included in income for the three month period. During the year ended June 30, 2003, gross interest income of approximately $3,700 would have been recorded on loans accounted for on a non-accrual basis if those loans had been current, and no interest on such loans was included in income for the year ended June 30, 2003.

         Classified Assets. Management, in compliance with Office of Thrift Supervision guidelines, has instituted an internal loan review program, whereby non-performing loans are classified as substandard, doubtful or loss. It is our policy to review the loan portfolio, in accordance with regulatory classification procedures, on a monthly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged off.

         An asset is considered "substandard" if it is inadequately protected by the paying capacity and net worth of the obligor or the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses present make collection or liquidation in full highly questionable and improbable, on the basis of currently existing facts, conditions, and values. Assets, or portions thereof, classified as "loss" are considered uncollectible and of so little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

         Management's classification of assets is reviewed by the Board on a regular basis and by the regulatory agencies as part of their examination process. The following table discloses our classification of assets as of September 30, 2003. At September 30, 2003, all of the classified assets were loans or foreclosed assets held for sale.


                                                              At September 30,
                                                                    2003
                                                              ----------------
                                                              (In thousands)

          Substandard............................                 $ 91,000
          Doubtful...............................                        -
          Loss...................................                   55,000
                                                                  --------
            Total................................                 $146,000
                                                                  ========

         At September 30, 2003, approximately $42,000 of the loans classified as "substandard," and $9,000 of the loans classified as "loss" are included under non-performing assets, as shown in the table on page ___.

         Allowance for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the losses in our loan portfolio to the extent they are both probable and reasonable to estimate. The allowance is maintained through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged off are added back to the allowance.

         This estimation is inherently subjective as it requires estimates and assumptions that are susceptible to significant revisions as more information becomes available or as future events change. The level of allowance is based on estimates and the ultimate losses may vary from these estimates. Future additions to the allowance for loan losses may be necessary if economic and other conditions in the future differ substantially from the current operating environment. In addition, the Office of Thrift Supervision as an integral part of its examination process, periodically reviews our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The Office of Thrift Supervision may require the allowance for loan losses or the valuation allowance for foreclosed real estate to be increased based on its review of information available at the time of the examination, which would negatively affect our earnings.

         Analysis of Loan Loss Allowance. The following table sets forth information with respect to the Association's allowance for loan losses at the dates indicated:

                                                                     Three Months Ended            For the Years Ended
                                                                       September 30,                    June 30,
                                                                   ----------------------        ---------------------
                                                                     2003           2002           2003          2002
                                                                   -------        -------        -------       -------
Allowance balance (at beginning of period).................        $   409        $   409        $   409       $   409
                                                                   -------        -------        -------       -------
Charge-offs................................................              -              -              -             -
Recoveries.................................................              -              -              -             -
                                                                   -------        -------        -------       -------
Net (charge-offs) recoveries...............................              -              -              -             -
Provision for loan losses..................................              -              -              -             -
                                                                   -------        -------        -------       -------
Allowance balance (at end of period).......................        $   409        $   409        $   409       $   409
                                                                   =======        =======        =======       =======

Total loans outstanding....................................        $49,419        $51,897        $48,171       $53,079
                                                                   =======        =======        =======       =======
Average loans outstanding..................................        $48,907        $53,213        $49,841       $53,896
                                                                   =======        =======        =======       =======
Allowance for loan losses as a percent of total loans
   outstanding.............................................           0.83%          0.79%          0.85%         0.77%
                                                                   =======        =======        =======       =======
Net loans charged off as a percent of average loans
   outstanding.............................................              -%             -%             -%            -%
                                                                   =======        =======        =======       =======

         Allocation of Allowance for Loan Losses. The following table sets forth the allocation of the Association's allowance for loan losses by loan category and the percent of loans in each category to total loans receivable, net, at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses which may occur within the loan category since the total loan loss allowance is a valuation reserve applicable to the entire loan portfolio.

                                                                        At June 30,
                                         At September 30,   ---------------------------------------
                                               2003              2003                2002
                                         -----------------  ------------------ --------------------
                                                  Percent             Percent              Percent
                                                  of Loans            of Loans             of Loans
                                                  to Total            to Total             to Total
                                          Amount   Loans    Amount     Loans    Amount     Loans
                                          ------   -----    ------     -----    ------     -----
                                                          (Dollars in thousands)
At end of period allocated to:
Real estate mortgage:
   One-to-four family................     $  154     68.1%   $  168     70.1%    $  171     73.3%
   Multi-family and commercial.......         84     10.6        92      9.1         96      6.9
Construction.........................         97      5.2        66      4.0         52      3.0
Automobile ..........................         44      7.2        50      7.5         57      8.4
Second mortgage......................         13      6.0        15      5.5         13      4.7
Other consumer.......................         17      2.9        18      3.8         20      3.7
                                          ------    -----    ------    -----     ------    -----
     Total allowance.................     $  409    100.0%   $  409    100.0%    $  409    100.0%
                                          ======    =====    ======    =====     ======    =====

Securities Portfolio

         General. Federally-chartered savings banks have the authority to invest in various types of liquid assets. The investments authorized by our investment policy, as approved by the Board, include U.S. government and government agency obligations, mortgage-related securities of various U.S. government agencies or government-sponsored entities and private corporate issuers (including securities collateralized by mortgages), corporate bonds, commercial paper, certificates of deposits of insured banks and savings institutions and municipal securities. The Investment Committee, comprised of Directors Formby, Labadie, Strahan and White, is responsible for the review of investment strategies and the approval of investment decisions.

         Our primary objective in operating the securities portfolio is to assist in management of interest rate risk by matching the Bank's interest-sensitive liabilities. Our other objectives are to provide liquidity and earnings, in that order of priority. Investments in securities are made based on certain considerations, which include the interest rate, tax considerations, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered. All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value.

         We do not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments. Further, we do not invest in securities which are not rated investment grade.

         Our securities portfolio at September 30, 2003 did not contain securities of any issuer with an aggregate book value in excess of 10% of our equity, excluding those issued by the United States government or government agencies, other than our investment in the Shay Asset Management Fund Adjustable-Rate Mortgage Fund, a mutual fund which invests in adjustable-rate mortgage-backed securities, with a carrying value of approximately $11.4 million at September 30, 2003. All such mortgage-backed securities are either issued by U.S. government agencies or government-sponsored enterprises or rated in the two highest investment grades. This fund is rated AAA by Standard & Poor's.

         Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held-to-maturity," "trading securities" or "available-for-sale," based on management's intent as to the ultimate disposition of each security. Statement No. 115 allows debt securities to be classified as "held-to-maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held-to-maturity."

         We do not currently use or maintain a trading account. Securities not classified as "held-to- maturity" are classified as "available-for-sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity. Approximately $5.0 million of our securities portfolio is pledged as collateral for deposits.

         Mortgage-Related Securities. Mortgage-related securities represent a participation interest in a pool of one- to four-family or multi-family mortgages, although we focus primarily on mortgage-related securities secured by one- to four-family mortgages. Our mortgage-related securities portfolio includes mortgage-backed securities and collateralized mortgage obligations issued by U.S. government agencies or government-sponsored entities, such as Federal Home Loan Mortgage Corporation, the Government

National Mortgage Association, and the Federal National Mortgage Association, as well as by private corporate issuers. The portfolio also includes an investment in an adjustable rate mortgage mutual fund, with a carrying value of approximately $11.4 million at September 30, 2003.

         The mortgage originators use intermediaries (generally government agencies and government- sponsored enterprises, but also a variety of private corporate issuers) to pool and repackage the participation interests in the form of securities, with investors such as us receiving the principal and interest payments on the mortgages. Securities issued or sponsored by U.S. government agencies and government- sponsored entities are guaranteed as to the payment of principal and interest to investors. Privately issued securities typically offer rates above those paid on government agency issued or sponsored securities, but lack the guaranty of those agencies and are generally less liquid investments. In the absence of an agency guarantee, our policy requires that we purchase only privately-issued mortgage-related securities that have been assigned credit ratings of AA or AAA by the applicable securities rating agencies.

         Mortgage-backed securities are pass-through securities typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a specific range and have varying maturities. The life of a mortgage-backed security thus approximates the life of the underlying mortgages. Mortgage-backed securities generally yield less than the mortgage loans underlying such securities. The characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates.

         Collateralized mortgage obligations are mortgage-derivative products that aggregate pools of mortgages and mortgage-backed securities and create different classes of securities with varying maturities and amortization schedules as well as a residual interest with each class having different risk characteristics. The cash flows from the underlying collateral are usually divided into "tranches" or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage-backed securities as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. Unlike mortgage-backed securities from which cash flow is received and prepayment risk is shared pro rata by all securities holders, cash flows from the mortgages and mortgage-backed securities underlying collateralized mortgage obligations are paid in accordance with a predetermined priority to investors holding various tranches of the securities or obligations. A particular tranche or class may carry prepayment risk which may be different from that of the underlying collateral and other tranches. Investing in collateralized mortgage obligations allows us to better manage the prepayment and extension risk associated with conventional mortgage-related securities. Management believes collateralized mortgage obligations represent attractive alternatives relative to other investments due to the wide variety of maturity, repayment and interest rate options available. At September 30, 2003, collateralized mortgage obligations comprised $7.3 million of our securities portfolio, all of which were issued or guaranteed by U.S. government agencies or government-sponsored enterprises.

         Other Securities. In addition, at September 30, 2003 we held an approximate investment of $668,000 in Federal Home Loan Bank of Topeka common stock (this amount is not shown in the securities portfolio). As a member of the Federal Home Loan Bank of Topeka, ownership of Federal Home Loan Bank of Topeka common shares is required.

         The following table sets forth the carrying value of our securities portfolio at the dates indicated. Securities that are held-to-maturity are shown at our amortized cost, and securities that are available-for- sale are shown at the current market value.

                                              At             At June 30,
                                          September 30,   -----------------
                                              2003          2003      2002
                                            -------       -------   -------
                                                      (In thousands)

Securities Held-to-Maturity:
Mortgage-backed securities and CMOs....     $ 8,972       $ 8,599   $ 8,184
                                            -------       -------   -------

Securities Available-for-Sale:
Shay Adjustable-Rate Mortgage Fund(1)..      11,372         9,375     7,155
                                            -------       -------   -------

 Total ................................     $20,344       $17,974   $15,339
                                            =======       =======   =======

-------------
(1)  Consisting primarily of mortgage-related securities.

         The following table sets forth certain information regarding the carrying values, weighted average yields and maturities of our securities portfolio at September 30, 2003. This table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

                                                   At September 30, 2003
                                  -----------------------------------------------------------------
                                  One Year or Less   One to Five Years      Total Securities
                                  ----------------   -----------------   --------------------------
                                 Carrying   Average  Carrying    Average Carrying   Average  Market
                                  Value      Yield    Value       Yield   Value     Yield    Value
                                  -----      -----    -----       -----   -----     -----    -----
                                                       (Dollars in thousands)
Mortgage-backed securities and
    CMOs .....................   $ 1,887      5.47%  $ 7,085      3.80%  $ 8,972      4.15%  $ 8,949
Shay Adjustable-Rate
    Mortgage Fund (1) ........    11,372      2.03         -         -    11,372      2.03    11,372
                                 -------      ----   -------      ----   -------      ----   -------
  Total ......................   $13,259      2.52%  $ 7,085      3.80%  $20,344      2.96%  $20,321
                                 =======      ====   =======      ====   =======      ====   =======

------------
(1)  Consisting primarily of mortgage-related securities.

Sources of Funds

         General. Deposits are our major source of funds for lending and other investment purposes. In addition, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity of securities. Loan and securities payments are a relatively stable source of funds, while deposit inflows are significantly influenced by general interest rates and money market conditions. Borrowings (principally from the Federal Home Loan Bank) are also used to supplement the amount of funds for lending and investment.

         Deposits. Our current deposit products include checking, savings, money market, savings accounts, certificates of deposit accounts ranging in terms from thirty days to five years, and individual retirement accounts with terms starting at eighteen months. Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time that the funds must remain on deposit and the applicable interest rate.

         Deposits are obtained primarily from within Osage and Washington Counties, Oklahoma. Traditional methods of advertising are used to attract new customers and deposits, including print and broadcast media, cable TV, direct mail and inserts included with customer statements. We do not currently use deposit brokers.

         The determination of interest rates is based upon a number of factors, including: (1) our need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a weekly survey of general market rates and rates of a selected group of competitors' rates for similar products; (3) our current cost of funds and yield on assets; and (4) the alternate cost of funds on a wholesale basis, in particular the cost of advances from the Federal Home Loan Bank. Interest rates are reviewed by senior management on a weekly basis and evaluated by the ALCO committee monthly.

         A large percentage of our deposits are in certificates of deposit. Our liquidity could be reduced if a significant amount of certificates of deposit, maturing within a short period of time, were not renewed. Historically, a significant portion of the certificates of deposit remain with us after they mature and we believe that this will continue. However, the need to retain these time deposits could result in an increase in our cost of funds.

         Deposit Distribution. The following table sets forth the distribution of our deposits at the dates indicated and the weighted average nominal interest rates for each period on each category of deposits presented.

                                                                                       At June 30,
                                    At September 30,        -------------------------------------------------------------------
                                         2003                            2003                                2002
                                --------------------------  --------------------------------    ------------------------------
                                                  Weighted                         Weighted                          Weighted
                                        Percent   Average               Percent    Average                 Percent   Average
                                        of Total  Nominal               of Total   Nominal                 of Total  Nominal
                                Amount  Deposits   Rate      Amount    Deposits     Rate         Amount    Deposits   Rate
                                ------  --------   ----      ------    --------     ----         ------    --------   ----
                                                             (Dollars in thousands)
Demand and NOW deposits....... $ 2,662     4.6%      0.00%   $ 2,961        5.0%    0.00%       $ 2,508       4.3%     0.00%
Interest-bearing  demand
    and NOW deposits..........   6,651    11.6       0.59      6,458       11.0     0.58          5,828       9.9      1.04
Money markets.................   8,637    15.1       1.49      7,926       13.5     1.58          7,677      13.0      2.33
Savings accounts                 4,151     7.2       1.00      4,068        6.9     1.00          3,750       6.4      1.50
Certificates of deposit.......  35,278    61.5       3.26     37,420       63.6     3.43         39,085      66.4      4.40
                                ------    ----                ------       ----                  ------      ----

    Total deposits............ $57,379   100.0%      2.37%   $58,833      100.0%    2.53%       $58,848     100.0%     3.43%
                                ======   =====                ======      =====                 =======     =====

         Jumbo Certificates of Deposit. The following table shows the amount of certificates of deposit of $100,000 or more at Osage Federal, by time remaining until maturity as of September 30, 2003.


                                                            Certificates
          Maturity Period                                    of Deposits
          ---------------                                    -----------
                                                            (In thousands)
          Within three months.............................       $ 3,332
          Three through six months........................         1,243
          Six through twelve months.......................         2,523
          Over twelve months..............................         5,520
                                                                 -------
                                                                 $12,618
                                                                 =======

         Approximately one-third of our deposits of $100,000 or more are municipal deposits for which we are required to pledge securities as collateral. Although these deposits may be subject to competitive bidding, they have been a stable source of funds in the past. No assurance can be given, however, that we will be able to retain these deposits in the future.

         Borrowings. To supplement our deposits as a source of funds for lending or investment, we borrow funds in the form of advances from the Federal Home Loan Bank. We regularly make use of Federal Home Loan Bank advances as part of our interest rate risk management, primarily to extend the duration of funding to match the longer term fixed rate loans held in the loan portfolio as part of our growth strategy. Current borrowings are in the form of long-term advances ranging in original terms from three to five years and are laddered with approximately $1.0 million maturing every six months.

         Advances from the Federal Home Loan Bank are typically secured by the Federal Home Loan Bank stock we own and a portion of our residential mortgage loans and may be secured by other assets, mainly securities that are obligations of or guaranteed by the U.S. government. At September 30, 2003, our borrowing limit with the Federal Home Loan Bank was approximately $28.3 million. Additional information regarding our Federal Home Loan Bank advances is included under Note 8 of the Notes to the Financial Statements beginning on page F-7.

         The following table sets forth certain information regarding our borrowed funds.

                                                             At or For the
                                                              Three Months                At or For the
                                                                 Ended                 Year Ended June 30,
                                                             September 30,             -------------------
                                                                  2003                2003              2002
                                                             -------------            ----              ----
                                                                         (Dollars in thousands)
FHLB Advances:
Average balance outstanding............................         $11,000           $11,538           $10,923
Maximum amount outstanding
  at any month-end during the period...................         $11,000           $13,000           $12,000
Balance outstanding at end of period...................         $11,000           $11,000           $11,000
Weighted average interest rate during the period.......            5.45%             5.60%             6.19%
Weighted average interest rate at end of period........            5.19%             5.46%             5.94%

Subsidiary Activity

         Osage Federal has no subsidiaries.

Personnel

         As of September 30, 2003, we had 29 full-time employees and one part-time employee. The employees are not represented by a collective bargaining unit. We believe our relationship with our employees is satisfactory.

Properties and Equipment

         At September 30, 2003, our net investment in property and equipment totaled $1.3 million. We use an outside service company for data processing. The following table sets forth the location of our main office and branch office, the year the offices were opened and the net book value of each office.


                                         Year
                                       Facility   Leased or    Net Book Value at
Office Location                         Opened      Owned     September 30, 2003
---------------                         ------      -----     ------------------

Main Office                              1978       Owned         $736,000
239 East Main Street
Pawhuska, OK  74056

Branch Office                            1991       Owned         $453,000
3309 S.E. Frank Phillips Boulevard
Bartlesville, OK  74006


Legal Proceedings

         Osage Federal, from time to time, is a party to routine litigation, which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which the bank holds security interests, claims involving the making and servicing of real property loans, and other issues incident to the business of the bank. There were no lawsuits pending or known to be contemplated against Osage Federal at September 30, 2003 that would have a material effect on our financial condition, operations or income.

                                   REGULATION

         Set forth below is a brief description of certain laws that relate to the regulation of Osage Federal and Osage Federal Financial, Inc. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations. Osage Federal and Osage Federal Financial, Inc. operate in a highly regulated industry. This regulation and supervision establishes a comprehensive framework of activities in which a federal savings bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors.

         Any change in applicable statutory and regulatory requirements, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the United States Congress, could have a material adverse impact on Osage Federal Financial, Inc. and Osage Federal, and their operations. The adoption of regulations or the enactment of laws that restrict the operations of Osage Federal and/or Osage Federal Financial, Inc. or impose burdensome requirements upon one or both of them could reduce their profitability and could impair the value of Osage Federal's franchise, resulting in negative effects on the trading price of Osage Federal Financial, Inc. common stock.

Regulation of Osage Federal

         General. As a federally chartered, Federal Deposit Insurance Corporation-insured savings bank, Osage Federal is subject to extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the level of the allowance for loan losses. The activities of federal savings banks are subject to extensive regulation including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. Federal savings banks are also subject to reserve requirements imposed by the Federal Reserve System. A federal savings bank's relationship with its depositors and borrowers is regulated by both state and federal law, especially in such matters as the ownership of savings accounts and the form and content of the bank's mortgage documents.

         Osage Federal must file reports with the Office of Thrift Supervision concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. The Office of Thrift Supervision regularly examines Osage Federal and prepares reports to Osage Federal's Board of Directors on deficiencies, if any, found in its operations.

         Insurance of Deposit Accounts. The Federal Deposit Insurance Corporation administers two separate deposit insurance funds. Generally, the Bank Insurance Fund insures the deposits of commercial banks and the Savings Association Insurance Fund insures the deposits of savings institutions. The Federal Deposit Insurance Corporation is authorized to increase deposit insurance premiums if it determines such increases are appropriate to maintain the reserves of either the Bank Insurance Fund or the Savings Association Insurance Fund or to fund the administration of the Federal Deposit Insurance Corporation. In addition, the Federal Deposit Insurance Corporation is authorized to levy emergency special assessments on Bank Insurance Fund and Savings Association Insurance Fund members. The assessment rate for most savings institutions, including Osage Federal, is currently 0%.

         In addition, all Federal Deposit Insurance Corporation-insured institutions are required to pay assessments to the Federal Deposit Insurance
Corporation to fund interest payments on bonds issued by the Financing Corporation, an agency of the federal government established to recapitalize the predecessor to the Savings Association Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2017.

         Regulatory Capital Requirements. Office of Thrift Supervision capital regulations require savings institutions to meet three capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) "Tier 1" or "core" capital equal to at least 4% (3% if the institution has received the highest possible rating on its most recent examination) of total adjusted assets, and
(3) risk-based capital equal to 8% of total risk-weighted assets. For Osage Federal's compliance with these regulatory capital standards, see Historical and Pro Forma Capital Compliance on page ___.

         In addition, the Office of Thrift Supervision may require that a savings institution that has a risk- based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to total adjusted assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) take certain action to increase its capital ratios. If the savings institution's capital is significantly below the minimum required levels of capital or if it is unsuccessful in increasing its capital ratios, the Office of Thrift Supervision may restrict its activities.

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

         For purposes of the Office of Thrift Supervision capital regulations, tangible capital is defined as core capital less all intangible assets except for certain mortgage servicing rights. Tier 1 or core capital is defined as common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, and certain non-withdrawable accounts and pledged deposits of mutual savings banks. Osage Federal does not have any subsidiaries, non-withdrawable accounts or pledged deposits. Tier 1 and core capital are reduced by an institution's intangible assets, with limited exceptions for certain mortgage and non-mortgage servicing rights and purchased credit card relationships. Both core and tangible capital are further reduced by an amount equal to the savings institution's debt and equity investments in "non-includable" subsidiaries engaged in activities not permissible to national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies.

         The risk-based capital standard for savings institutions requires the maintenance of total capital of 8% of risk-weighted assets. Total capital equals the sum of core and supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to 45% of unrealized gains on equity securities. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. For purposes of determining total capital, a savings institution's assets are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the institution's equity investments (other than those deducted from core and tangible capital) and its high loan-to-value ratio land loans and non-residential construction loans.

         A savings institution's risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance- sheet item after being multiplied by an assigned risk weight. These risk weights range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and certain other assets.

         Prompt  Corrective  Regulatory  Action.  Under  the  Office  of  Thrift
Supervision Prompt Corrective Action regulations, the Office of Thrift Supervision is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has total risk-based capital of less than 8.0%, or a leverage ratio or a Tier 1 core capital ratio that is less than 4.0%, is considered to be undercapitalized. A savings institution that has total risk-based capital less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized." A savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within forty-five days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The Office of
Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

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

         Dividend and Other Capital Distribution Limitations. The Office of Thrift Supervision imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends.

         A savings institution that is a subsidiary of a savings and loan holding company, such as Osage Federal, must file an application or a notice with the Office of Thrift Supervision at least thirty days before making a capital distribution. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the Office of Thrift Supervision; (ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings institution's net income for that year to date plus the institution's retained net income for the preceding two years; (iii) it would not adequately be capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the Office of Thrift Supervision or applicable regulations.

         The Office of Thrift Supervision may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

         Osage Federal will be required to file a capital distribution notice or application with the Office of Thrift Supervision before paying any dividend to Osage Federal Financial, Inc. However, capital distributions by Osage Federal Financial, Inc., as a savings and loan holding company, will not be subject to the Office of Thrift Supervision capital distribution rules.

         Qualified Thrift Lender Test. Federal savings institutions must meet a qualified thrift lender test or they become subject to the business activity restrictions and branching rules applicable to national banks. To qualify as a qualified thrift lender, a savings institution must either (i) be deemed a "domestic building and loan association" under the Internal Revenue Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans and investments in premises of the institution or (ii) satisfy the statutory qualified thrift lender test set forth in the Home Owners' Loan Act by maintaining at least 65% of its portfolio assets in qualified thrift investments (defined to include residential mortgages and related equity investments, certain mortgage-related securities, small business loans, student loans and credit card loans, and 50% of certain community development loans). For purposes of the statutory qualified thrift lender test, portfolio assets are defined as total assets minus intangible assets, property used by the institution in conducting its business, and liquid assets equal to 20% of total assets. A savings institution must maintain its status as a qualified thrift lender on a monthly basis in at least nine out of every twelve months. Osage Federal met the qualified thrift lender test as of September 30, 2003 and in each of the last twelve months and, therefore, qualifies as a qualified thrift lender.

         Transactions with Affiliates. Generally, federal banking law requires that transactions between a savings institution or its subsidiaries and its affiliates must be on terms as favorable to the savings institution as comparable transactions with non-affiliates. In addition, extensions of credit to affiliates and purchases from affiliates are restricted to an aggregate percentage of the savings institution's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings institution. In addition, a savings institution may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. The Office of Thrift Supervision has the discretion to treat subsidiaries of savings institutions as affiliates on a case-by-case basis.

         Community Reinvestment Act. Under the Community Reinvestment Act, every insured depository institution, including Osage Federal, has a continuing and affirmative obligation consistent with

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

its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the Office of Thrift Supervision to assess the depository institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, such as a merger or the establishment of a branch office by Osage Federal. An unsatisfactory Community Reinvestment Act examination rating may be used by the Office of Thrift Supervision as the basis for the denial of an application. Osage Federal received a satisfactory Community Reinvestment Act rating in its most recent Community Reinvestment Act examination by the Office of Thrift Supervision.

         Federal Home Loan Bank System. Osage Federal is a member of the Federal Home Loan Bank of Topeka, which is one of twelve regional Federal Home Loan Banks. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members pursuant to policies and procedures established by the board of directors of the Federal Home Loan Bank.

         As a member, Osage Federal is required to purchase and maintain stock in the Federal Home Loan Bank of Topeka in an amount equal to the greater of 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of Federal Home Loan Bank advances. We are in compliance with this requirement. The Federal Home Loan Bank imposes various limitations on advances such as limiting the amount of certain types of real estate related collateral to 30% of a member's capital and limiting total advances to a member.

         The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid and could continue to do so in the future.

         Federal Reserve System. The Federal Reserve System requires all depository institutions to maintain non-interest-bearing reserves at specified levels against their checking accounts and non-personal certificate accounts. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the Office of Thrift Supervision liquidity requirements.

Regulation of Osage Federal Financial, Inc.

         General. Upon completion of the reorganization and minority stock offering, Osage Federal Financial, Inc. will be a savings and loan holding company within the meaning of Section 10 of the Home Owners' Loan Act. It will be required to file reports with the Office of Thrift Supervision and will be subject to regulation and examination by the Office of Thrift Supervision. In addition, the Office of Thrift Supervision will have enforcement authority over Osage Federal Financial, Inc. and any non-savings institution subsidiaries. This will permit the Office of Thrift Supervision to restrict or prohibit activities that it determines to be a serious risk to Osage Federal. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of Osage Federal Financial, Inc.

         Activities Restrictions. As a savings institution holding company and as a subsidiary holding company of a mutual holding company, Osage Federal Financial, Inc. will be subject to statutory and regulatory restrictions on its business activities. The non-banking activities of Osage Federal Financial, Inc. and its non-savings institution subsidiaries are restricted to certain activities specified by Office of

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

Thrift Supervision regulation, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act. Before engaging in any non-banking activity or acquiring a company engaged in any such activities, Osage Federal Financial, Inc. must file with the Office of Thrift Supervision either a prior notice or (in the case of non-banking activities permissible for bank holding companies) an application regarding its planned activity or acquisition.

         Mergers and Acquisitions. Osage Federal Financial, Inc. must obtain approval from the Office of Thrift Supervision before acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. In evaluating an application for Osage Federal Financial, Inc. to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of Osage Federal Financial, Inc. and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

         Waivers of Dividends by Osage Federal MHC. Office of Thrift Supervision regulations require Osage Federal MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from Osage Federal Financial, Inc. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the savings association subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company are considered as a restriction on the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with Statement of Financial Accounting Standards No. 5, where the savings association determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and (iv) the amount of any waived dividend is considered as having been paid by the savings association in evaluating any proposed dividend under Office of Thrift Supervision capital distribution regulations.

         We anticipate that Osage Federal MHC will waive dividends paid by Osage Federal Financial, Inc., if any. Under Office of Thrift Supervision regulations, our public stockholders would not be diluted because of any dividends waived by Osage Federal MHC (and waived dividends would not be considered in determining an appropriate exchange ratio) in the event Osage Federal MHC converts to stock form.

         Conversion of Osage Federal MHC to Stock Form. Office of Thrift Supervision regulations will permit Osage Federal MHC to convert from the mutual form of organization to the capital stock form of organization, commonly referred to as a second step conversion. In a second step conversion a new holding company would be formed as the successor to Osage Federal Financial, Inc., Osage Federal MHC's corporate existence would end, and certain depositors of Osage Federal would receive the right to subscribe for shares of the new holding company. In a second step conversion, each share of common stock held by stockholders other than Osage Federal MHC would be automatically converted into a number of shares of common stock of the new holding company determined pursuant to an exchange ratio that ensures that Osage Federal Financial, Inc. stockholders own the same percentage of common stock in the new holding company as they owned in Osage Federal Financial, Inc. immediately prior to the second step conversion. Under Office of Thrift Supervision regulations, Osage Federal Financial, Inc. stockholders would not be diluted because of any dividends waived by Osage Federal MHC (and waived dividends

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

would not be considered in determining an appropriate exchange ratio), in the event Osage Federal MHC converts to stock form. The total number of shares held by Osage Federal Financial, Inc. stockholders after a second step conversion also would be increased by any purchases by Osage Federal Financial, Inc. stockholders in the stock offering of the new holding company conducted as part of the second step conversion.

                                    TAXATION

Federal Taxation

         Savings institutions are subject to the Internal Revenue Code of 1986, as amended, in the same general manner as other corporations.

         All thrift institutions are now subject to the same provisions as banks with respect to deductions for bad debts. Thrift institutions that are treated as "small banks" (the average adjusted bases for all assets of such institution equals $500 million or less) under the Internal Revenue Code may account for bad debts by using the experience method for determining additions to their bad debt reserve. Thrift institutions that are not treated as small banks must now use the specific charge-off method.

         Osage Federal Financial, Inc. may exclude from its income 100% of dividends received from Osage Federal as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group.

         Osage Federal's federal income tax returns have not been audited by the IRS during the past five years.

State Taxation

         Osage Federal files Oklahoma income tax returns and is subject to a state income tax that is calculated based on federal taxable income, subject to certain adjustments.

         The state income tax returns of Osage Federal have not been audited during the past five years.


                                   MANAGEMENT

Directors and Executive Officers of Osage Federal

         Osage Federal's Board of Directors is composed of seven members. The bylaws require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. Executive officers are appointed annually by the Board and serve at the Board's discretion.

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

         The following table sets forth information with respect to our directors and executive officers.

                         Age at                                                            Current
                      September 30,                                         Director        Term
Name                      2003         Position                             Since(1)       Expires
----                     ------        --------                             --------       -------

Milton Labadie             72          Chairman of the Board                  1973          2005
Mark S. White              55          President, Chief Executive             1994          2006
                                       Officer and Director
Mark A. Formby             47          Director                               1996          2005
Harvey Payne               56          Director                               1996          2006
Gary Strahan               50          Director                               1994          2004
Richard Trolinger          47          Executive Vice President, Chief        1998          2004
                                       Lending Officer and Director
Martha Hayes               63          Senior Vice President and              1984          2004
                                       Director
Sue Allen Smith            46          Vice President, Chief Financial        N/A            N/A
                                       Officer and Treasurer
Frances Altaffer           61          Vice President and Secretary           N/A            N/A

----------------------
(1) Indicates the year the individual first became a director of Osage Federal. Upon completion of the mutual holding company reorganization and minority stock offering, each director of Osage Federal will become a director of Osage Federal Financial, Inc. and Osage Federal MHC.

         The business experience of each of our directors and executive officers is set forth below. Each has held his present position for at least the past five years, except as otherwise indicated.

         Milton Labadie has been a member of the Board of Directors since 1973 and became chairman of the Board in 1994. Mr. Labadie retired as Chief Executive Officer of Osage Federal in 1995 after serving with Osage Federal since 1972. Mr. Labadie is a member of the Kiwanis Club.

         Mark S. White has been the president and chief executive officer of Osage Federal and a director since 1994. Mr. White serves as vice president and treasurer of the Bartlesville Area United Way and serves as treasurer of the Pawhuska High School Honors Banquet. In addition, Mr. White is a director and former president of the Bartlesville Credit Bureau and is a director and former president of the Kiwanis Club of Pawhuska. He also serves as a director of the Pawhuska Community Foundation.

         Mark A. Formby has been a director since 1996. Mr. Formby is the owner of Formby Propane and Formby Foods (convenience stores) located in Pawhuska. Mr. Formby is deacon chairman of the First Baptist Church in Pawhuska, Oklahoma. He is a past president of the Pawhuska Quarterback Club and past commissioner of the Pawhuska Little League Football. Mr. Formby is a member of the board of directors of the Oklahoma Grocer's Association.

         Harvey Payne has been a director since 1996. Mr. Payne is a self-employed attorney and is also a director for the Tallgrass Prairie Preserve for The Nature Conservancy in Arlington, Virginia. Mr. Payne serves as a director of the Pawhuska Community Foundation and as attorney for the Osage County Historical Society.

         Gary Strahan has been a director since 1994. Mr. Strahan is a self-employed certified public accountant. Mr. Strahan serves as a director of the Osage County Historical Society, a trustee and vice president of the Pawhuska Education Trust and a director and treasurer of the Pawhuska Band Boosters.

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

         Richard Trolinger serves as executive vice president and has been the chief lending officer since 1994 and became a director in 1998. Mr. Trolinger is also a member of the Bartlesville Builders Association, the Bartlesville Public School Foundation and the Bartlesville Chamber of Commerce.

         Martha Hayes has been employed by Osage Federal since 1974 and now serves as senior vice president and has been director in 1984. She manages the human resources department, collections and purchasing functions and assists the president in daily operation matters. Ms. Hayes is a member of the Pawhuska Chamber of Commerce and the First Baptist Church of Pawhuska.

         Sue Allen Smith has been employed with Osage Federal since 2001. She is a certified public accountant. Ms. Smith is a member of Preserve Pawhuska and the Pawhuska Retail Merchants Association. Prior to joining Osage Federal, Ms. Smith was the controller for Parker Windham, Inc., an oilfield servicing and construction firm in Beaumont, Texas in 2001. She was the controller for Tejas Engineering and Construction, Orange, Texas from 1999 to 2000, taught high school in Vidor, Texas during 1999 and served as Controller of Parker Windham, Inc. from 1998 to 1999.

         Frances Altaffer has been employed by Osage Federal since 1984 and has been vice president and corporate secretary since 1993. Ms. Altaffer is a member of the Epsilon Sigma Alpha and First United Methodist Church of Pawhuska.

Meetings and Committees of the Board of Directors

         Osage Federal Financial, Inc. will not be formed until completion of the mutual holding company reorganization and minority stock offering, thus all of the information set forth below regarding meetings and committees relates to Osage Federal. The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended June 30, 2003, the Board of Directors met 12 times, including regularly scheduled and special meetings. No director attended fewer than 75% of the total aggregate meetings of the Board of Directors plus committees on which he served during the year ended June 30, 2003. The Board maintains an Investment Committee, an Audit Committee, a Compensation Committee and an Executive Committee.

         The Investment Committee consists of Directors Formby, Labadie, Strahan and White. This committee meets as needed. The responsibilities of this committee include reviewing investment strategies and approving investment purchases.

         The Audit Committee consists of Directors Formby, Labadie, Strahan and Payne. The committee meets quarterly with the internal auditors. This committee's main responsibilities include oversight of the internal auditor and review of audit reports. The Board of Directors has determined that Mr. Strahan is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.

         The  Compensation  Committee  consists of  Directors  Formby,  Labadie,
Payne, Strahan and White. President White does not participate in committee decisions regarding his own compensation. This committee meets as needed. The responsibilities of this committee include review of salary and bonus recommendations made by management.

         The Executive Committee consists of Directors Formby, Labadie, Payne, Strahan and White.

Director Compensation

         Board Fees. Outside directors are currently paid a fee of $900 per month and an annual bonus of $1,000. Directors who also serve as employees are paid a fee of $700 per month. Members of the

Audit Committee are also paid a fee of $250 per meeting. The aggregate fees paid to the directors for the fiscal year ended June 30, 2003 were $75,200.

         We intend to enter into supplemental income agreements with Messrs. Formby, Payne and Strahan pursuant to which we will pay them an annual benefit of $6,000 upon their attainment of age 62, assuming that they remain directors until such time. They may be eligible for reduced benefits at age 62 if they do not remain with Osage Federal until such time. We intend to purchase a life insurance policies on Messrs. Formby, Payne and Strahan, the earnings on which will offset the costs of the supplemental income program.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by Osage Federal's President and Chief Executive Officer for the three years ended June 30, 2003. All compensation was paid by Osage Federal.


                                                  Annual Compensation
                                                ---------------------
                                       Fiscal                            All Other
Name and Principal Position             Year       Salary      Bonus   Compensation
---------------------------            ------      ------      -----   ------------
Mark S. White                           2003       $87,500    $7,000      $17,864 (1)
President and Chief Executive Officer   2002        83,350     6,500       17,095
                                        2001        80,100     6,500       16,754

----------------
(1) Consists of matching and supplemental contributions to his account in the 401(k) plan ($8,750), director fees ($8,400), and the value of compensation attributable to paid life insurance premiums ($714).

         Osage Federal does not currently have any employment agreements with its executive officers. The Board of Directors may consider entering into employment or change-in-control severance agreements with these officers following the Reorganization.

Benefit Plans

         401(k) Savings and Profit Sharing Plan. Osage Federal sponsors a tax-qualified defined contribution savings plan for the benefit of its employees. Employees become eligible to participate under the 401(k) Plan on the first day of any month following the completion of twelve months of service. Under the 401(k) Plan, employees may voluntarily elect to defer between 1% and 50% of compensation, not to exceed applicable limits under the Internal Revenue Code. In calendar year 2003, an employee could defer up to the lower of $12,000 or 60% of his salary. In addition, the 401(k) Plan provides for matching contributions up to a maximum of 4% of such person's salary for each participant under the 401(k) Plan, and 6% on a year-end supplemental contribution. Employee and matching contributions are immediately fully vested under the 401(k) Plan. The 401(k) Plan will be amended for participants under the 401(k) Plan to be able to direct 401(k) Plan assets to be invested in the stock of Osage Federal Financial, Inc. in the offering.

         It is intended that the 401(k) Plan will operate in compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the requirements of Section 401(a) of the Internal Revenue Code. Contributions to the 401(k) Plan for employees may be reduced in the future or eliminated as a result of contributions made to the Employee Stock Ownership Plan. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page __.

         Proposed Supplemental Retirement Program. We intend to enter into supplemental retirement agreements with our executive officers pursuant to which we will pay them a fixed annual benefit upon retirement. Under Mr. White's proposed agreement, he will receive a retirement benefit of $35,000 per year upon attaining age 65 provided he remains employed by Osage Federal until that time. If Mr. White retires or leaves Osage Federal before attaining age 65, he may be eligible for a reduced benefit at age 65. Mr. Trolinger and Ms. Smith will be eligible for annual retirement benefits of $25,000 and $19,000, respectively, upon attaining age 65 and Ms. Hayes will be eligible for a retirement benefit of $20,000 upon attaining age 70. Mr. Trolinger's and Ms. Smith's retirement benefits will vest over ten-year period after they have been with Osage Federal for another five years. Ms. Hayes will not vest until she reaches age 70 at which time she will be fully vested. We intend to purchase life insurance policies on the participating officers, the earnings on which will offset the costs of the supplemental retirement program.

Potential Stock Benefit Plans

         Employee Stock Ownership Plan. We intend to establish an employee stock ownership plan for the exclusive benefit of participating employees of Osage Federal, to be implemented after the completion of the offering. Participating employees are employees who have completed one year of service and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the employee stock ownership plan will be submitted to the IRS. Although no assurances can be given, we expect that the employee stock ownership plan will receive a favorable letter of determination from the IRS.

         The employee stock ownership plan is to be funded by contributions made by Osage Federal in cash or common stock. Benefits may be paid either in shares of the common stock or in cash. The plan will borrow funds with which to acquire up to 8.0% of the shares issued in the offering to persons other than Osage Federal MHC. The employee stock ownership plan may elect, in whole or in part, to fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval. The employee stock ownership plan intends to borrow funds from Osage Federal Financial, Inc. The loan is expected to be for a term of ten years at an annual interest rate equal to the prime rate as published in The Wall Street Journal. Presently it is anticipated that the employee stock ownership plan will purchase up to 8% of the shares issued in the offering to persons other than Osage Federal MHC. The loan will be secured by the shares purchased and earnings of employee stock ownership plan assets. Shares purchased with loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. It is anticipated that all contributions will be tax-deductible. This loan is expected to be fully repaid in approximately ten years.

         Contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of base compensation. All participants must be employed at least 1,000 hours in a plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become fully vested in plan allocations following five years of service. Employment before the adoption of the employee stock ownership plan shall be credited for the purposes of vesting. Contributions to the employee stock ownership plan by Osage Federal are discretionary and may cause a reduction in other forms of compensation, including our 401(k) Plan. As a result, benefits payable under this plan cannot be estimated.

         The Board of Directors has appointed the non-employee directors to a committee that will administer the plan and serve as the plan's trustees. The trustees must vote all allocated shares held in the plan as directed by plan participants. Unallocated shares and allocated shares for which no timely direction is received will be voted as directed by the Board of Directors or the plan's committee, subject to the trustees' fiduciary duties.

         Stock Option Plan. We intend to adopt a stock option plan for the benefit of directors and officers after the offering after the passage of at least one year from the completion of the offering. We may, however, decide to adopt the stock option plan sooner than one year following the offering, but in no event will the plan be adopted sooner than six months subsequent to the completion of the offering. If the stock option plan is implemented within one year of the completion of the offering, it will comply with the Office of Thrift Supervision regulations related to such plans, including limitations on vesting and allocation of awards. Any plan adopted within one year of the completion of the offering will be subject to stockholder approval at a meeting of stockholders held no sooner than six months subsequent to the completion of the offering. Up to 5% of the total number of shares of common stock to be issued in the offering to public stockholders and Osage Federal MHC will be reserved for issuance under the stock option plan. No determinations have been made as to the specific terms of, or awards under, the stock option plan.

         The purpose of the stock option plan will be to attract and retain qualified personnel in key positions, provide officers and directors with a proprietary interest in Osage Federal Financial, Inc. as an incentive to contribute to our success and reward directors and officers for outstanding performance. Although the terms of the stock option plan have not yet been determined, it is expected that the stock option plan will provide for the grant of: (1) options to purchase the common stock intended to qualify as incentive stock options under the Internal Revenue Code (incentive stock options); and (2) options that do not so qualify (non-incentive stock options). Any stock option plan would be in effect for up to ten years from the earlier of adoption by the Board of Directors or approval by the stockholders. Options would expire no later than 10 years from the date granted and would expire earlier if the option committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including seniority, job duties and responsibilities and job performance.

         Restricted Stock Plan. We also intend to establish a restricted stock plan to provide our officers and directors with a proprietary interest in Osage Federal Financial, Inc. We intend to adopt the restricted stock plan after the passage of at least one year from the completion of the offering. We may, however, decide to adopt the restricted stock plan sooner than one year following the offering, but in no event will the plan be adopted sooner than six months subsequent to the completion of the offering. If the restricted stock plan is implemented within one year of the completion of the offering, it will comply with the Office of Thrift Supervision regulations related to such plans, including limitations on vesting and allocation of awards. Any plan adopted within one year of the completion of the offering will be subject to stockholder approval at a meeting of stockholders held no sooner than six months subsequent to the completion of the offering. The restricted stock plan is expected to provide for the award of common stock, subject to vesting restrictions, to eligible officers and directors.

         We expect to contribute funds to the restricted stock plan to acquire, in the aggregate, up to 2% of the total number of shares of common stock issued in the offering to public stockholders and Osage Federal MHC, provided, however, that, pursuant to the regulations of the Office of Thrift Supervision, if the plan is adopted within one year of the completion of the offering, the plan will be limited to up to 1.5% if Osage Federal does not have tangible capital of at least 10% at the time the plan is established. Shares used to fund the restricted stock plan may be acquired through open market purchases or provided from authorized but unissued shares. No determinations have been made as to the specific terms of the restricted stock plan.

Transactions with Management and Others

         During the two years ended June 30, 2003, no directors, officers or their immediate family members were engaged in business transactions with Osage Federal involving more than $60,000 (other than through a loan as part of the Bank's regular lending operations).

         Osage Federal makes loans to its directors, officers and employees in the ordinary course of business. Directors and officers do not receive any discounts or waivers of fees. Employees are offered loans on the same terms and conditions as if offered to the general public with two exceptions. If an employee has been employed by Osage Federal for at least six months, the employee will receive a discount of 0.5% discount of the interest rate for a mortgage loan on their personal residence while they are employed. This rate reduction ceases at termination of employment. In addition, employees receive a waiver of the $25 document preparation fee for consumer loans. Loans to directors, officers and employees are otherwise on substantially the same terms and conditions as those of comparable transactions prevailing at the time with other persons. Such loans also do not include more than the normal risk of collectibility or present other unfavorable features.

Proposed Stock Purchases by Management

         While no formal decisions have been made, preliminary indications are that Osage Federal Financial, Inc.'s directors and executive officers and their associates will purchase approximately 106,600 shares of common stock in the offering, which represents 8.3%, 7.1% and 6.2% of the total shares to be outstanding after the offering at the minimum, midpoint and maximum of the offering range, respectively.

         The following table sets forth for each of the directors and executive officers of Osage Federal Financial, Inc. (including in each case all "associates" of the directors and executive officers) the number of shares of common stock which each director and officer have preliminarily indicated they intend to purchase. The table does not include purchases by the employee stock ownership plan and does not take into account any stock benefit plans to be adopted following the stock offering. See Management - Potential Stock Benefit Plans on page ___

                                                                Percentage of Total        Percentage of Total  Percentage of Total
                              Total          Total Dollar        Outstanding Shares        Outstanding Shares    Outstanding Shares
                            Number of          Amount of                 at                        at                    at
                          Shares to be       Shares to be          Minimum of the            Midpoint of the       Maximum of the
         Name               Purchased          Purchased         Offering Range(1)          Offering Range(2)    Offering Range(3)
----------------------      ---------          ---------         --------------             --------------       ------------------
Milton Labadie                        100         $    1,000             *                          *                    *
Mark S. White                      15,000            150,000            1.2%                       1.0%                  *
Mark A. Formby                     15,000            150,000            1.2%                       1.0                   *
Harvey Payne                       15,000            150,000            1.2%                       1.0                   *
Gary Strahan                       15,000            150,000            1.2%                       1.0                   *
Richard Trolinger                  15,000            150,000            1.2%                       1.0                   *
Martha Hayes                       15,000            150,000            1.2%                       1.0                   *
Sue Allen Smith                    12,500            125,000            1.0%                        *                    *
Frances Altaffer                    4,000             40,000             *                          *                    *
                                  -------         ----------            ---                        ---                  ---
         Total                    106,600         $1,066,000            8.3%                       7.1%                 6.2%
                                  =======         ==========            ===                        ===                  ===

-----------------
*    Less than 1.0%.
(1) Assumes the issuance of 1,277,975 shares in the offering, including shares to be issued to Osage Federal MHC.
(2) Assumes the issuance of 1,503,500 shares in the offering, including shares to be issued to Osage Federal MHC.
(3) Assumes the issuance of 1,729,025 shares in the offering, including shares to be issued to Osage Federal MHC.

         If the stockholders of Osage Federal Financial, Inc. approve the stock benefit plans as discussed in this prospectus (including 2% of the total number of shares of common stock issued in the offering to public stockholders and Osage Federal MHC for the restricted stock plan and 5% of the total number of shares of common stock issued in the offering to public stockholders and Osage Federal MHC for the stock option plan), and assuming that all of the shares of common stock available for award under the restricted stock plan are awarded and all of the options available under the stock option plan are awarded and exercised, the aggregate ownership of directors and executive officers would increase to 15.3% at the minimum of the offering range, 14.1% at the midpoint of the offering range, and 13.2% at the maximum of the offering range, assuming that the plans are funded with newly issued shares instead of shares acquired in open market purchases and assuming that no awards are made to non-executive officers. See Management - Potential Stock Benefit Plans on page ___.

         Purchases of common stock in the offering by directors and executive officers will be counted toward the minimum of 383,393 shares required to be sold to public stockholders to complete the offering. Management may, but is not required to, purchase additional shares in the offering to satisfy the 383,393 share minimum, subject to the limitation on the individual maximum share purchase limitations and the requirement that directors, executive officers and their associates may not purchase, in the aggregate, more than 34% of the shares sold in the offering.

         Shares of common stock purchased by directors and executive officers cannot be sold for a period of one year following the offering, and stock certificates issued to directors and executive officers will bear a legend restricting their sale. See The Stock Offering - Restrictions on Transferability by Directors and Executive Officers on page ___.

Security Ownership of Certain Beneficial Owners and Management

         Currently, there are no outstanding shares of common stock of Osage Federal Financial, Inc. After the stock offering, Osage Federal MHC will hold 70% of the outstanding common stock of Osage Federal Financial, Inc. Information regarding the planned purchases of common stock in the stock offering by directors and executive officers of Osage Federal Financial, Inc. (including in each case all "associates" of the directors and executive officers) is set forth above under Proposed Stock Purchases by Management.


                               THE REORGANIZATION

         The Board of Directors of Osage Federal and the Office of Thrift Supervision have approved the plan of mutual holding company reorganization and stock issuance subject to the plan's approval by members at a special meeting of members, and subject to the satisfaction of certain other conditions imposed by the Office of Thrift Supervision in its approval. Office of Thrift Supervision approval does not constitute a recommendation or endorsement of the plan by the Office of Thrift Supervision.

General

         On November 24, 2003, the Board of Directors adopted the plan of mutual holding company reorganization and stock issuance, pursuant to which Osage Federal will reorganize from a federally- chartered mutual savings association into a two-tier federal mutual holding company structure. Osage Federal will be a wholly owned subsidiary of Osage Federal Financial, Inc., the majority of whose shares will be owned by Osage Federal MHC. Concurrently with the reorganization, Osage Federal Financial, Inc. will sell 30% of its common stock in the offering to Osage Federal's members and the general public. The Board of Directors unanimously adopted the plan after considering the advantages and disadvantages of the reorganization and offering and alternative transactions, including a full conversion from the mutual to stock form of organization.

         The plan has been approved by the Office of Thrift Supervision subject to, among other things, approval of the plan by Osage Federal's members as of the voting record date. A special meeting of members has been called for this purpose, to be held on ____________, 2004. After the approval of the plan by Osage Federal's members and the satisfaction of all other conditions precedent to the reorganization, Osage Federal will effect the reorganization as follows:

         (1) by exchanging its federal mutual savings institution charter for a federal stock savings institution charter and becoming a 100% owned subsidiary of Osage Federal Financial, Inc.; Osage Federal Financial, Inc. will then become a majority owned subsidiary of the Osage Federal MHC, and the depositors of Osage Federal will receive liquidation interests in Osage Federal MHC similar to their liquidation interests in Osage Federal before the reorganization; or

         (2)      in any other manner consistent with the plan of reorganization
                  and   applicable   regulations.   See   Description   of   the
                  Reorganization on page __.

         When the reorganization and the offering are complete, Osage Federal Financial, Inc. will begin business as a savings and loan holding company, and Osage Federal will continue its business in its new form, a federally chartered stock savings bank, and Osage Federal MHC will begin business as the 70% owner of Osage Federal Financial, Inc.'s outstanding stock. The reorganization will be completed according to Osage Federal's plan, applicable laws and regulations, and the policies of the OTS.

Purposes of the Reorganization and Stock Offering

         In adopting the plan of mutual holding company reorganization and stock issuance, the Board of Directors has determined that the reorganization is advisable and in the best interest of Osage Federal and its members. The reorganization will enable Osage Federal to increase its capital through the issuance of capital stock without undertaking a full conversion from the mutual to stock form of organization. The reorganization will not foreclose the opportunity to effect a conversion of Osage Federal MHC from the mutual-to-stock form of organization following the reorganization. The mutual holding company structure also will allow Osage Federal to minimize over-capitalization by providing the flexibility to raise capital through the issuance of stock in a manner designed to meet Osage Federal's growth needs, rather than in a single stock offering as required in a standard mutual-to-stock conversion.

Description of the Reorganization

         After receiving all of the required approvals from the government agencies that regulate us and the ratification of the plan of reorganization by Osage Federal's members, the reorganization will be completed following a series of mergers or in any manner approved by the OTS that is consistent with the purposes of the plan of reorganization and applicable laws and regulations. Osage Federal's intention is to complete the reorganization using a series of mergers, although it may elect to use any method consistent with applicable regulations, subject to OTS approval.

         For a detailed  description  of the merger  structure,  see Federal and
State  Tax   Consequences   of  the   Reorganization   on  page  __.  After  the
reorganization, the legal existence of Osage Federal will not terminate, the converted stock bank will be a continuation of Osage Federal and all property of Osage Federal, including its right, title, and interest in and to all property of any kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to Osage Federal, or which would inure to Osage Federal immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will continue to be owned by Osage Federal as the survivor of the merger. Osage Federal will possess, hold and enjoy the same in its right and fully and to the same extent as the same was possessed, held and enjoyed by Osage Federal. Osage Federal will continue to have, succeed to, and be responsible for all the rights, liabilities, and obligations of Osage Federal and will maintain its headquarters operations at Osage Federal's present location.

         The foregoing description of the reorganization is qualified in its entirety by reference to the plan and the charter and bylaws of Osage Federal, Osage Federal MHC and Osage Federal Financial, Inc. to be effective after the reorganization.

Effects of the Reorganization

         General. The reorganization will not have any effect on Osage Federal's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The reorganization will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management, and staff. After the reorganization, Osage Federal will continue to be subject to regulation, supervision, and examination by the OTS and the FDIC.

         Deposits and Loans. Each holder of a deposit account in Osage Federal at the time of the reorganization will continue as an account holder in Osage Federal after the reorganization, and the reorganization will not affect the deposit balance, interest rate, and other terms of such accounts. Each such account will be insured by the FDIC to the same extent as before the reorganization. Depositors will continue to hold their existing certificates, passbooks, checkbooks, and other evidence of their accounts. The reorganization will not affect the loans of any borrower from Osage Federal. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed prior to the reorganization. See Voting Rights and Liquidation Rights below for a discussion of the effects of the reorganization on the voting and liquidation rights of the depositors and borrowers of Osage Federal.

         Voting Rights. As a federally chartered mutual savings institution, Osage Federal has no authority to issue capital stock and thus, no stockholders. Control of Osage Federal in its mutual form is vested in the Board of Directors of Osage Federal. The Directors are elected by Osage Federal's members. Holders of qualifying deposits in Osage Federal and borrowers of Osage Federal with loans outstanding on July 16, 2003 that remain outstanding at any voting record date are members of Osage Federal. In the consideration of all questions requiring action by members of Osage Federal, each holder of a qualifying deposit is permitted to cast one vote for each $100, or fraction thereof, of the withdrawal value of the voting depositor's account. Voting borrowers are entitled to cast one vote. No member may cast more than 1,000 votes.

         After the reorganization, the affairs of Osage Federal will be under the direction of the Board of Directors of Osage Federal and all voting rights as to Osage Federal will be vested exclusively in the holders of the outstanding voting capital stock of Osage Federal, which initially will consist exclusively of common stock. All of the outstanding stock of Osage Federal will be owned by Osage Federal Financial, Inc.. Osage Federal Financial, Inc. will elect Osage Federal's Board of Directors and determine the outcome of matters presented to stockholders of Osage Federal. By virtue of its ownership of a majority of the outstanding shares of common stock of Osage Federal Financial, Inc., Osage Federal MHC will be able to elect all members of the Board of Directors of Osage Federal Financial, Inc. and generally will be able to control the outcome of most matters presented to the stockholders of Osage Federal Financial, Inc. for resolution by vote, excluding certain matters where shares held by Osage Federal MHC are not counted.

         Osage Federal MHC will be controlled by its Board of Directors, which will initially consist of the current directors of Osage Federal. The directors of Osage Federal MHC will be elected by its members. Holders of qualifying deposits in Osage Federal and borrowers of Osage Federal with loans outstanding on July 16, 2003 that remain outstanding at any voting record date will be the members of and have voting rights in Osage Federal MHC.

         Liquidation Rights. In the unlikely event of a complete liquidation of Osage Federal in its present mutual form, existing holders of deposit accounts of Osage Federal would be entitled to share in a liquidating distribution after the payment of claims of all creditors including the claims of all account holders to the withdrawal value of their accounts. Each account holder's pro rata share of such liquidating distribution would be in the same proportion as the value of his or her deposit accounts was to the total value of all deposit accounts in Osage Federal at the time of liquidation.

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

         After a complete liquidation of Osage Federal after the reorganization, Osage Federal Financial, Inc., as holder of Osage Federal's common stock, would be entitled to any assets remaining after a liquidation or dissolution of Osage Federal. Each depositor would not have a claim in the assets of Osage Federal. However, after a complete liquidation of Osage Federal MHC after the reorganization, each depositor would have a claim up to the pro rata value of his or her accounts, in the assets of Osage Federal MHC remaining after the claims of the creditors of Osage Federal MHC are satisfied. Depositors who have liquidation rights in Osage Federal immediately prior to the reorganization will continue to have such rights in Osage Federal MHC after the reorganization for so long as they maintain deposit accounts in Osage Federal after the reorganization.

         After a complete liquidation of Osage Federal Financial, Inc., each holder of shares of the common stock would be entitled to receive a pro rata share of Osage Federal Financial, Inc.'s assets, following payment of all debts, liabilities and claims of greater priority of or against Osage Federal Financial, Inc.

Federal and State Tax Consequences of the Reorganization

         The reorganization may be completed in any manner approved by the OTS that is consistent with the purposes of the plan and applicable laws, regulations, and policies. However, Osage Federal intends to complete the reorganization using a series of mergers as described below. This structure allows Osage Federal to retain all of its historical tax attributes and produces significant savings to Osage Federal because it simplifies regulatory approvals and conditions associated with the reorganization.

         The reorganization will be completed as follows:

          o Osage Federal will organize Osage Federal MHC initially as a temporary federal stock institution;
          o Osage Federal MHC will then organize a stock corporation under federal law (i.e., Osage Federal Financial, Inc.) as its 100% owned subsidiary; and
          o Osage Federal MHC will also organize a temporary federal stock institution as its 100% owned subsidiary;

         The following transactions will then occur simultaneously:

          o Osage Federal will exchange its charter for a federal stock savings bank charter;
          o Osage Federal MHC will cancel its outstanding stock and exchange its charter for a federal mutual savings and loan holding company charter;
          o Osage Federal MHC's 100% owned temporary federal stock institution will merge with and into Osage Federal, with Osage Federal surviving;
          o the initially issued stock of Osage Federal, which will be constructively received by former members of Osage Federal when Osage Federal becomes a stock institution, will initially be issued to Osage Federal MHC in exchange for liquidation interests in Osage Federal MHC which will be held by Osage Federal's members;
          o Osage Federal MHC will then contribute 100% of the stock of Osage Federal to Osage Federal Financial, Inc.; and
          o Osage Federal Financial, Inc. will offer for sale 30% of its common stock.

         As a result of these transactions: (a) Osage Federal will be a wholly owned subsidiary of Osage Federal Financial, Inc.; (b) Osage Federal Financial, Inc. will be a majority-owned subsidiary of Osage Federal MHC; and (c) the former depositors of Osage Federal will hold liquidation interests in Osage Federal MHC.

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

         Under this structure: (1) the reorganization is intended to be a tax-free reorganization under Code section 368(a)(1)(F); and (2) the exchange of the shares of Osage Federal's initial common stock deemed constructively received by Osage Federal's depositors for liquidation interests in Osage Federal MHC is intended to be a tax-free exchange under Code section 351.

         The reorganization is conditioned on, among other things, the prior receipt by Osage Federal of either a private letter ruling from the IRS and from the federal taxing authorities or an opinion of Osage Federal's counsel as to the federal and Oklahoma income tax consequences of the reorganization to Osage Federal (in both its mutual and stock form), Osage Federal Financial, Inc. and the Eligible Account Holders and Supplemental Account Holders.

         In the following discussion, "Mutual Bank" refers to Osage Federal before the reorganization and "Stock Bank" refers to Osage Federal after the reorganization. With regard to the reorganization, Malizia Spidi & Fisch, PC has issued an opinion that:

          o    the  reorganization  will constitute a reorganization  under Code section 368(a)(1)(F), and Osage Federal (in either its status as Mutual Bank or Stock Bank) will recognize no gain or loss as a result of the reorganization;
          o the basis of each asset of Mutual Bank received by Stock Bank in the reorganization will be the same as Mutual Bank's basis for such asset immediately prior to the reorganization;
          o the holding period of each asset of Mutual Bank received by Stock Bank in the reorganization will include the period during which such asset was held by Mutual Bank prior to the reorganization;
          o for purposes of Code section 381(b), Stock Bank will be treated as if there had been no reorganization and, accordingly, the taxable year of the Mutual Bank will not end on the effective date of the reorganization and the tax attributes of Mutual Bank (subject to application of Code sections 381, 382, and 384) will be taken into account by Stock Bank as if the reorganization had not occurred;
          o Mutual Bank's members will recognize no gain or loss upon their constructive receipt of shares of Stock Bank common stock solely in exchange for their interest (i.e., liquidation and voting rights) in Mutual Bank;
          o Osage Federal MHC will recognize no gain or loss upon its receipt from Mutual Bank's members of shares of Stock Bank common stock solely in exchange for Mutual Bank's members' interest (i.e., liquidation and voting rights) in Osage Federal MHC;
          o Osage Federal Financial, Inc. will recognize no gain or loss upon its receipt of 100% of the common stock of Stock Bank from Osage Federal MHC;
          o Osage Federal MHC will recognize no gain or loss upon its transfer of 100% of the common stock of Stock Bank to Osage Federal Financial, Inc.;
          o no gain or loss will be recognized by depositors of Mutual Bank upon the issuance to them of deposits in Stock Bank in the same dollar amount as their deposits in the Mutual Bank;
          o no gain or loss will be recognized by Osage Federal Financial, Inc. on the receipt of money in exchange for stock sold in the offering; and
          o no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon the distribution to them of the non-transferable subscription rights to purchase shares of stock.

         The opinion in the last bullet above is predicated on representations from Osage Federal, Osage Federal Financial, Inc. and Osage Federal MHC that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. The opinion in the last bullet above is based on the position that the subscription rights to purchase shares of common stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. In reaching their opinion stated in the second bullet above, Malizia Spidi & Fisch, PC has noted that

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

the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Malizia Spidi & Fisch, PC believes that it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero.

         If the non-transferable subscription rights to purchase common stock are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised), and we may be taxed on the distribution of the subscription rights.

         BKD, LLP has issued an opinion, subject to the limitations and qualifications in its opinion, that, for purposes of the Oklahoma corporate income tax, the reorganization will not become a taxable transaction to Osage Federal (in either its status as Mutual Bank or Stock Bank), Osage Federal MHC, Osage Federal Financial, Inc., the stockholders of the Stock Bank or the depositors of Osage Federal. This opinion is not binding on the Oklahoma taxing authorities and these taxing authorities could disagree with the conclusions reached in the opinion of BKD, LLP.

         Unlike a private letter ruling from the IRS, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the Oklahoma tax authorities. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisers as to the tax consequences in the event the subscription rights are determined to have any market value.

Accounting Consequences

         The reorganization will be accounted for in a manner similar to a pooling-of-interests under GAAP. Accordingly, the carrying value of Osage Federal's assets, liabilities, and capital will be unaffected by the reorganization and will be reflected in Osage Federal Financial, Inc.'s and Osage Federal's consolidated financial statements based on their historical amounts.

Amendment or Termination of the Plan

         If deemed necessary or desirable by the Board of Directors of Osage Federal, the plan of mutual holding company reorganization and stock issuance may be amended by a two-thirds vote of Osage Federal's Board of Directors, with the concurrence of the OTS, at any time prior to or after submission of the plan to members of Osage Federal for ratification. The plan may be terminated by the Board of Directors of Osage Federal at any time prior to or after ratification by the members, by a two-thirds vote with the concurrence of the OTS.

Conditions to the Reorganization

         Completion of the reorganization and stock offering is subject to several factors, including:

          o the receipt of all the required approvals of the Office of Thrift Supervision; and

          o ratification of the plan by a majority of the total votes of members eligible to be cast at a special meeting called for the purpose of approving the plan.

         The board of directors may decide to consummate the reorganization even if the offering is terminated. If this happens Osage Federal MHC will own all the stock of Osage Federal Financial, Inc.

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

and Osage Federal Financial, Inc. will own all the stock of Osage Federal. Osage Federal Financial, Inc., subject to regulatory approvals, would have the right to hold a new offering in the future.

                               THE STOCK OFFERING

         Concurrently with the reorganization, we are offering for sale between a minimum of 383,393 shares and an anticipated maximum of 518,708 shares of common stock of Osage Federal Financial, Inc. in the offering (subject to adjustment to up to 596,514 shares if our estimated pro forma market value has increased at the conclusion of the offering), which will expire at 12:00, noon, central time, on _______________, 2004. The minimum purchase is 25 shares of common stock (minimum investment of $250). Our common stock is being offered at a fixed price of $10.00 per share in the offering.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, pending completion or termination of the offering, subscription funds received by us will be invested only in investments permissible under Rule 15c2-4.

Conduct of the Offering

         Subject to the limitations of the plan of stock issuance adopted by our Board of Directors, shares of common stock are being offered in descending order of priority in the subscription offering to:

          o Eligible Account Holders (depositors at the close of business on August 31, 2002);

          o    the tax qualified employee stock benefit plans of Osage Federal;

          o Supplemental Eligible Account Holders (depositors at the close of business on December 31, 2003); and

          o Other Members (depositors of Osage Federal as of January 31, 2004 and borrowers of Osage Federal as of July 16, 2003 who continue as borrowers as of January 31, 2004.

         To the extent that shares remain available and depending on market conditions at or near the completion of the subscription offering, we may conduct a community offering and possibly a syndicated community offering. The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering. In any community offering or syndicated community offering, we will first fill orders for our common stock in an equitable manner as determined by the Board of Directors in order to achieve a wide distribution of the stock. If an oversubscription occurs in the offering by Eligible Account Holders, the employee stock ownership plan may, in whole or in part, fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

         Shares sold above the maximum of the offering range may be sold to the employee stock ownership plan before satisfying remaining unfilled orders of Eligible Account Holders to fill the plan's subscription, or the plan may purchase some or all of the shares covered by its subscription after the offering in the open market, subject to any required regulatory approval.

Subscription Offering

         Subscription Rights. Non-transferable subscription rights to subscribe for the purchase of common stock have been granted under the plan of stock issuance to the following persons:

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

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase up to 15,000 shares, or $150,000 of common stock offered in the subscription offering; subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, see page ___. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber's qualifying deposit bears to the total amount of qualifying deposits of all subscribing Eligible Account Holders, in each case on August 31, 2002, whose subscriptions remain unfilled. Subscription rights received by officers and directors, based on their increased deposits in Osage Federal in the one year preceding the eligibility record date will be subordinated to the subscription rights of other eligible account holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Eligibility Record Date.

         Priority 2: The Employee Plans. The tax qualified employee plans may be given the opportunity to purchase in the aggregate up to but less than 5% of the total number of shares of common stock issued in the offering to public stockholders and to Osage Federal MHC. It is expected that the employee stock ownership plan will purchase up to 8% of the shares issued in the offering to persons other than Osage Federal MHC. The employee stock ownership plan may elect, in whole or in part, to fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

         Priority 3: Supplemental Eligible Account Holders. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the employee stock ownership plan and other tax-qualified employee stock benefit plans, each Supplemental Eligible Account Holder shall have the opportunity to purchase up to 15,000 shares, or $150,000, of common stock offered in the subscription offering, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, see page ____. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the employee stock ownership plans, if any, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders first so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that each subscriber's qualifying deposit bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders, in each case on December 31, 2003, whose subscriptions remain unfilled. To ensure proper allocation of stock each Supplemental Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Supplemental Eligibility Record Date.

         Priority 4: Other Members. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Employee Plans and Supplemental Eligible Account Holders, Other Members shall have the opportunity to purchase up to 15,000 shares, or $150,000 of common stock offered in the subscription offering, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, see page ____. If Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders , the Employee Plans and Supplemental Eligible Account Holders, if any, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Other Members first so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his total allocation of common stock equal to the lesser of 100 shares or the number of shares subscribed for by the Other Member. Any shares remaining will be allocated among the subscribing Other

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

Members whose subscriptions remain unsatisfied on a 100 shares (or whatever lesser amount is available) per order basis until all orders have been filed or the remaining shares have been allocated.

         State Securities Laws. We, in our sole discretion, will make reasonable efforts to comply with the securities laws of any state in the United States in which Osage Federal account holders at the eligibility record date or the supplemental eligibility record date reside, and will only offer the common stock in states in which the offers and sales comply with state securities laws. However, subject to our discretion, no person will be offered common stock if he resides in a foreign country or in a state of the United States with respect to which:

          o a small number of persons otherwise eligible to purchase shares reside in that state; or

          o the offer or sale of shares of common stock to these persons would require us or our employees to register, under the securities laws of that state, as a broker or dealer or to register or otherwise qualify its securities for sale in that state; or

          o registration or qualification would be impracticable for reasons of cost or otherwise.

         Restrictions on Transfer of Subscription Rights and Shares. The plan of stock issuance prohibits any person with subscription rights, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights or the shares of common stock to be issued when subscription rights are exercised. Subscription rights may be exercised only by the person to whom they are granted and only for his account. Each person subscribing for shares will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock before the completion of the offering.

         We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders which we determine involve the transfer of subscription rights.

Deadlines for Purchasing Stock

         The subscription offering will terminate at __:__ _.m., central time, on _______________, 2004. We may extend this expiration date without notice to you for up to 45 days, until _______________, 2004. Once submitted, your order is irrevocable unless the offering is extended beyond _______________, 2004. We may request permission from the Office of Thrift Supervision to extend the offering beyond _______________, 2004, and the Office of Thrift Supervision may grant one or more extensions of the offering of up to 90 days per extension, but in no event may the offering be extended beyond _______________, 2006. If the offering is extended beyond _______________, 2004, we will be required to notify each subscriber and resolicit subscriptions. During any extension period, subscribers will have the right to modify or rescind their subscriptions, and, unless an affirmative response is received, a subscriber's funds will be returned with interest at Osage Federal's regular savings account rate. A community offering and a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than _______________, 2004.

         We may cancel the offering at any time prior to or after the special meeting of members of Osage Federal to vote on the plan of reorganization. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest at Osage Federal's regular savings account rate.

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

Community Offering and Syndicated Community Offering

         Community Offering. If less than the total number of shares of common stock to be subscribed for in the offering are sold in the subscription offering and depending on market conditions at or near the completion of the subscription offering, shares remaining unsubscribed may be made available for purchase in the community offering to certain members of the general public. The maximum amount of common stock that any person may purchase in the community offering is 15,000 shares, or $150,000. In the community offering, if any, shares will be available for purchase by the general public, and preference may be given to natural persons residing in counties in which Osage Federal has offices, and second to natural persons residing in Oklahoma. We will attempt to issue the shares in a manner that would promote a wide distribution of common stock.

         If purchasers in the community offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among persons submitting orders in the community offering in an equitable manner we determine.

         The community offering, if any, may commence simultaneously with, during or subsequent to the completion of the subscription offering. The community offering, if any, must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision.

         We, in our absolute discretion, reserve the right to reject any or all orders in whole or in part which are received in the community offering, at the time of receipt or as soon as practicable following the completion of the community offering.

         Syndicated Community Offering. If shares remain available after the subscription offering, and depending on market conditions at or near the completion of the subscription offering, we may offer shares to selected persons through a syndicated community offering on a best-efforts basis conducted through Keefe, Bruyette & Woods in accordance with such terms, conditions and procedures as may be determined by our Board of Directors. A syndicate of broker-dealers (selected dealers) may be formed to assist in the syndicated community offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering.

         Orders received in connection with the syndicated community offering, if any, will receive a lower priority than orders received in the subscription offering and community offering. Common stock sold in the syndicated community offering will be sold at the same price as all other shares in the subscription offering. A syndicated community offering would be open to the general public beyond the local community, however, we have the right to reject orders, in whole or in part, in our sole discretion in the syndicated community offering. No person will be permitted to purchase more than 15,000 shares, or $150,000, of common stock in the syndicated community offering.

         The date by which orders must be received in the syndicated community offering will be set by us at the time the syndicated community offering commences; but if the syndicated community offering is extended beyond _______________, 2004, each purchaser will have the opportunity to maintain, modify, or rescind his order. In that event, all funds received in the syndicated community offering will be promptly returned with interest at Osage Federal's regular savings account rate to each purchaser unless he requests otherwise.

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

Limitations on Purchases of Common Stock

         The following additional limitations have been imposed on purchases of shares of common stock:

          1. The maximum number of shares which may be purchased in the offering by any individual (or individuals through a single account) shall not exceed 15,000 shares, or $150,000. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings.

          2. The maximum number of shares that may be purchased by any individual together with any associate or group of persons acting in concert is 15,000 shares, or $150,000. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings. This limit does not apply to our employee stock benefit plans, which in the aggregate may subscribe for up to 5% of the total number of shares of common stock issued in the offering to public stockholders and to Osage Federal MHC.

          3. The maximum number of shares which may be purchased in all categories in the offering by our officers and directors and their associates in the aggregate shall not exceed 34% of the total number of shares sold in the offering.

          4.   The minimum order is 25 shares, or $250.

          5. If the number of shares otherwise allocable to any person or that person's associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares allocated to that person shall be reduced to the lowest limitation applicable to that person, and then the number of shares allocated to each group consisting of a person and that person's associates shall be reduced so that the aggregate allocation to that person and his associates complies with the above maximums, and the maximum number of shares shall be reallocated among that person and his associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each person, separately).

          6. Depending on market or financial conditions, we may decrease or increase the purchase limitations, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the offering. If we increase the maximum purchase limitations, we are only required to resolicit persons who subscribed for the maximum purchase amount and may, in our sole discretion, resolicit certain other large subscribers.

          7. If the total number of shares offered increases in the offering due to an increase in the maximum of the estimated valuation range of up to 15% (the adjusted maximum) the additional shares will generally be used in the following order of priority: (a) to fill the employee stock ownership plan's subscription; (b) if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders exclusive of the adjusted maximum; (c) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders exclusive of the adjusted maximum; (d) if there is an oversubscription at the Other Members level, to fill unfilled subscriptions of Other Members exclusive of the adjusted maximum; (e) to fill orders received in a community offering exclusive of the adjusted maximum, with preference given to persons who live in the local community; and (f) to fill orders received in the syndicated community offering exclusive of the adjusted maximum. The employee stock ownership plan may, however, elect to fill part or all of its stock order in the open market, after completion of the stock offering.

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

          8. No person will be allowed to purchase any stock if that purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the NASD, particularly those regarding free riding and withholding. We and/or our representatives may ask for an acceptable legal opinion from any purchaser regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

          9. We have the right to reject any order submitted by a person whose representations we believe are untrue or who we believe is violating, circumventing, or intends to violate, evade, or circumvent the terms and conditions of the plan of stock issuance, either alone or acting in concert with others.

          10. The above restrictions also apply to purchases by persons acting in concert under applicable regulations of the Office of Thrift Supervision. Under regulations of the Office of Thrift Supervision, our directors are not considered to be affiliates or a group acting in concert with other directors solely as a result of membership on our Board of Directors.

          11. In addition, in any community offering or syndicated community offering, we must first fill orders for our common stock up to a maximum of 2% of the total shares issued in the offering in a manner that will achieve a wide distribution of the stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

         The term "associate" of a person is defined in the plan of stock issuance to mean:

          o any corporation or organization of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

          o any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; or

          o any relative or spouse of a person or any relative of a spouse, who has the same home as that person.

         For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

         The term "acting in concert" means:

          o knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

          o a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. We will presume that

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

certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. We reserve the right to make an independent investigation of any facts or circumstances brought to our attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

         We have the right, in our sole discretion, to determine whether prospective purchasers are "associates" or "acting in concert." These determinations are in our sole discretion and may be based on whatever evidence we believe to be relevant, including joint account relationships or shared addresses on the records of Osage Federal.

         Each person purchasing shares of the common stock in the offering will be considered to have confirmed that his purchase does not conflict with the maximum purchase limitation. If the purchase limitation is violated by any person or any associate or group of persons affiliated or otherwise acting in concert with that person, we will have the right to purchase from that person at the $10.00 purchase price per share all shares acquired by that person in excess of that purchase limitation or, if the excess shares have been sold by that person, to receive the difference between the purchase price per share paid for the excess shares and the price at which the excess shares were sold by that person. Our right to purchase the excess shares will be assignable.

         Common stock purchased pursuant to the offering will be freely transferable, except for shares purchased by our directors and executive officers. For certain restrictions on the common stock purchased by our directors and executive officers, see The Stock Offering - Restrictions on Transferability by Directors and Executive Officers on page ___. In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements after the purchase.

Ordering and Receiving Common Stock

         Use of Order Forms. Rights to subscribe may only be exercised by completion of an order form. Any person receiving an order form who desires to subscribe for shares of common stock must do so prior to the applicable expiration date by delivering by mail or in person a properly executed and completed order form, together with full payment of the purchase price for all shares for which subscription is made; provided, however, that if the employee plans subscribe for shares during the subscription offering, the employee plans will not be required to pay for the shares at the time they subscribe but rather may pay for the shares upon completion of the offering. All subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights. Once submitted, subscription orders cannot be revoked without our consent.

         If a stock order form:

          o is not delivered and is returned to us by the United States Postal Service or we are unable to locate the addressee;

          o is not received or is received after the applicable expiration date;

          o    is not completed correctly or executed; or

          o is not accompanied by the full required payment for the shares subscribed for, including instances where a savings account or certificate balance from which withdrawal is

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

               authorized is unavailable, uncollected or insufficient to fund the required payment, but excluding subscriptions by the employee plans;

               then the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified.

         However, we may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by a date that we may specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on any other order form. Waivers will be considered on a case by case basis. We will not accept orders received on photocopies or facsimile order forms, or for which payment is to be made by wire transfer or payment from private third parties. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final, subject to the authority of the Office of Thrift Supervision.

         To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         Payment for Shares. For subscriptions to be valid, payment for all subscribed shares will be required to accompany all properly completed order forms, on or prior to the expiration date specified on the order form unless we extend the date. Employee plans subscribing for shares during the subscription offering may pay for those shares upon completion of the offering. Payment for shares of common stock may be made:

          o    in cash, if delivered in person;

          o by check or money order made payable to Osage Federal Financial, Inc.; or

          o for shares subscribed for in the subscription offering, by authorization of withdrawal from deposit accounts maintained with Osage Federal.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, subscribers' checks must be made payable to Osage Federal, and checks received by the Stock Center will be transmitted by noon of the following business day directly to the segregated deposit account at Osage Federal established to hold funds received as payment for shares.

         Appropriate means by which account withdrawals may be authorized are provided on the order form. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase the common stock for which a subscription has been made until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from savings accounts, all sums authorized for withdrawal will continue to earn interest at the contract rate until the offering has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares, however, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the regular savings account rate subsequent to the withdrawal. In the case of payments made in cash or by check or money order, funds will be placed in a segregated account and interest will be paid by Osage Federal at the regular savings account rate from the date payment is received until the offering is completed or terminated. An executed order form, once we

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

receive it, may not be modified, amended, or rescinded without our consent, unless the offering is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given the opportunity to increase, decrease, or rescind their subscription for a specified period of time. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above.

         Owners of self-directed IRAs may use the assets of their IRAs to purchase shares of common stock in the offerings, provided that their IRAs are not maintained on deposit at Osage Federal. Persons with IRAs maintained at Osage Federal must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the offerings. There is no early withdrawal or IRS interest penalties for these transfers. Instructions on how to transfer self-directed IRAs maintained at Osage Federal can be obtained from the Stock Center. Depositors interested in using funds in an IRA account to purchase common stock should contact the Stock Center as soon as possible so that the necessary forms may be forwarded, executed and returned prior to the expiration date.

         Federal regulations prohibit Osage Federal from lending funds or extending credit to any person to purchase the common stock in the offering.

         Stock Information Center. Our Stock Information Center is located at 239 East Main Street, Pawhuska, Oklahoma 74056. The phone number is (918) ___-____. The Stock Information Center's hours of operation are __:__ a.m. to
__:__ p.m., central time, Monday through Friday.

         Delivery of Stock Certificates. Certificates representing common stock issued in the offering will be mailed to the persons entitled thereto at the address noted on the order form, as soon as practicable following completion of the offering. Any certificates returned as undeliverable will be held until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed.

Restriction on Sales Activities

         Our directors, officers and other employees may participate in the offering in ministerial capacities and have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Questions of prospective purchasers will be directed to registered representatives of Keefe, Bruyette & Woods, Inc. None of our officers, directors or other employees will be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock.

Restrictions on Repurchase of Shares

         Generally, during the first year following the offering, we will not be permitted to repurchase shares of our stock unless we can show extraordinary circumstances. If extraordinary circumstances exist and if we can show a compelling and valid business purpose for the repurchase, the Office of Thrift Supervision may approve repurchases of up to 5% of the outstanding stock during the first year after the offering. After the first year following the offering, we can repurchase any amount of stock so long as the repurchase would not cause us to become undercapitalized. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, we may utilize the rules and regulations then in effect.

Stock Pricing and the Number of Shares to be Offered

         FinPro, Inc. which is experienced in the valuation and appraisal of business entities, including savings institutions, has been retained to prepare an independent valuation of the estimated pro forma

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

market value of the common stock (the "independent valuation"), as mandated by OTS regulations. This independent valuation expresses our pro forma market value in terms of an aggregate dollar amount. The appraisal is an independent appraisal reviewed but not approved by the Board of Directors. FinPro will receive fees of $_________ for its appraisal services, including the independent valuation and any subsequent update, and assistance in preparation of our business plan, plus up to $______ for reasonable out-of-pocket expenses incurred in connection with the independent valuation and business plan. We have agreed to indemnify FinPro under certain circumstances against liabilities and expenses arising out of or based on any misstatement or untrue statement of a material fact contained in the information supplied by us to FinPro, except where FinPro is determined to have been negligent or failed to exercise due diligence in the preparation of the independent valuation.

         The number of shares of common stock being offered is based on the estimated pro forma market value of the common stock and the purchase price of $10.00 per share. FinPro has determined that as of December 4, 2003, the estimated aggregate pro forma market value of Osage Federal Financial, Inc. was $15,035,000. Pursuant to regulations, this estimate must be included within a range with a minimum of $12,779,750 and a maximum of $17,290,250. Based on this valuation and Osage Federal MHC's ownership of 70% of the common stock of Osage Federal Financial, Inc. to be issued, an offering range of between $3,833,930 and $5,187,080 is being offered. We have determined to offer shares of common stock in the offering at a price of $10.00 per share. The independent valuation contains an analysis of a number of factors, including but not limited to our financial condition and results of operations as of September 30, 2003, our operating trends, the competitive environment in which we operate, operating trends of certain savings institutions and savings and loan holding companies, relevant economic conditions both nationally and regionally that affect the operations of savings institutions, stock market values of certain institutions, and stock market conditions for publicly traded savings institutions and savings and loan holding companies. In addition, FinPro considered the effect of the additional capital raised by the sale of the common stock on the estimated pro forma market value.

         We are offering a maximum of 518,708 shares in the offering, subject to adjustment. The actual number of shares to be sold in the offering may be increased or decreased before completion of the offering, subject to approval and conditions that may be imposed by the OTS, to reflect any change in our estimated pro forma market value.

         Depending on market and financial conditions at the time of the completion of the offering, we may increase or decrease the number of shares to be issued in the offering. No resolicitation of purchasers will be made and purchasers will not be permitted to modify or cancel their purchase orders unless the change in the number of shares to be issued in the offering results in fewer than 383,393 shares or more than 596,514 shares being sold in the offering at the purchase price of $10.00, in which event we may also elect to terminate the offering. If we terminate the offering, purchasers will receive a prompt refund of their purchase orders, together with interest earned thereon from the date of receipt to the date of termination of the offering. Furthermore, any account withdrawal authorizations will be terminated. If we receive orders for less than 383,393 shares, at the discretion of the Board of Directors and subject to approval of the OTS, we may establish a new offering range and resolicit purchasers. If we resolicit, purchasers will be allowed to modify or cancel their purchase orders. Any adjustments in our pro forma market value as a result of market and financial conditions or a resolicitation of prospective purchasers must be approved by the OTS.

         The independent valuation will be updated at the time of the completion of the offering, and the number of shares to be issued may increase or decrease to reflect the changes in market conditions, the results of the offering, or our estimated pro forma market value. If the updated independent valuation increases, we may increase the number of shares sold in the offering up to 596,514 shares. Subscribers will not be given the opportunity to change or withdraw their orders unless less than 383,393 shares or more than 596,514 shares are sold in the offering. Any adjustment of shares of common stock sold will have a

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

corresponding effect on the estimated net proceeds of the offering and the pro forma capitalization and per share data. An increase in the total number of shares to be issued would decrease a subscriber's percentage ownership interest and pro forma net worth (book value) per share and increase the pro forma net income and net worth (book value) on an aggregate basis. In the event of a reduction in the valuation, we may decrease the number of shares to be issued to reflect the reduced valuation. A decrease in the number of shares to be issued would increase a subscriber's percentage ownership interest and the pro forma net worth (book value) per share and decrease the pro forma net income and net worth on an aggregate basis. For a presentation of the possible effects of an increase or decrease in the number of shares to be issued, see Pro Forma Data on page __.

         The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the common stock. In preparing the independent valuation, FinPro has relied on and assumed the accuracy and completeness of financial and statistical information provided by us. FinPro did not independently verify the consolidated financial statements and other information provided by us, nor did FinPro value independently our assets and liabilities. The independent valuation considers us only as a going concern and should not be considered as an indication of our liquidation value. Moreover, because the independent valuation is based on estimates and projections on a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing the common stock will be able to sell their shares at a price equal to or greater than the purchase price. Our Board of Directors does not make any recommendation as to whether or not the stock will be a good investment for you.

         The following table compares Osage Federal Financial's pro forma price to core earnings multiple and pro forma price to tangible book ratio, on a fully converted equivalent basis, at the minimum, midpoint and maximum of the offering range to the median price to core earnings multiple and price to tangible book ratio for all publicly traded mutual holding companies presented on a fully converted basis and a comparable group of eight publicly traded mutual holding companies identified in the valuation report presented on a fully converted basis. The information for Osage Federal Financial is shown on a fully converted basis, as though Osage Federal Financial were undergoing a full conversion and issuing 100% of its stock to stockholders, instead of issuing 30% to stockholders and 70% to Osage Federal MHC, the parent mutual holding company of Osage Federal Financial. See Pro Forma Data on page ___ for a description of the assumptions used in calculating the pro forma price to core earnings multiple and pro forma price to tangible book ratio for Osage Federal Financial.


                                                                                        Pro Forma         Pro Forma
                                                                                      Price to Core       Price to
                                                                                        Earnings          Tangible
                                                                                        Multiple         Book Ratio
                                                                                        --------         ----------
Osage Federal Financial(1):
     Minimum (on a fully converted basis, as though 1,279,975 shares sold).........       23.81x           69.01%
     Midpoint (on a fully converted basis, as though 1,503,500 shares sold)........       27.78x           73.31%
     Maximum (on a fully converted basis, as though 1,729,025 shares sold).........       31.25x           76.86%

                                                                                      Price to Core       Price to
                                                                                        Earnings          Tangible
                                                                                        Multiple         Book Ratio
                                                                                        --------         ----------
Median for all publicly traded mutual holding companies on a fully
   converted basis ................................................................       42.25x          104.25%
Median for the comparable peer group of eight publicly traded mutual
   holding companies on a fully converted basis....................................       41.19x          105.05%

-----------
(1) The price/core earnings multiples and the price/tangible book ratios shown here for Osage Federal Financial are shown on a fully converted equivalent basis and therefore differ from the information presented in the tables under Pro Forma Data starting on page ___. In addition, the price/core earnings multiples shown here for Osage Federal Financial are based on core earnings for the twelve months preceding September 30, 2003 as required by regulatory appraisal guidelines, while the information presented in the tables under Pro Forma Data is based on net income for the three months preceding September 30, 2003 and the twelve months preceding June 30, 2003.

         No sale of shares of common stock may be completed unless FinPro confirms that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause FinPro to conclude that the independent valuation is incompatible with its estimate of our pro forma market value at the conclusion of the offering. Any change that would result in an aggregate value of the shares being offered to the public that is below $3,833,930 or above $5,965,140 would be subject to OTS approval. If confirmation from FinPro is not received, we may extend the offering, reopen or commence a new offering, request a new independent valuation, establish a new offering range and commence a resolicitation of all purchasers with the approval of the OTS, or take other action as permitted by the OTS in order to complete the offering.

Plan of Distribution/Marketing Arrangements

         The common stock will be offered in the offering principally by the distribution of this prospectus and through activities conducted at our Stock Center. Keefe, Bruyette & Woods, Inc. is a broker-dealer registered with the National Association of Securities Dealers, Inc. Keefe, Bruyette & Woods will respond to questions regarding the offering, provide assistance in completing and submitting stock order forms, and process order forms. A registered representative employed by Keefe, Bruyette & Woods, Inc. will be working at, and supervising the operation of, the Stock Information Center.

         We have entered into an agency agreement with Keefe, Bruyette & Woods under which it will provide financial advisory services and assist, on a best efforts basis, in the solicitation of subscriptions and purchase orders for the common stock in the offering. Specifically, Keefe, Bruyette & Woods, Inc. will assist in the offering in the following manner:

          o    keeping records of subscriptions and orders for common stock;

          o training and educating our employees regarding the mechanics and regulatory requirements of the stock offering process; and

          o providing other general advice and assistance as may be requested to promote the successful completion of the offering.

         Keefe, Bruyette & Woods, Inc. has received, as compensation, a management fee of $30,000, payable in four consecutive monthly installments commencing with the Board's adoption of the plan of mutual holding company reorganization and stock issuance. Such management fee shall be deemed to have been earned when due; should the offering be terminated for any reason not attributable to the action or inaction of Keefe, Bruyette & Woods, Inc. Keefe, Bruyette & Woods, Inc. shall have earned and be entitled to the portion of the management fee accruing through the month at which point the termination occurred. In addition, upon successful completion of the offering, Keefe, Bruyette & Woods, Inc. shall receive a success fee of 0.9% of the value of the shares sold in the subscription and community offerings, provided, however, that in no event shall the success fee be less than $50,000. For stock sold by other NASD member firms under a selected dealer agreement if a syndicate of broker-dealers (selected dealers) is formed for a syndicated community offering, Keefe, Bruyette & Woods, Inc. will be paid a fee not to exceed 5.5% of the value of shares sold in the syndicated community offering, which shall be passed on to the selected broker-dealers in an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. A syndicate will be formed only with Osage Federal's consent. Any pass-through fees paid to Keefe, Bruyette & Woods, Inc. in connection with a syndicated community offering will be in lieu of, and not in addition to, the success fee.

         Keefe, Bruyette & Woods, Inc. will also be reimbursed up to $42,000 for its out-of-pocket expenses, and the fees and expenses of its legal counsel. We have agreed to indemnify Keefe, Bruyette & Woods, Inc. to the extent allowed by law, for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act of 1933, as amended. See Pro Forma Data on page ___ for further information regarding expenses of the offering.

Restrictions on Transferability by Directors and Executive Officers

         Shares of the common stock purchased by our directors or executive officers cannot be sold for a period of one year following completion of the offering, except for a disposition of shares after death. To ensure this restriction is upheld, shares of the common stock issued to directors and executive officers will bear a legend restricting their sale. Any shares issued to directors and executive officers as a stock dividend, stock split, or otherwise with respect to restricted stock will be subject to the same restriction.

         For a period of three years following the offering, our directors and executive officers and their associates may not, without the prior approval of the Office of Thrift Supervision, purchase our common stock except from a broker or dealer registered with the SEC. This prohibition does not apply to negotiated transactions including more than 1% of our common stock or purchases made for tax qualified or non-tax qualified employee stock benefit plans which may be attributable to individual directors or executive officers.

Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering

         Before the completion of the offering, no depositor may transfer or enter into an agreement or understanding to transfer any subscription rights or the legal or beneficial ownership of the shares of common stock to be purchased in the offering. Depositors who submit an order form will be required to certify that their purchase of common stock is solely for their own account and there is no agreement or understanding regarding the sale or transfer of their shares. We intend to pursue any and all legal and equitable remedies after we become aware of any agreement or understanding, and will not honor orders we reasonably believe to involve an agreement or understanding regarding the sale or transfer of shares.

          RESTRICTIONS ON ACQUISITION OF OSAGE FEDERAL FINANCIAL, INC.

General

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Osage Federal Financial, Inc., Osage Federal or their respective capital stock are described below. Also discussed are certain provisions in Osage Federal Financial, Inc.'s charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire Osage Federal Financial, Inc.

Statutory and Regulatory Restrictions on Acquisition

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

          o    it  would   result  in  a  monopoly   or   substantially   lessen
               competition;

          o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

          o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the mutual holding company reorganization, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Osage Federal Financial, Inc. or Osage Federal without prior approval of the Office of Thrift Supervision.

Charter and Bylaws of Osage Federal Financial, Inc.

         The following discussion is a summary of certain provisions of the charter and bylaws of Osage Federal Financial, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

         Classified Board of Directors. The Board of Directors of Osage Federal Financial, Inc. is required by the bylaws to be divided into three staggered classes which are as equal in size as is possible. One class is required to be elected annually by stockholders of Osage Federal Financial, Inc. for three-year terms, and classes are elected in series. A classified board promotes continuity and stability of management of Osage Federal Financial, Inc., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

         Restrictions on Acquisition of Shares and Vote Sterilization. Osage Federal Financial, Inc.'s charter provides that for a period of five years from the date of completion of the mutual holding company reorganization, no person may offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Osage Federal Financial, Inc. In addition, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote.

         Authorized but Unissued Shares of Capital Stock. Following the stock offering, Osage Federal Financial, Inc. will have authorized but unissued shares of preferred stock and common stock. See Description of Capital Stock on page ___. Although these shares could be used by the Board of Directors of Osage Federal Financial, Inc. to make it more difficult or to discourage an attempt to obtain control of Osage Federal Financial, Inc. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes because Osage Federal MHC will own a majority of the common stock.

         Special Meetings of Stockholders. Osage Federal Financial, Inc.'s bylaws provide that special meetings of stockholders may be called only by chairman or vice chairman of the board, the president, or a majority of the Board of Directors, or upon the written request of the holders of not less than one-tenth of all of the outstanding stock Osage Federal Financial, Inc. Further, Osage Federal Financial, Inc.'s charter provides that for a period of five years from the date of completion of the mutual holding company reorganization special meetings of stockholders relating to changes in control of Osage Federal Financial, Inc. may be called only upon direction of the Board of Directors.

         How Shares are Voted. Osage Federal Financial, Inc.'s bylaws provide that there will not be cumulative voting by stockholders for the election of Osage Federal Financial, Inc.'s directors. No cumulative voting rights means that Osage Federal MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Osage Federal Financial, Inc. to be elected at that meeting. This could prevent minority
stockholder   representation  on  Osage  Federal  Financial,   Inc.'s  Board  of
Directors.

         Procedures for Stockholder Nominations and Proposals. Osage Federal Financial, Inc.'s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Osage Federal Financial, Inc. at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the stockholders taking place thirty days or more thereafter. Management believes that it is in the best interests of Osage Federal Financial, Inc. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

         Director Qualification Provisions. Osage Federal Financial, Inc.'s bylaws provide qualification provisions applicable to members of its board of directors which serve to ensure the loyalty, professional integrity and good character of each director.

         The bylaws prohibit persons from serving as director if that individual is currently serving as a management official of another depository institution or depository holding company, as those terms are defined by the regulations of the Office of Thrift Supervision.

         Further, to ensure the professional integrity and good character of Osage Federal Financial, Inc.'s directors, the bylaws prohibit an individual from serving as a director if he (i) has been subject to conviction for a criminal offense involving dishonesty or breach of trust for which the penalty could be imprisonment for more than one year; (ii) has, within the past ten years, been subject to a cease and desist order for similar conduct; or (iii) has been found by a regulatory agency or a court to have breached a fiduciary duty involving personal profit or to have committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. Any nominations for director of Osage Federal Financial, Inc. must be accompanied by the nominee's certification, under oath, before a notary public, that he meets the eligibility requirements of integrity and good character to be a director.

         In addition to discouraging a takeover attempt which a majority of our public stockholders might determine to be in their best interest or in which our stockholders might receive a premium over the current market prices for their shares, the effect of these provisions may render the removal of our management more difficult.

                          DESCRIPTION OF CAPITAL STOCK

General

         Osage Federal Financial, Inc. is authorized to issue 20,000,000 shares of common stock, par value $0.10 per share and 5,000,000 shares of serial preferred stock, par value $0.10 per share. We currently expect to have between 1,277,975 and 1,729,025 shares of common stock, subject to an increase to 1,988,379 shares, outstanding after the stock offering, including shares that will be held by Osage Federal MHC. Upon payment of the purchase price shares of common stock issued in the offering will be fully paid and non-assessable. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non-withdrawable capital, will not be an account of insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although Osage Federal MHC, so long as it is in existence, must own a majority of Osage Federal Financial, Inc.'s outstanding shares of common stock.

Common Stock

         Distributions. Osage Federal Financial, Inc. can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See Dividend Policy on page ___. The holders of common stock of Osage Federal Financial, Inc. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of Osage Federal Financial, Inc. out of funds legally available therefor. If Osage Federal Financial, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. The holders of common stock will possess exclusive voting rights in Osage Federal Financial, Inc. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to stockholder vote and will not have any right to cumulate votes in the election of directors.

         Liquidation Rights. In the event of any liquidation, dissolution, or winding-up of Osage Federal Financial, Inc., the holders of the common stock generally would be entitled to receive, after payment of all debts and liabilities of Osage Federal Financial, Inc. (including all debts and liabilities of Osage Federal), all assets of Osage Federal Financial, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights. Because the holders of the common stock do not have any preemptive rights with respect to any shares Osage Federal Financial, Inc. may issue, the Board of Directors may sell shares of capital stock of Osage Federal Financial, Inc. without first offering such shares to existing stockholders.

Preferred Stock

         We are authorized to issue up to 5,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no stockholder approval generally would be required for the issuance of these shares.

                             LEGAL AND TAX OPINIONS

         The legality of the issuance of the common stock being offered and certain matters relating to the stock offering and federal taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C. Matters relating to state taxation will be passed upon for us by BKD, LLP, Joplin, Missouri. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Silver Freedman & Taff, L.L.P., Washington, D.C.

                                     EXPERTS

         The financial statements of Osage Federal at June 30, 2003 and 2002 and for each of the years in the two year period ended June 30, 2003 have been included in this prospectus in reliance upon the report of BKD, LLP, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         FinPro, Inc. has consented to the publication in this document of a summary of its letter to Osage Federal Financial, Inc. setting forth its conclusion as to the estimated pro forma market value of the common stock and has also consented to the use of its name and statements with respect to it appearing in this document.

                            REGISTRATION REQUIREMENTS

         Prior to completion of the offering, we will register our common stock with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Securities Exchange Act of 1934. We will not deregister the common stock under the Securities Exchange Act of 1934 for a period of at least three years following the stock offering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the registration materials can be obtained from the SEC at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Osage Federal Financial, Inc., that file electronically with the SEC. The address for this web site is http://www.sec.gov. The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form SB-2 are, of necessity, brief descriptions, and each statement is qualified by reference to the complete contract or document.

         We have filed applications on Form MHC-1 and Form MHC-2 for approval of the mutual holding company reorganization and stock issuance with the Office of Thrift Supervision. This prospectus omits certain information contained in those applications. That information can be examined without charge at the main office of the Office of Thrift Supervision located at 1700 G Street, N.W., Washington, D.C. 20552.

         A copy of our charter and bylaws, filed as exhibits to the registration statement as well as those of Osage Federal and Osage Federal MHC, are available without charge from Osage Federal Financial, Inc. Copies of the plan of mutual holding company reorganization and stock issuance are also available without charge.

                          INDEX TO FINANCIAL STATEMENTS

                   Osage Federal Savings and Loan Association
                               Pawhuska, Oklahoma


INDEPENDENT ACCOUNTANT'S REPORT..............................................F-1

FINANCIAL STATEMENTS

         BALANCE SHEETS......................................................F-2

         STATEMENTS OF INCOME................................................F-3

         STATEMENTS OF RETAINED EARNINGS.....................................F-4

         STATEMENTS OF CASH FLOWS............................................F-5

         NOTES TO FINANCIAL STATEMENTS.......................................F-7







         All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

         Separate financial statements for Osage Federal Financial, Inc. have not been included in this prospectus because Osage Federal Financial, Inc., which has engaged in only organizational activities to date, has no significant assets, contingent or other liabilities, revenues, expenses or earnings per share.

                             [BKD, LLP LETTERHEAD]


                         Independent Accountants' Report



Board of Directors
Osage Federal Savings and Loan Association
Pawhuska, Oklahoma


We have audited the accompanying balance sheets of Osage Federal Savings and Loan Association as of June 30, 2003 and 2002, and the related statements of income, retained earnings and cash flows for each of the two years in the period ended June 30, 2003. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Osage Federal Savings and Loan Association as of June 30, 2003 and 2002, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.




/s/BKD, LLP
Joplin, Missouri
August 7, 2003

                   Osage Federal Savings and Loan Association
                                 Balance Sheets

Assets

                                                       September 30, 2003         June 30, 2003       June 30, 2002
                                                       ------------------        --------------      --------------
                                                           (Unaudited)
    Cash and due from banks                              $        405,903        $      450,313      $      404,795
    Interest bearing deposits with banks                        6,476,240             9,663,687           6,913,235
                                                         ----------------        --------------      --------------
        Cash and cash equivalents                               6,882,143            10,114,000           7,318,030

    Available-for-sale securities                              11,371,948             9,375,361           7,154,843
    Held-to-maturity securities                                 8,971,617             8,598,852           8,184,440
    Mortgage loans held for sale                                   55,000             1,280,600             467,030
    Loans, net                                                 47,234,281            46,342,323          51,918,958
    Premises and equipment                                      1,353,950             1,386,294           1,414,151
    Foreclosed assets held for sale, net                          117,938               117,938              89,388
    Interest receivable                                           284,249               292,190             372,243
    Federal Home Loan Bank stock, at cost                         667,500               667,500             667,500
    Income taxes refundable                                            --                 9,629                  --
    Other                                                         339,597               338,211             292,477
                                                         ----------------        --------------      --------------
               Total assets                              $     77,278,223        $   78,522,898      $   77,879,060
                                                         ================        ==============      ==============

Liabilities and Retained Earnings

    Liabilities
        Deposits                                         $     57,379,727        $   58,833,435      $   58,848,022
        Federal Home Loan Bank advances                        11,000,000            11,000,000          11,000,000
        Advances from borrowers held in escrow                    877,653               795,604             626,875
        Accrued interest and other liabilities                    181,097               154,818             158,762
        Income taxes payable                                       52,703                    --              53,516
        Deferred income taxes                                     170,315               198,380             181,921
                                                         ----------------        --------------      --------------
               Total liabilities                               69,661,495            70,982,237          70,869,096
                                                         ----------------        --------------      --------------
    Retained Earnings
        Retained earnings                                       7,651,819             7,541,946           7,010,586
        Accumulated other comprehensive income                    (35,091)               (1,285)               (622)

               Total retained earnings                          7,616,728             7,540,661           7,009,964
                                                         ----------------        --------------      --------------
               Total liabilities and retained
                  earnings                               $     77,278,223        $   78,522,898      $   77,879,060
                                                         ================        ==============      ==============

See Notes to Financial Statements                                                                               F-2

                   Osage Federal Savings and Loan Association
                              Statements of Income

                                                Three Months Ended September 30,           Years Ended June 30,
                                                --------------------------------        ----------------------------
                                                      2003             2002                2003            2002
                                                  ------------      ------------        ------------     -----------
                                                           (Unaudited)
    Interest Income
        Loans                                     $    848,017      $  1,039,387        $  3,712,217     $ 4,380,906
        Available-for-sale securities                   51,114            60,810             221,582         186,710
        Held-to-maturity securities                     84,690           122,222             420,449         484,321
        Deposits with other financial
          institutions                                  17,121            25,824             113,757         100,984
        Other                                            5,888             7,992              25,886          37,165
                                                  ------------      ------------        ------------     -----------
                                                     1,006,830         1,256,235           4,493,891       5,190,086
                                                  ------------      ------------        ------------     -----------
    Interest Expense
        Deposits                                       354,342           485,636           1,731,541       2,265,914
        Advances from Federal Home Loan
          Bank                                         150,421           170,161             646,000         676,062
                                                  ------------      ------------        ------------     -----------
                                                       504,763           655,797           2,377,541       2,941,976
                                                  ------------      ------------        ------------     -----------
    Net Interest Income                                502,067           600,438           2,116,350       2,248,110
                                                  ------------      ------------        ------------     -----------
    Noninterest Income
        Service charges on deposit
          accounts                                      88,411            94,481             357,404         357,102
        Other service charges and fees                  16,270            17,044              62,568          58,978
        Gain on sale of mortgage loans                 125,743           105,356             480,349         233,902
        Net loan servicing fees                            835             6,117             (10,264)         27,945
        Other income                                     6,114             7,941              30,682          16,538
                                                  ------------      ------------        ------------     -----------
                                                       237,373           230,939             920,739         694,465
                                                  ------------      ------------        ------------     -----------
    Noninterest Expense
        Salaries and employee benefits                 317,479           300,576           1,217,575       1,147,132
        Net occupancy expense                           72,426           104,055             312,013         294,015
        Deposit insurance premium                        2,403             2,512               9,871          10,469
        Other operating expenses                       169,762           155,458             642,992         601,412
                                                  ------------      ------------        ------------     -----------
                                                       562,070           562,601           2,182,451       2,053,028
                                                  ------------      ------------        ------------     -----------
    Income Before Income Taxes                         177,370           268,776             854,638         889,547

    Provision for Income Taxes                          67,497           102,558             323,278         336,292
                                                  ------------      ------------        ------------     -----------
    Net Income                                         109,873           166,218             531,360         553,255

    Other Comprehensive Income (Loss)
        Unrealized depreciation on
          available-for-sale securities,
          net of income taxes of:
          $(20,728) - 9/30/03; $2,733 -
          9/30/02; $(401) - 6/30/03;
          $(4,613) - 6/30/02                           (33,806)            4,458                (663)         (7,525)
                                                  ------------      ------------        ------------     -----------
    Comprehensive Income                          $     76,067      $    170,676        $    530,697     $   545,730
                                                  ============      ============        ============     ===========

See Notes to Financial Statements                                                                                F-3

                   Osage Federal Savings and Loan Association
                         Statements of Retained Earnings

                                                                                Unrealized
                                                                               Appreciation
                                                                             (Depreciation) on
                                                               Retained     Available-for-Sale
                                                               Earnings       Securities, Net         Total
                                                         ----------------     ----------------     ---------------
    Balance, July 1, 2001                                $      6,457,331     $          6,903     $     6,464,234

        Net income                                                553,255                   --             553,255

        Change in unrealized depreciation on
          available-for-sale securities, net of
          income taxes of $(4,613)                                     --               (7,525)             (7,525)
                                                         ----------------     ----------------     ---------------
    Balance, June 30, 2002                                      7,010,586                 (622)          7,009,964

        Net income                                                531,360                                  531,360

        Change in unrealized depreciation on
          available-for-sale securities, net of
          income taxes of $(401)                                                          (663)               (663)
                                                         ----------------     ----------------     ---------------

    Balance, June 30, 2003                                      7,541,946               (1,285)          7,540,661

                     (Unaudited)

        Net income                                                109,873                   --             109,873

        Change in unrealized depreciation on
          available-for-sale securities, net of
          income taxes of $(20,728)                                    --              (33,806)            (33,806)
                                                         ----------------     ----------------     ---------------
    Balance, September 30, 2003                          $      7,651,819     $        (35,091)    $     7,616,728
                                                         ================     ================     ===============

See Notes to Financial Statements                                                                              F-4

                   Osage Federal Savings and Loan Association
                            Statements of Cash Flows


                                                      Three Months Ended September 30,            Years Ended June 30,
                                                      --------------------------------            --------------------
                                                           2003              2002                2003              2002
                                                     --------------    --------------      --------------    --------------
                                                                (Unaudited)
    Operating Activities
        Net income                                   $      109,873    $      166,218      $      531,360    $      553,255
        Items not requiring (providing) cash
           Depreciation                                      34,705            67,276             164,949           155,602
           Amortization                                      35,380            18,341             131,590            33,623
           Deferred income taxes                             (5,986)            8,074              16,860            11,595
           Gain on sale of mortgage loans                  (125,743)         (105,356)           (480,349)         (233,902)
           Gain on sale of foreclosed assets
              held for sale                                    (178)           (1,364)             (6,013)          (25,431)
           Loss on disposal of premises and
              equipment                                          --                --                  --             5,891
           Dividends on available-for-sale
              mutual funds                                  (51,114)          (60,810)           (221,582)         (155,847)
        Originations of loans held for
          delivery against commitments                   (7,688,242)       (5,705,051)        (27,546,942)      (15,014,840)
        Proceeds from nonrecourse sale of
          loans held for delivery against
          commitments                                     9,025,841         5,630,624          27,049,956        15,688,407
        Changes in
           Interest receivable                                7,941            18,888              80,053            38,579
           Other assets                                     (18,003)           (9,110)             (7,029)           (3,452)
           Accrued interest and other
              liabilities                                    88,404            11,359             (67,089)           25,319
                                                     --------------    --------------      --------------    --------------
               Net cash provided by (used in)
                  operating activities                    1,412,878            39,089            (354,236)        1,078,799
                                                     --------------    --------------      --------------    --------------
    Investing Activities
        Net change in loans                                (893,880)        1,303,006           5,436,735           879,548
        Proceeds from maturities of
          certificates of deposit in other
          financial institutions                                 --                --                  --           398,000
        Purchases of premises and equipment                  (2,361)          (19,075)           (137,092)          (62,582)
        Proceeds from sale of foreclosed assets               2,100            92,715             117,363           133,780
        Proceeds from maturities and paydowns
          of available-for-sale securities                       --                --                  --           896,607
        Purchases of available-for-sale
          securities                                     (2,000,000)       (1,000,000)         (2,000,000)       (7,000,000)
        Proceeds from maturities and paydowns
          of held-to-maturity securities                  3,569,863           986,527           8,636,833         5,614,145
        Purchases of held-to-maturity
          securities                                     (3,948,798)       (1,995,000)         (9,057,775)       (1,006,250)
                                                     --------------    --------------      --------------    --------------
               Net cash provided by (used in)
                  investing activities                   (3,273,076)         (631,827)          2,996,064          (146,752)
                                                     --------------    --------------      --------------    --------------

See Notes to Financial Statements                                                                                       F-5

                   Osage Federal Savings and Loan Association
                            Statements of Cash Flows
                                   (Continued)

                                                      Three Months Ended September 30,            Years Ended June 30,
                                                      --------------------------------            --------------------
                                                           2003              2002                2003              2002
                                                     --------------    --------------      --------------    --------------
                                                                (Unaudited)
    Financing Activities
        Net increase in demand, money market,
          NOW and savings deposits                   $      688,989    $      144,105      $    1,650,483    $    3,473,973
        Net decrease in certificates of deposit          (2,142,697)          (77,268)         (1,665,070)       (1,716,138)
        Net increase in Federal Home Loan Bank
          advances                                               --         1,000,000                  --                --
        Net increase (decrease) in advances
          from borrowers held in escrow                      82,049           418,141             168,729          (145,794)
                                                     --------------    --------------      --------------    --------------
               Net cash provided by (used in)
                  financing activities                   (1,371,659)        1,484,978             154,142         1,612,041
                                                     --------------    --------------      --------------    --------------

    Increase (Decrease) in Cash and Cash
       Equivalents                                       (3,231,857)          892,240           2,795,970         2,544,088

    Cash and Cash Equivalents, Beginning of
       Period                                            10,114,000         7,318,030           7,318,030         4,773,942
                                                     --------------    --------------      --------------    --------------
    Cash and Cash Equivalents, End of Period         $    6,882,143    $    8,210,270      $   10,114,000    $    7,318,030
                                                     ==============    ==============      ==============    ==============

    Supplemental Cash Flows Information

        Real estate acquired in settlement of
          loans                                      $        1,922    $       10,155      $      139,900    $      174,737

        Interest paid                                $      501,309    $      653,369      $    2,383,657    $    2,951,317

        Income taxes paid                            $       12,509    $       60,961      $      369,561    $      290,878

        Mutual fund dividends reinvested             $       51,114    $       60,810      $      221,582    $      155,847


See Notes to Financial Statements                                                                                       F-6

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


Note 1:  Nature of Operations and Summary of Significant Accounting Policies


    Nature of Operations

        Osage Federal Savings and Loan Association is primarily engaged in providing a full range of banking and mortgage services to individuals and corporate customers through its locations in north central Oklahoma. The Association is subject to competition from other financial institutions. The Association is also subject to the regulation of certain federal agencies and undergoes periodic examinations by those regulatory authorities. The Association's banking operation is its only reporting segment.


    Unaudited Interim Financial Statements

        The September 30, 2003 and 2002 interim financial information is unaudited and reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods.


    Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of assets acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.


    Cash Equivalents

        The  Association   considers  all  liquid   investments   with  original
        maturities of three months or less to be cash equivalents.


    Securities

        Available-for-sale securities, which include any security for which the Association has no immediate plan to sell but which may be sold in the future, are carried at fair value. Unrealized gains and losses are recorded, net of related income tax effects, in members' equity.

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


        Held-to-maturity securities, which include any security for which the Association has the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts.

        Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.


    Mortgage Loans Held for Sale

        Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.


    Loans

        Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-offs are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Generally, loans are placed on non-accrual status at ninety days past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.


    Allowance for Loan Losses

        The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        A loan is considered  impaired when,  based on current  information  and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


        consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by  either  the  present  value  of  expected  future  cash  flows
        discounted  at   the  loan's   effective   interest  rate,  the   loan's
        obtainable market price or the fair value of the collateral if the loan is collateral dependent.


    Premises and Equipment

        Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.


    Federal Home Loan Bank Stock

        Federal Home Loan Bank stock is a required investment for members of the Federal Home Loan Bank system. The required investment in the common stock is based on a predetermined formula. At September 30, 2003 (Unaudited), June 30, 2003 and 2002, the Association held 6,675 shares of stock with a cost of $667,500.


    Foreclosed Assets Held for Sale

        Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.


    Mortgage Servicing Rights

        Mortgage servicing rights on originated loans that have been sold are capitalized by allocating the total cost of the mortgage loans between the mortgage servicing rights and the loans based on their relative fair values. Capitalized servicing rights are amortized in proportion to and over the period of estimated servicing revenues. Impairment of mortgage-servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on the predominant risk characteristics of the underlying loans. The predominant characteristics currently used for stratification are type of loan and contractual maturity. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002

    Income Taxes

        Deferred tax assets and liabilities are recognized for the tax effect of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.


    Restriction on Cash and Due From Banks

        The Association is required to maintain reserve funds in cash by the Federal Reserve Bank. The reserves required at September 30, 2003 (Unaudited), June 30, 2003 and 2002 were $94,000, $82,000 and $60,000, respectively.

Note 2:  Securities

        The amortized cost and approximate fair values of securities are as follows:


    Available-for-Sale Securities

                                                                  September 30, 2003 (Unaudited)
                                                                                       Gross
                                                                     Gross          Unrealized     Approximate Fair
                                               Amortized Cost   Unrealized Gains      Losses             Value
                                              ----------------- ----------------- ---------------- ------------------
           Mutual fund consisting primarily
              of mortgage securities          $    11,428,544   $            --   $       (56,596) $      11,371,948
                                              ===============   ===============   ===============  =================

                                                                          June 30, 2003
                                                                                       Gross
                                                                     Gross          Unrealized     Approximate Fair
                                               Amortized Cost   Unrealized Gains      Losses             Value
                                              ----------------- ----------------- ---------------- ------------------
           Mutual fund consisting primarily
              of mortgage securities          $     9,377,430   $            --   $        (2,069) $       9,375,361
                                              ===============   ===============   ===============  =================


                                                                          June 30, 2002
                                                                                       Gross
                                                                     Gross          Unrealized     Approximate Fair
                                               Amortized Cost   Unrealized Gains      Losses             Value
                                              ----------------- ----------------- ---------------- ------------------

           Mutual fund consisting primarily
              of mortgage securities          $     7,155,848   $            --   $        (1,005) $       7,154,843
                                              ===============   ===============   ===============  =================

                                                                                                                F-10

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


    Held-to-Maturity Securities

                                                                         September 30, 2003 (Unaudited)
                                                                                       Gross
                                                                     Gross          Unrealized     Approximate Fair
                                               Amortized Cost   Unrealized Gains      Losses             Value
                                              ----------------- ----------------- ---------------- ------------------
           Mortgage-backed securities and
              collateralized mortgage
              obligations                     $     8,971,617   $        46,469   $       (68,918) $       8,949,168
                                              ===============   ===============   ===============  =================

                                                                          June 30, 2003
                                                                                       Gross
                                                                     Gross          Unrealized     Approximate Fair
                                               Amortized Cost   Unrealized Gains      Losses             Value
                                              ----------------- ----------------- ---------------- ------------------
           Mortgage-backed securities and
              collateralized mortgage
              obligations                     $     8,598,852   $        63,262   $       (29,663) $       8,632,451
                                              ===============   ===============   ===============  =================

                                                                          June 30, 2002
                                                                                       Gross
                                                                     Gross          Unrealized     Approximate Fair
                                               Amortized Cost   Unrealized Gains      Losses             Value
                                              ----------------- ----------------- ---------------- ------------------
           Mortgage-backed securities and
              collateralized mortgage
              obligations                     $     8,184,440   $       240,206   $          (655) $       8,423,991
                                              ===============   ===============   ===============  =================

        The mortgage-backed securities and collateralized mortgage obligations are not due on a single maturity date.

        The amortized cost of securities and overnight funds pledged as collateral to secure public deposits and for other purposes amounted to $4,278,554, $6,660,284 and $6,148,457 at September 30, 2003 (Unaudited),
        June 30, 2003 and 2002, respectively. The approximate fair value of pledged securities and overnight funds amounted to $4,273,268, $6,707,100 and $6,362,000 at September 30, 2003 (Unaudited), June 30,
        2003 and 2002, respectively.

        Included in held-to-maturity securities at September 30, 2003 (Unaudited) and June 30, 2003, are certain collateralized mortgage obligations with an amortized cost of $3,035,643 and $2,022,108,

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


        respectively, and an approximate fair value of $2,998,358 and $2,021,100, respectively, whose fair values may be more volatile as yields earned are affected by the speed at which mortgages in an underlying trust are paid prior to their scheduled maturities.

        The Association had no sales of available-for-sale securities during the three months ended September 30, 2003 or 2002 (Unaudited) or the years ended June 30, 2003 or 2002.

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


Note 3:  Loans and Allowance for Loan Losses

        Categories of loans include:

                                                                                               June 30,
                                                              September 30,        ----------------------------------
                                                                  2003                   2003             2002
                                                           --------------------    ----------------- ----------------
                                                               (Unaudited)
           First mortgage loans (principally
              conventional)
               Principal balances
                  Secured by one-to-four family
                     residences                            $      33,693,362       $    33,757,275   $    38,893,850
                  Secured by other properties                      4,989,000             4,175,340         3,570,327
                  Construction loans                               2,564,549             1,926,125         1,571,025
                                                           -----------------       ---------------   ---------------
                                                                  41,246,911            39,858,740        44,035,202
                                                           -----------------       ---------------   ---------------
               Less
                  Undisbursed portion of
                     construction loans                            1,757,185             1,405,050           725,671
                  Net deferred loan origination fees                  18,657                15,466            25,369
                                                           -----------------       ---------------   ---------------
                                                                   1,775,842             1,420,516           751,040
                                                           -----------------       ---------------   ---------------
                    Total first mortgage loans                    39,471,069            38,438,224        43,284,162
                                                           -----------------       ---------------   ---------------
           Consumer and other loans
               Principal balances
                  Automobile                                       3,554,457             3,605,668         4,468,800
                  Savings                                            646,765             1,082,830         1,110,112
                  Second mortgage                                  2,946,117             2,648,857         2,497,990
                  Manufactured home                                   51,552                53,797            77,795
                  Commercial                                         230,757               214,166           112,007
                  Other                                              742,987               708,204           777,515
                                                           -----------------       ---------------   ---------------
                    Total consumer and other loans                 8,172,635             8,313,522         9,044,219
                                                           -----------------       ---------------   ---------------
           Total loans                                            47,643,704            46,751,746        52,328,381
           Less allowance for loan losses                            409,423               409,423           409,423
                                                           -----------------       ---------------   ---------------
                                                           $      47,234,281       $    46,342,323   $    51,918,958
                                                           =================       ===============   ===============

                                                                                                                F-13

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


        Impaired loans totaled approximately $146,000, $128,000 and $406,000 at September 30, 2003 (Unaudited), June 30, 2003 and 2002, respectively. An allowance for loan losses of $68,038, $73,385 and $111,595 relates to impaired loans at September 30, 2003 (Unaudited), June 30, 2003 and 2002, respectively.


        Interest of approximately $3,000 and $6,000 was recognized in the three months ended September 30, 2003 and 2002 (Unaudited), respectively, on average impaired loans of approximately $137,000 and $348,000 for the three months ended September 30, 2003 and 2002 (Unaudited), respectively. Interest of approximately $2,000 and $6,000 was recognized in the three months ended September 30, 2003 and 2002, respectively, on impaired loans on a cash basis during the three months ended September 30, 2003 and 2002 (Unaudited). Interest of approximately $13,000 and $30,000 was recognized in the years ended June 30, 2003 and 2002, respectively, on average impaired loans of approximately $267,000 and $374,000 for 2003 and 2002, respectively. Interest of approximately $12,000 and $30,000 was recognized in the years ended June 30, 2003 and 2002, respectively, on impaired loans on a cash basis during 2003 and 2002.

        At September 30, 2003 (Unaudited), June 30, 2003 and 2002, accrual loans delinquent 90 days or more totaled $0, $8,896 and $0 respectively. Non-accrual loans at September 30, 2003 (Unaudited), June 30, 2003 and 2002 were $50,996, $131,212 and $50,623 respectively.

        There was no activity in the allowance for loan losses during the three months ended September 30, 2003 or 2002 (Unaudited), or the years ended June 30, 2003 or 2002.


Note 4:  Loan Servicing

        Mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of mortgage loans serviced for others totaled $50,450,116, $48,671,850 and $43,226,273 at September
        30, 2003 (Unaudited), June 30, 2003 and 2002, respectively.

        Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in advances from borrowers held in escrow, were approximately $512,000, $418,000 and $355,000 at September 30, 2003
        (Unaudited), June 30, 2003 and 2002, respectively.

        Mortgage servicing rights of $13,744 and $42,588 were capitalized during the three months ended September 30, 2003 and 2002 (Unaudited), respectively. Amortization of mortgage servicing rights was $29,210 and $20,842 for the three months ended September 30, 2003 and 2002 (Unaudited), respectively. Mortgage servicing rights of $163,765 and $129,010 were capitalized during the years ended June 30, 2003 and 2002, respectively. Amortization of mortgage servicing rights was $125,060 and $73,555 for the years ended June 30, 2003 and 2002, respectively.

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002

Note 5:  Premises and Equipment

        Major classifications of premises and equipment, stated at cost, are as follows:

                                                                                              June 30,
                                                          September 30,         -------------------------------------
                                                              2003                    2003               2002
                                                       --------------------     ------------------ ------------------
                                                           (Unaudited)
           Land                                        $         126,594        $        126,594   $        126,594
           Buildings and improvements                          1,688,936               1,688,936          1,651,806
           Furniture, fixtures and equipment                     764,718                 764,856            664,893
           Automobiles                                            53,886                  53,886             53,886
                                                       -----------------        ----------------   ----------------
                                                               2,634,134               2,634,272          2,497,179
           Less accumulated depreciation                       1,280,184               1,247,978          1,083,028
                                                       -----------------        ----------------   ----------------
           Net premises and equipment                  $       1,353,950        $      1,386,294   $      1,414,151
                                                       =================        ================   ================

Note 6:  Income Taxes

        The provision for income taxes consists of:

                                                            September 30,                        June 30,
                                                     -----------------------------    -------------------------------
                                                          2003           2002              2003            2002
                                                     --------------- -------------    --------------- ---------------
                                                             (Unaudited)
           Taxes currently payable                   $     73,483    $    94,484      $     306,418   $    324,697
           Deferred income taxes                           (5,986)         8,074             16,860         11,595
                                                     ------------    -----------      -------------   ------------
               Income tax expense                    $     67,497    $   102,558      $     323,278   $    336,292
                                                     ============    ===========      =============   ============

                                                                                                              F-15

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


        A reconciliation of income tax expense at the statutory rate to the Association's actual income tax expense is shown below:

                                                            September 30,                        June 30,
                                                     -----------------------------     ------------------------------
                                                         2003           2002               2003            2002
                                                     ------------- ---------------     -------------- ---------------
                                                           (Unaudited)
           Computed at the statutory rate (34%)      $    60,306   $     91,384        $    290,577   $     302,446
           Increase (decrease) resulting from
               Nontaxable interest income, net
                 of nondeductible interest
                 expense                                    (204)          (204)             (1,008)           (884)
               Nondeductible meals and
                 entertainment costs                         850            850               3,222           2,380
               State income taxes - net of
                 federal tax benefit                       6,661         10,220              32,297          33,223
               Other                                        (116)           308              (1,810)           (873)
                                                     -----------   ------------        ------------   -------------
           Actual tax expense                        $    67,497   $    102,558        $    323,278   $     336,292
                                                     ===========   ============        ============   =============

        The tax effects of temporary differences related to deferred taxes shown on the balance sheets are:

                                                                                              June 30,
                                                           September 30,        -------------------------------------
                                                                2003                   2003               2002
                                                         -------------------    ------------------- -----------------
                                                            (Unaudited)
           Deferred tax assets
               Allowance for loan losses                 $         135,016      $         135,016   $        136,292
               Benefit plan accrual                                  9,270                  9,270              8,613
               Nonaccrual loan interest                              1,392                  1,392                589
               Unrealized depreciation on
                 available-for-sale securities                      21,506                    786                383
                                                         -----------------      -----------------   ----------------
                                                                   167,184                146,464            145,877
                                                         -----------------      -----------------   ----------------
           Deferred tax liabilities
               Originated mortgage servicing rights                (98,482)              (104,359)           (89,651)
               Federal Home Loan Bank stock
                 dividends                                        (139,080)              (139,080)          (139,080)
               Accumulated depreciation                            (88,513)               (88,513)           (90,510)
               Other                                               (11,424)               (12,892)            (8,557)
                                                         -----------------      -----------------   ----------------
                                                                  (337,499)              (344,844)          (327,798)
                                                         -----------------      -----------------   ----------------
                  Net deferred tax liability             $        (170,315)     $        (198,380)  $       (181,921)
                                                         =================      =================   ================

                                                                                                                F-16

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


'       Retained earnings at September 30, 2003  (Unaudited),  June 30, 2003 and
        2002, include approximately $615,000 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. If the Association were to liquidate, the entire amount would have to be recaptured and would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on the preceding amount was approximately $246,000 at September 30, 2003 (Unaudited), June 30, 2003 and 2002.



Note 7:  Deposits

        Deposits are summarized as follows:

                                        Weighted Average                                       June 30,
                                            Interest          September 30,        ----------------------------------
                                              Rate                 2003                  2003             2002
                                      --------------------- -------------------    ----------------- ----------------
                                                               (Unaudited)
        Demand and NOW
          accounts, including
          noninterest bearing
          deposits of
          $2,662,708 at
          September 30, 2003
          (Unaudited),
          $2,960,564 at June
          30, 2003 and
          $2,508,331 at June          0.59% - 0.58% -
          30, 2002                    1.04%                 $      9,314,395       $     9,419,339   $     8,335,827
                                      1.49% - 1.58% -
        Money market                  2.33%                        8,636,848             7,925,756         7,676,537
                                      1.00% - 1.00% -
        Passbook savings              1.50%                        4,150,808             4,067,967         3,750,216
                                                            ----------------       ---------------   ---------------
                                                                  22,102,051            21,413,062        19,762,580
                                                            ----------------       ---------------   ---------------
        Certificates of deposit
        1% to 1.99%                                                7,575,790             4,151,715            79,425
        2% to 2.99%                                                9,643,964            14,080,908         9,895,379
        3% to 3.99%                                                6,283,744             5,089,466         6,044,296
        4% to 4.99%                                                8,794,334             9,504,536         9,126,964
        5% to 5.99%                                                1,782,489             2,577,075         6,358,532
        6% to 6.99%                                                1,107,355             1,926,673         7,490,846
        7% to 7.99%                                                   90,000                90,000            90,000
                                                            ----------------       ---------------   ---------------
                                                                  35,277,676            37,420,373        39,085,442
                                                            ----------------       ---------------   ---------------
                                                            $     57,379,727       $    58,833,435   $    58,848,022
                                                            ================       ===============   ===============

                                                                                                                F-17

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


        The aggregate amount of certificates of deposit with a denomination in excess of $100,000 was $9,318,402, $10,639,615 and $11,535,520 at
        September 30, 2003 (Unaudited), June 30, 2003 and 2002, respectively.


        At June 30, 2003, scheduled maturities of certificates of deposit are as follows:

                                 2004              2005              2006             2007              2008
                            ---------------     ------------     ------------      ------------     ------------
       1% to 1.99%          $     3,960,652     $    191,063     $         --      $         --     $         --
       2% to 2.99%               12,297,336        1,707,567           71,005             5,000               --
       3% to 3.99%                3,047,851          315,834          301,127           100,000        1,324,654
       4% to 4.99%                1,637,244          566,218          579,418         2,172,162        4,549,494
       5% to 5.99%                1,431,603          177,227          162,144           363,199          442,902
       6% to 6.99%                  846,413          412,089          668,171                --               --
       7% to 7.99%                       --               --           90,000                --               --
                            ---------------     ------------     ------------      ------------     ------------
                            $    23,221,099     $  3,369,998     $  1,871,865      $  2,640,361     $  6,317,050
                            ===============     ============     ============      ============     ============


        Interest expense on deposits is summarized as follows:

                                                       September 30,                           June 30,
                                              ---------------------------------    ----------------------------------
                                                   2003             2002                 2003             2002
                                              -------------   --------------       -------------     --------------
                                                        (Unaudited)
           Money market                       $      32,295   $       40,245       $     147,064     $      138,375
           Passbook savings                          10,427           12,728              45,738             64,064
           NOW                                        9,568           15,861              57,442             77,096
           Certificates of deposit                  302,052          416,802           1,481,297          1,986,379
                                              -------------   --------------       -------------     --------------
                                              $     354,342   $      485,636       $   1,731,541     $    2,265,914
                                              =============   ==============       =============     ==============

                                                                                                                F-18

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


Note 8:  Federal Home Loan Bank Advances

        Advances from the Federal Home Loan Bank consist of the following:

                                                                                 June 30,
                                                       --------------------------------------------------------------
                            September 30, 2003                      2003                           2002
                                           Weighted                        Weighted                       Weighted
                                           Average                         Average                        Average
                                           Interest                        Interest                       Interest
       Due In              Amount            Rate           Amount           Rate          Amount           Rate
--------------------- ------------------ ------------- ----------------- ------------- ---------------- -------------
                                (Unaudited)
      2003            $             --          --     $           --           --     $     2,000,000       6.11%
      2004                   3,000,000        5.77%         2,000,000         6.21%          2,000,000       6.22%
      2005                   2,000,000        5.26%         3,000,000         5.12%          2,500,000       5.58%
      2006                   3,000,000        5.59%         3,500,000         6.24%          3,500,000       6.24%
      2007                   1,000,000        4.94%         1,500,000         4.54%          1,000,000       4.94%
      2008                   2,000,000        3.79%         1,000,000         3.61%                 --         --
                           -----------                 --------------                  ---------------
                           $11,000,000        5.19%    $   11,000,000         5.46%    $    11,000,000       5.94%
                           ===========                 ==============                  ===============

        The Federal Home Loan Bank requires the Association to maintain Federal Home Loan Bank stock, investment securities and first mortgage loans free of pledges, liens and encumbrances in an amount equal to at least 117% of outstanding advances as collateral for such borrowings.

        An advance of $2,000,000, due on September 23, 2004, has a call date at the option of the Federal Home Loan Bank of September 24, 2001, and quarterly thereafter, to convert this instrument to a floating rate.



Note 9:  Regulatory Matters

        The Association is subject to various regulatory capital requirements administered by the federal agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct and material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to adjusted tangible assets (as defined). Management believes, as of September 30, 2003 (unaudited) and June 30, 2003, that the Association meets all capital adequacy requirements to which it is subject.

        As of September 30, 2003 (unaudited) and June 30, 2003, the most recent notification from the Office of Thrift Supervision (OTS) categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Association must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Association's category.

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


        The Association's actual capital amounts and ratios are also presented in the table. No amount was deducted from capital for interest-rate risk.

                                                                                                   To Be Well
                                                                                                Capitalized Under
                                                                       For Capital Adequacy     Prompt Corrective
                                                        Actual               Purposes           Action Provisions
                                                   Amount     Ratio      Amount      Ratio      Amount      Ratio
                                                 ----------- --------- ------------ --------- ------------ ---------
                                                                           (In Thousands)
        As of September 30, 2003 (Unaudited)
           Total Risk-Based Capital
             (to Risk-Weighted Assets)           $   7,981     22.18%  $   2,879    =>  8.0%  $   3,599    => 10.0%
           Tier I Capital
             (to Risk-Weighted Assets)           $   7,626     21.19%  $   1,440    =>  4.0%  $   2,160    =>  6.0%
           Tier I Capital
             (to Adjusted Tangible Assets)       $   7,626      9.86%  $   3,092    =>  4.0%  $   3,865    =>  5.0%
           Tangible Capital
             (to Adjusted Tangible Assets)       $   7,626      9.86%  $   1,160    =>  1.5%        N/A      N/A

        As of June 30, 2003
           Total Risk-Based Capital
             (to Risk-Weighted Assets)           $   7,870     21.72%  $   2,898    =>  8.0%  $   3,623    => 10.0%
           Tier I Capital
             (to Risk-Weighted Assets)           $   7,515     20.74%  $   1,449    =>  4.0%  $   2,174    =>  6.0%
           Tier I Capital
             (to Adjusted Tangible Assets)       $   7,515      9.57%  $   3,140    =>  4.0%  $   3,925    =>  5.0%
           Tangible Capital
             (to Adjusted Tangible Assets)       $   7,515      9.57%  $   1,178    =>  1.5%        N/A      N/A

        As of June 30, 2002
           Total Risk-Based Capital
             (to Risk-Weighted Assets)           $   7,345     19.35%  $   3,037    =>  8.0%  $   3,796    => 10.0%
           Tier I Capital
             (to Risk-Weighted Assets)           $   6,987     18.41%  $   1,518    =>  4.0%  $   2,278    =>  6.0%
           Tier I Capital
             (to Adjusted Tangible Assets)       $   6,987      8.97%  $   3,114    =>  4.0%  $   3,893    =>  5.0%
           Tangible Capital
             (to Adjusted Tangible Assets)       $   6,987      8.97%  $   1,168    =>  1.5%        N/A      N/A

                                                                                                               F-20

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


Note 10:  Pension Plan

        The Association has a defined contribution pension plan covering substantially all employees. Employees may contribute up to 60% in 2003 and 50% in 2002 subject to Internal Revenue Service limitations, excluding catch-up adjustments allowed by the Internal Revenue Service, of their compensation with the Association matching 100% of the employee's contribution on the first 3%, and 50% on the next 2%, of the employee's compensation, for a total of 4%. In addition, the Association may, at the discretion of the Board of Directors, elect to make additional supplemental contributions. Employer contributions charged to expense for the three months ended September 30, 2003 and 2002
        (Unaudited) were approximately $19,800 and $18,000, respectively. Employer contributions charged to expense for the years ended June 30, 2003 and 2002 were approximately $75,000 and $71,000, respectively.



Note 11: Other Operating Expenses

        Other operating expenses consist of the following:

                                                           September 30,                         June 30,
                                                   -------------------------------    --------------------------------
                                                        2003            2002               2003             2002
                                                   --------------- ---------------    ---------------- ---------------
                                                            (Unaudited)
           Bank charges                            $     23,474    $     20,920       $     88,216     $     76,482
           Professional services                          7,988           7,380             32,264           26,593
           Postage                                       12,282          10,727             44,229           43,832
           Telephone                                      3,808           3,509             14,747           14,255
           Operating supplies                             8,920           8,238             34,980           28,887
           Insurance                                      2,812           2,589             11,327           10,556
           Electronic data processing                    23,692          24,543            103,407          104,786
           Advertising                                   13,240          13,086             58,558           58,132
           Donations                                      2,710           1,775             16,245            9,787
           Directors' fees                               22,100          21,500             75,200           75,400
           OTS assessments                                6,645           6,404             26,215           25,523
           Other                                         42,091          34,787            137,604          127,179
                                                   ------------    ------------       ------------     ------------
                                                   $    169,762    $    155,458       $    642,992     $    601,412
                                                   ============    ============       ============     ============

                                                                                                               F-21

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


Note 12:  Disclosures about the Fair Value of Financial Instruments

        The following table presents estimated fair values of the Association's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Association does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

                                                                                      June 30,
                                                            --------------------------------------------------------------
                               September 30, 2003                        2003                           2002
                         -------------------------------
                            Carrying       Fair Value          Carrying       Fair Value       Carrying      Fair Value
                             Amount                             Amount                          Amount
                         --------------- ---------------    --------------- --------------- --------------- --------------
                                  (Unaudited)
Financial assets
  Cash and cash
     equivalents         $   6,882,143   $   6,882,143      $  10,114,000   $  10,114,000   $   7,318,030   $   7,318,030
  Available-for-sale
     securities             11,371,948      11,371,948          9,375,361       9,375,361       7,154,843       7,154,843
  Held-to-maturity
     securities              8,971,617       8,949,168          8,598,852       8,632,451       8,184,440       8,423,991
  Mortgage loans
     held for sale              55,000          55,000          1,280,600       1,280,600         467,030         467,030
   Loans, net               47,234,281      49,057,000         46,342,323      49,832,000      51,918,958      54,179,000
   Interest
     receivable                284,249         284,249            292,190         292,190         372,243         372,243
   Federal Home Loan
     Bank stock                667,500         667,500            667,500         667,500         667,500         667,500

Financial liabilities
  Deposits                  57,379,727      56,858,000         58,833,435      58,853,000      58,848,022      57,630,000
  Accrued interest
     payable                    16,275          16,275             12,821          12,821          18,937          18,937
  Federal Home Loan
     Bank advances          11,000,000      11,569,000         11,000,000      11,639,000      11,000,000      11,527,000

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


    Cash and Cash Equivalents, Interest Receivable and Federal Home Loan Bank Stock

        The carrying amount approximates fair value.


    Securities

        Fair values equal quoted market prices, if available. If quoted market prices are not available, fair value is estimated based on quoted market prices of similar securities.


    Mortgage Loans Held for Sale

        Fair value is estimated  using the quoted market  prices for  securities
        backed   by   similar   loans,   adjusted   for   differences   in  loan
        characteristics.


    Loans

        The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.


    Deposits and Accrued Interest Payable

        The fair value of demand deposits, savings accounts, NOW accounts and certain money market deposits is the amount payable on demand at the reporting date, i.e., their carrying amount. The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.


    Federal Home Loan Bank Advances

        Rates currently available to the Association for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.



Note 13: Significant Estimates and Concentrations

        Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in Notes 1 and 3. Current vulnerabilities due to certain concentrations of credit risk are discussed in Note 14.

                   Osage Federal Savings and Loan Association
                          Notes to Financial Statements
     Three Months Ended September 30, 2003 (Unaudited) and 2002 (Unaudited)
                       Years Ended June 30, 2003 and 2002


Note 14: Commitments and Credit Risk

        The Association grants real estate, consumer and other loans, generally secured by real estate or other assets, throughout its defined lending area which is primarily located in north central Oklahoma.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral consists primarily of residential real estate and other consumer collateral.

        At September 30, 2003 (Unaudited), June 30, 2003 and 2002, the Association had outstanding commitments to originate loans aggregating approximately $4,323,000, $7,224,000 and $2,359,000, respectively. The commitments extend over varying periods of time with the majority being disbursed within a one-year period. Loan commitments at fixed rates of interest amounted to approximately $2,222,000, $5,553,000 and $1,284,000 at September 30, 2003 (Unaudited), June 30, 2003 and 2002, respectively, with the remainder at floating market rates.

        Mortgage loans in the process of origination represent amounts which the Association plans to fund within a normal period of 60 to 90 days. A portion of these loans is intended for sale to investors in the secondary market. Forward commitments to sell mortgage loans are obligations to deliver loans at a specified price on or before a specified future date. The Association acquires such commitments to reduce market risk on saleable mortgage loans in the process of origination and mortgage loans held for sale.

        Total mortgage loans in the process of origination amounted to approximately $4,696,000, $9,045,000 and $3,589,000, and mortgage loans held for sale amounted to $55,000, $1,280,600 and $467,030, at September 30, 2003 (Unaudited), June 30, 2003 and 2002, respectively. Related forward commitments to sell mortgage loans amounted to approximately $847,000, $5,113,000 and $1,417,000 at September 30, 2003 (Unaudited),
        June 30, 2003 and 2002, respectively. Included in mortgage loans in the process of origination were commitments to originate loans at fixed rates of interest of approximately $3,667,000, $7,128,000 and $2,910,000 at September 30, 2003 (Unaudited), June 30, 2003 and 2002, respectively.

        Loans aggregating $3,311,178 or 7% of the portfolio at September 30, 2003 (Unaudited) and $3,551,571 or 8% of the portfolio at June 30, 2003 were outstanding to borrowers employed by an area-based petroleum refining company.


Note 15: Subsequent Event

        The Association amended its charter and bylaws July 17, 2003 at its Annual Meeting. The purpose of the amendment was to modernize the language and terminology of the charter and by-laws.

================================================================================

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which the offer or solicitation would be unlawful. The affairs of Osage Federal Financial, Inc. and its subsidiaries may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.




                          Osage Federal Financial, Inc.

                                     [logo]


                          (Proposed Holding Company for
                   Osage Federal Savings and Loan Association)



                      Up to 518,708 Shares of Common Stock






                                   ----------

                                   PROSPECTUS

                                   ----------





                          KEEFE, BRUYETTE & WOODS, INC.





                              _______________, 2004



Until the later of _______________, 2004, or 90 days after commencement of the offering, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================

                                  Interests in
                               Osage Federal Bank
              Employees' Savings and Profit Sharing Plan and Trust
                                       and
                          Offering of 125,276 Shares of
                     Common Stock, $.10 par value per share,
                                       of
                          OSAGE FEDERAL FINANCIAL, INC.

         This prospectus supplement relates to the offer and sale to participants in the Osage Federal Bank Employees' Savings and Profit Sharing Plan and Trust of participation interests and shares of Osage Federal Financial, Inc.

         In connection with the initial public offering of common stock of Osage Federal Financial, Inc., the plan has been amended to permit the investment of plan assets in various participant directed investment alternatives, including investment in the stock of Osage Federal Financial, Inc. Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a depositor of Osage Federal Bank. Participation in the 401(k) Plan does not give you any special rights to purchase stock in the initial public offering. You may direct the trustee of the plan to purchase the stock with plan assets which are attributable to you as a participant. This prospectus supplement relates to your decision whether or not to invest all or a portion of your plan funds in Osage Federal Financial, Inc. common stock.

         If you direct the trustee to invest all or a portion of your plan funds in Osage Federal Financial, Inc. common stock in the initial public offering, the price paid for such shares will be $10.00 per share. This price is the price that will be paid by all other persons who purchase shares of Osage Federal Financial, Inc. common stock in the initial public offering.

         If you direct the trustee to invest all or a portion of your plan funds in Osage Federal Financial, Inc. common stock after the initial public offering, shares purchased for your account in open market transactions, and the price paid for such shares will be the market price at the time of the purchase, which may be more or less than the initial public offering price of $10.00 per share.

         The prospectus of Osage Federal Financial, Inc., dated February __, 2004 which is attached to this prospectus supplement, includes detailed information regarding Osage Federal Financial, Inc. common stock, and the financial condition, results of operation, and business of Osage. This prospectus supplement provides information regarding the plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

         Please refer to Risk Factors beginning on page __ of the prospectus.

         These securities have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision, or any other federal agency or any state securities commission, nor has such commission, office, or other agency or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         The date of this prospectus supplement is February __, 2004.

                                TABLE OF CONTENTS

The Offering...................................................................1

    Securities Offered.........................................................1
    Election to Purchase Stock in the Initial Offering.........................1
    Value of Participation Interests...........................................1
    Purchase Price of Osage Federal Financial, Inc. Common Stock...............1
    Method of Directing Investments............................................1
    Time for Directing Investment..............................................2
    Irrevocability of Investment Direction.....................................2
    Direction to Purchase the Stock After the Initial Offering.................2
    Nature of Each Participant's Interest in
             Osage Federal Financial, Inc. Common Stock........................2
    Voting and Tender Rights of the Stock......................................2
    Minimum Investment.........................................................3

Description of the Plan........................................................3

    General....................................................................3
    Eligibility and Participation................................. ............3
    Contributions and Benefits Under the Plan..................................4
    Limitations on Contributions...............................................4
    Investment of Plan Assets..................................................4
    Performance of Previous Funds..............................................6
    Performance of Employer Stock Fund.........................................6
    Benefits Under the Plan................................................... 7
    Withdrawals and Distributions From the Plan............................... 7
    Administration of the Plan................................................ 8
    Reports to Plan Participants.................................. ........... 8
    Amendment and Termination................................................. 9
    Merger, Consolidation, or Transfer........................................ 9
    Federal Income Tax Consequences............................................9
    Restrictions on Resale........................................ ...........10
    SEC Reporting and Short-Swing Profit Liability............................10
    Additional Information........................................ ...........10

Legal Opinions................................................................10

Investment Election Form..............................................Appendix-A

Change of Investment Allocation Form..................................Appendix-B

Special Tax Notice Regarding Plan Payments............................Appendix-C

                                  THE OFFERING

Securities Offered

         The securities offered in connection with this prospectus supplement are participation interests in the plan and shares of Osage Federal Financial, Inc. common stock. Only employees of Osage who meet the eligibility requirements under the plan may participate. Information with regard to the plan is contained in this prospectus supplement and information with regard to the stock offering and the financial condition, results of operation, and business of Osage is contained in the attached prospectus.

Election to Purchase Stock in the Initial Offering

         Your eligibility to purchase stock utilizing your 401(k) Plan assets is determined based upon your stock subscription rights as a member of Osage Federal Bank. Participation in the 401(k) Plan does not give you any special rights to purchase stock in the initial public offering. You may direct the trustee of the plan to invest all or part of the funds in your account in the Employer Stock Fund. Based upon your election, the trustees of the plan will subscribe for Osage Federal Financial, Inc. shares in the initial offering. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering." The plan's trustee will follow your investment directions. Amounts not transferred to the Employer Stock Fund will remain invested in the other investment funds of the plan as directed by you. See "Investment of Plan Assets."

Value of Participation Interests

         As of February __, 2004, the total market value of the assets of the plan equaled $__________. The plan administrator has informed each participant of the value of his or her account in the plan as of February __, 2004. The value of the plan assets represents your past contributions to the plan, employer matching contributions, profit-sharing contributions, plus or minus earnings or losses on contributions, less withdrawals and loans. You may direct up to 100% of the value of your account assets to invest in the Employer Stock Fund. However, in connection with the initial offering of the stock, if you elect to purchase the stock, you will be required to invest a minimum amount of your account assets in the Employer Stock Fund.

Purchase Price of Osage Federal Financial, Inc. Common Stock

         The funds transferred to the Employer Stock Fund for the purchase of the stock issued in the initial offering will be used by the trustee to purchase shares of Osage Federal Financial, Inc. common stock. The price paid for such shares of the stock will be $10.00. This price is the price that will be paid by all other persons who purchase shares of the stock in the initial offering.

         Your account assets directed for investment in the Employer Stock Fund after the initial offering shall be invested by the trustee to purchase shares of Osage Federal Financial, Inc. common stock in open market transactions. The price paid by the trustee for shares of the Osage Federal Financial, Inc. common stock in the initial offering, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act.

Method of Directing Investments

         Appendix A of this prospectus supplement includes an investment election form for you to direct a transfer to the Employer Stock Fund in the initial offering of all or a portion of your account under the plan. Appendix B of this prospectus supplement includes Pentegra's change of investment allocation form which is to be used to direct future contributions to the Employer Stock Fund after the initial offering.

         If you wish to invest all or part of your account in the Employer Stock Fund in the initial offering you need to complete Appendix A. Additionally, you may indicate the directed investment of future contributions under the plan for investment in the Employer Stock Fund. If you wish to direct investment of future contributions in the Employer Stock Fund, you need to complete Appendices A and B. If you do not wish to make an investment election, you do not need to take any action.

Time for Directing Investment

         The deadline for submitting your direction to invest funds in the Employer Stock Fund in order to purchase the stock issued in the initial offering is noon on February __, 2004. If you want to invest in the Employer Stock Fund, you must return the attached form to Martha Hayes of Osage by noon on February __, 2004.

         After the initial offering, you will still be able to direct the investment of your account under the plan in the Employer Stock Fund and in other investment alternatives.

Irrevocability of Investment Direction

         The direction to invest your plan funds in the Employer Stock Fund in the initial offering cannot be changed after you have turned in your forms. However, you will be able to direct your account to purchase the stock after the initial offering by directing amounts in your account into the Employer Stock Fund.

Direction to Purchase the Stock After the Stock Offering

         Following completion of the stock offering, you will be permitted to direct that a certain percentage of your interest in the trust fund (up to 100%) be transferred to the Employer Stock Fund and invested in Osage Federal Financial, Inc. common stock, or to the other investment funds available under the plan. Alternatively, you may direct that a certain percentage of your interest in the Employer Stock Fund be transferred to the trust fund to be invested in the other investment funds available in accordance with the terms of the plan. You can direct future contributions made to the plan by you or on your behalf to be invested in the Employer Stock Fund. Following your initial election, the allocation of your interest in the Employer Stock Fund may be changed daily by filing a change of investment allocation form with the plan administrator or by calling Pentegra's voice response unit at (800) 433-4422 and changing your investment allocation by phone or by internet at www.Pentegra.com

Nature of Each Participant's Interest in Osage Federal Financial, Inc. Common Stock

         The trustee will hold Osage Federal Financial, Inc. common stock in the name of the plan. Each participant has an allocable interest in the investment funds of the plan but not in any particular assets of the plan. Accordingly, a specific number of shares of the stock will not be directly attributable to the account of any individual participant. Dividend rights associated with the stock held by the Employer

Stock Fund will be allocated to the Employer Stock Fund. Any increase (or decrease) in the value of the fund as a result of dividend rights will be reflected in each participant's allocable interest in the Employer Stock Fund.

Voting and Tender Rights of the Stock

         You will direct the trustee of the plan about how to vote your Osage Federal Financial, Inc. shares. If you do not give voting instruction or tender instruction to the trustee, the trustee will vote or tender those shares within its discretion as a fiduciary under the plan or as directed by the plan administrator.

Minimum Investment

         The minimum investment of assets directed by a participant for the purchase of the stock in the initial offering is $250.00, and investments must be in increments of $10.00. Funds may be directed for the purchase of the stock attributable to your account regardless of whether your account assets are 100% vested at the time of your investment election. There is no minimum level of investment after the initial offering for investment in the Employer Stock Fund.

DESCRIPTION OF THE PLAN

General

         Osage adopted a 401(k) plan effective November 1, 1994. Effective February 1, 2004, Osage amended and restated its old plan into the new plan in order to include the Employer Stock Fund as an investment alternative. The new plan is a deferred compensation arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The plan will be submitted to the IRS for a determination by the IRS that the plan is qualified under Section 401(a) of the Internal Revenue Code and that its trust is qualified under Section 501(a) of the Internal Revenue Code. Osage intends for the plan, in operation, to comply with the requirements under
Section 401(a) and Section 401(k) of the Internal Revenue Code. Osage will adopt any amendments to the plan that may be necessary to ensure the continued qualified status of the plan under the Internal Revenue Code and other federal regulations.

         Employee  Retirement  Income  Security Act. The plan is an  "individual
         ------------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act. As such, the plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of the act, except the funding requirements contained in Part 3 of Title I of the act, which do not apply to an individual account plan (other than a money purchase plan). The plan is not subject to Title IV (Plan Termination Insurance) of the act. Neither the funding requirements contained in Part 3 of Title I of the act nor the plan termination insurance provisions contained in Title IV of the act will be extended to participants or beneficiaries under the plan.

         Federal tax law imposes substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Osage. Federal law may also impose a 10% excise tax on withdrawals you make from the plan before you reach the age of 59 1/2, regardless of whether the withdrawal occurs during or after your employment with Osage.

         Full Text of Plan. The following portions of this prospectus supplement
         -----------------
are summaries of provisions in the plan. They are not complete and are qualified in their entirety by the full text of the plan. You may obtain copies of the full plan by sending a request to Martha Hayes at Osage. You should carefully read the full text of the plan document to understand your rights and obligations under the plan.

Eligibility and Participation

         You may participate in the plan on the first day of the month after completing 1,000 hours of service during a 12-month period with Osage. As of February __, 2004, there were __ employees eligible to participate in the plan and __ employees had elected to participate. The plan year is January 1 to December 31.

Contributions and Benefits Under the Plan

         Plan  Participant  Contributions.  You can  contribute to the plan on a
         --------------------------------
pretax basis. Contributions are automatically deducted from your salary each pay period. When you contribute on a pretax basis, you pay no federal income tax on your deferrals until you withdraw money from the plan. You are permitted amounts of not less than 1% and not more than 75% of your annual base salary to the plan excluding bonuses and commissions. You may change the amount of your contributions at any time and your changes will be effective on the first day of the following pay period.

         Osage Contributions. Osage may match your contribution to the plan, but
         -------------------
we are not obligated to match your contributions. Osage currently matches 100% of your contributions up to 3% of your salary and 50% that exceeds 3% but does not exceed 5%. Osage contributions are subject to revision by us.

Limitation on Contributions

         Limitation on Employee Salary Deferral.  Although you may contribute up
         --------------------------------------
to 75% of your pay to the plan, federal tax law limits the dollar amount of your annual contribution to $13,000 in 2004. If you are age 50 or more you can make catch-up contributions of $3,000 in 2004. The Internal Revenue Service periodically adjusts this limit for inflation. Contributions in excess of this limit and earnings on those contributions generally will be returned to you by April 15 of the year following your contribution, and they will be subject to regular federal income taxes.

         Limitation on Annual  Additions  and  Benefits.  Under federal tax law,
         ----------------------------------------------
your contributions and our contributions to the plan may not exceed the lesser of 100% of your annual pay, or $41,000. Contributions that we make to any other retirement program that we sponsor may also count against these limits.

         Special Rules About Highly-Paid  Employees.  Special  provisions of the
         ------------------------------------------
Internal Revenue Code limit contributions by employees who receive annual pay greater than $90,000. If you are in this category, some of your contribution may be returned if your contribution, when measured as a percentage of your pay, is substantially higher than the contributions made by other employees.

         If your annual pay is less than $130,000, we may be required to make a minimum contribution to the plan of 3% of your annual pay if the plan is considered to be a "top heavy" plan under federal tax law.

The plan is considered "top heavy" if, in any year, the value of the plan accounts of employees making more than $130,000 represent more than 60 percent of the value of all accounts.

Investment of Plan Assets

         All amounts credited to your plan account are held in trust. A trustee appointed by Osage's Board of Directors administers the trust and invests the plan assets. The plan offers the following investment choices:


         S&P 500 Stock Fund: Invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

         Stable Value Fund: Invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. Its objective is short-to-intermediate term: to achieve a stable return over short to intermediate periods of time while preserving the value of a participant's investment.

         S&P MidCap Stock Fund: Invests in the stocks of mid-sized U.S. companies. Its objective is long- term: to earn higher returns which reflect the growth potential of such companies.

         Money Market Fund: Invests in a broad range of high-quality short-term instruments. Its objective is short-term: to achieve competitive short-term rates of return while preserving the value of the participant's principal.

         Government Bond Fund: Invests in U.S. Treasury bonds with maturities of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

         Income Plus Asset Allocation Fund: Invests approximately 80% of its portfolio in a combination of stable value investments and U.S. bonds. The balance is invested in U.S. and international stocks. Its objective is intermediate-term: to preserve the value of a participant's investment over short periods of time and to offer some potential for growth.

         Growth and Income Asset Allocation Fund: Invests in U.S. domestic and international stocks, U.S. domestic bonds, and stable value investments. Its objective is intermediate-term: to provide a balance between the pursuit of growth and protection from risk.

         Growth Asset Allocation Fund: Invests the majority of its assets in stocks -- domestic as well as international. Its objective is long-term: to pursue high growth of a participant's investment over time.

         International Stock Fund: Invests in over 1,000 foreign stocks in 20 countries. Its objective is long- term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

         Russell 2000 Stock Fund: Invests in most, or all, of the same stocks held in the Russell 2000 Index. Its objective is long-term: to earn high returns in smaller U.S. companies by matching its benchmark, the Russell 2000 Index.

         S&P 500/Growth Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Growth Index which are large-capitalization growth stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Growth Index.

         S&P 500/Value Stock Fund: Invests in most, or all, of the stocks held in the S&P/BARRA Value Index which are large-capitalization value stocks. Its objective is long-term: to match its benchmark, the S&P/BARRA Value Index.

         Nasdaq 100 Stock Fund: The fund is intended for long-term investors seeking to capture the growth potential of the 100 largest and most actively traded non-financial companies on the Nasdaq Stock Market. The Fund's benchmark is the Nasdaq 100 Index.

         Employer Stock Fund. The Employer Stock Fund invests primarily in the common stock of Osage Federal Financial, Inc.

Performance of Previous Funds

         The annual percentage return on these funds for calendar years 2003, 2002 and 2001 was approximately:

                         Fund                 2003         2002          2001
                         ----                 ----         ----          ----
Money Market Fund                                          1.6%          4.0%
Stable Value Fund                                          5.3%          5.7%
Government Bond Fund                                      16.4%          3.2%
S&P 500 Stock Fund                                       (22.4%)       (12.3%)
S&P MidCap Stock Fund                                    (15.0%)        (0.9%)
International Stock Fund                                 (18.5%)       (22.0%)
Income Plus Asset Allocation Fund                         (2.6%)         1.7%
Growth Asset Allocation Fund                             (18.8%)       (14.0%)
Growth & Income Asset Allocation Fund                    (10.3%)        (5.2%)
Russell 2000 Stock Fund                                  (20.7%)         2.0%
S&P 500/Growth Stock Fund                                (24.0%)       (13.3%)
S&P 500/Value Stock Fund                                 (21.2%)       (12.2%)
Nasdaq 100 Stock Fund                                    (37.6%)       (32.7%)
Employer Stock Fund                                        N/A           N/A

Performance of the Employer Stock Fund

         The Employer Stock Fund is invested in the common stock of Osage Federal Financial, Inc. As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the Osage Federal Financial, Inc. common stock. Accordingly, there is no record of the investment performance of the Employer Stock Fund. Performance of the Employer Stock Fund depends on a number of factors, including the financial condition and profitability of Osage Federal Financial, Inc. and market conditions for Osage Federal Financial, Inc. common stock generally.

         Please note that investment in the Employer Stock Fund is not an investment in a savings account or certificate of deposit, and such investment in Osage Federal Financial, Inc. common stock through the Employer Stock Fund is not insured by the FDIC or any other regulatory agency. Further, no assurances can be given with respect to the price at which the stock may be sold in the future.

        Investments in the Employer Stock Fund may involve certain special risks relating to investments in the common stock of Osage Federal Financial, Inc. For a discussion of these risk factors, see "Risk Factors" beginning on page __ of the prospectus.

Benefits Under the Plan

         Vesting.  The contributions  that you make in the plan are fully vested
         -------
and cannot be forfeited. You are 100% vested in our matching contributions. You vest in employer supplemental contributions as follows:

         Number of Full Years of Service              Vested Percentage
         -------------------------------              -----------------
                     Less than 1                              0%
                     1                                       25%
                     2                                       50%
                     3                                       75%
                     4 or more                              100%

Withdrawals and Distributions From the Plan

         Withdrawals  Before  Termination  of  Employment.   Your  plan  account
         ------------------------------------------------
provides you with a source of retirement income. But, while you are employed by Osage, if you need funds from your account before retirement, you may be eligible to receive either an in-service withdrawal, or (from your pre-tax contributions) a hardship distribution or a loan. You can apply for a hardship distribution or a loan from the plan by contacting Martha Hayes at Osage. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses, like a mortgage payment or medical bill, and have no other reasonably available resources to meet your financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balance. Hardship withdrawals (except for medical expenses exceeding 7.5% of your adjusted gross income) and in-service withdrawals are subject to the 10% early distribution penalty. Loans are not subject to the 10% early distribution penalty.

         Distributions  Upon Termination for Any Other Reason.  If you terminate
         ----------------------------------------------------
employment with Osage for any reason other than retirement, disability or death and your account balance exceeds $500, the trustee will distribute your benefits to you the later of the April 1 of the calendar year after you turn age 70 1/2 or when you retire, unless you request otherwise. You may elect to maintain your account balance in the plan for as long as Osage maintains the plan or you may elect one or more of the forms of distribution available under the plan. If your account balance does not exceed $500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

         Distributions  Upon Disability.  If you can no longer work because of a
         ------------------------------
disability, as defined in the plan, you may withdraw your total account balance under the plan and have that amount paid to you in accordance with the terms of the plan. If you later become reemployed after you have withdrawn some or all of your account balance, you may not repay to the plan any withdrawn amounts.

         Distributions Upon Death. If you die before your benefits are paid from
         ------------------------
the plan, your benefits will be paid to your surviving spouse or designated beneficiary.

         Distribution  of the  Stock of Osage  Federal  Financial,  Inc.  If you
         --------------------------------------------------------------
receive a distribution from the plan and assets under the plan have been directed by you to be invested in the Employer Stock Fund, you may have those assets distributed in kind in the form of stock of Osage Federal Financial, Inc.

         Form of Benefits.  Payment  of your  benefits  upon  your  retirement,
         ----------------
disability, or other termination of employment will be made either in a lump sum payment or installments.

         If you die before receiving benefits pursuant to your retirement, disability, or termination of employment, your beneficiary will receive a lump sum payment, unless the payment would exceed $500 and an election is made for annual installments up to 5 years. Your spouse can receive payments for up to 10 years.

         Nonalienation  of Benefits.  Except with respect to federal  income tax
         --------------------------
withholding and as provided with respect to a qualified domestic relations order, as defined in the Internal Revenue Code, benefits payable under the plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the plan shall be void.

         Plan  Loans.  You may  borrow  money  from the  vested  portion of your
         -----------
account. The minimum amount you may borrow is $1,000. The maximum amount is 50% of your vested account balance. You may never borrow more than $50,000 minus the highest outstanding balance on any individual loan during the last 12 months.

         You may take up to five years to repay a general purpose loan. If you are using the loan to purchase your primary residence, a repayment period of 15 years is permissible. You must repay the loan through payroll deductions.

         If you fail to make any loan repayment when due, your loan will be in default. The full amount of the loan will be due and payable by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment. If the outstanding balance of the loan is in default and is not repaid in the aforementioned time period, you will be considered to have received a distribution of said amount.

Administration of the Plan

         Effective February 1, 2004, Osage will administer the plan. The Bank of New York will serve as trustee and custodian for all investment funds under the plan except the Employer Stock Fund. Mark S. White and Sue Allen Smith, will serve as trustees with respect to the Employer Stock Fund during the initial public offering by Osage Federal Financial, Inc. After the stock of Osage Federal Financial, Inc. begins trading, the Bank of New York also will be the trustee for the Employer Stock Fund. The plan administrator is responsible for the administration of the plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, beneficiaries and others under the Employee Retirement Income Security Act.

         The trustee receives and holds the contributions to the plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust. The address of the plan administrator and the trustee for the Employer Stock Fund is 401k Plan Administrator c/o Osage Federal Bank, 239 East Main, Pawhuska, Oklahoma 74056. The address of the Bank of New York is One Wall Street, New York, New York, 10286.

Reports to Plan Participants

         The plan administrator will furnish to each participant a statement at least quarterly showing:

o    the balance in your account as of the end of that period;

o    the amount of contributions allocated to your account for that period; and

o    the adjustments to your account to reflect earnings or losses (if any).

         If you invest in the Employer Stock Fund, you will also receive a copy of Osage Federal Financial, Inc.'s Annual Report to Stockholders and a proxy statement related to stockholder meetings.

Amendment and Termination

         It is the intention of Osage to continue the plan indefinitely. Nevertheless, Osage, within its sole discretion may terminate the plan at any time. If the plan is terminated in whole or in part, then regardless of other provisions in the plan, you will have a fully vested interest in your accounts. Osage reserves the right to make, from time to time, any amendment or amendments to the plan that do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Osage may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation, or Transfer

         In the event of the merger or consolidation of the plan with another plan, or the transfer of the trust assets to another plan, the plan requires that each participant would (if either the plan or the other plan then be terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the plan had then terminated).

Federal Income Tax Consequences

         The following discussion is only a brief summary of certain federal income tax aspects of the plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the plan. At the time you receive a distribution from the plan, you will receive a tax notice which conforms to the IRS safe harbor explanation of the distribution in accordance with IRS Notice 2002-3. The tax rules that affect your benefits under the plan change frequently and may vary based on your individual situation. This summary also does not discuss how state or local tax laws affect your plan benefits. We urge you to consult your tax advisor with respect to any distribution from the plan and transactions involving the plan.

         Federal tax law provides the participants under the plan with a number of special benefits:

         (1) you pay no current income tax on your contributions or Osage contributions; and

         (2) the earnings on your plan accounts are not taxable until you receive a distribution.

         These benefits are conditioned on the plan's compliance with special requirements of federal tax law. We intend to satisfy all of the rules that apply to the plan. However, if the rules are not satisfied, the special tax benefits available to the plan may be lost.

         Special Distribution Rules. If you turned 50 before 1986, you may be eligible to spread the taxes on the distribution over as much as 10 years. You should consult with your tax advisor to determine if you are eligible for this special tax benefit and whether it is appropriate to your financial needs.

         Osage Federal Financial, Inc. Common Stock Included in Lump Sum Distribution. If a distribution of all of your benefits includes shares of Osage Federal Financial, Inc. common stock, you will generally not be taxed on the increase in the value of the stock since its purchase until you sell the stock. You will be taxed on the amount of the distribution equal to your original cost for the stock when you receive your distribution.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the plan to retirement programs sponsored by other employers or to an individual retirement account. We will provide you with detailed information on how to roll over a distribution when you are eligible to receive benefits under the plan.

Restrictions on Resale

         If you are an "affiliate" of Osage Federal Financial, Inc. or Osage Federal Bank, you may be subject to special rules under federal securities laws that affect your ability to sell shares you hold in the Employer Stock Fund. Directors, officers and substantial shareholders of Osage Federal Financial, Inc. are generally considered "affiliates." Any person who may be an "affiliate" of Osage may wish to consult with counsel before transferring any common stock they own. If you are not considered an "affiliate" of Osage you may freely sell any shares of Osage Federal Financial, Inc. common stock distributed to you under the plan, either publicly or privately.

SEC Reporting and Short-Swing Profit Liability

         If you are an officer, director or more than 10% owner of Osage Federal Financial, Inc., you may be required to report purchases and sales of Osage Federal Financial, Inc. common stock through the plan to the Securities and Exchange Commission. In addition, you may be subject to special rules that provide for the recovery by Osage Federal Financial, Inc. of profits realized by an officer, director or a more than 10% owner from the purchase and sale or sale and purchase of the common stock within any six-month period. However, the rules except many transactions involving the plan from the reporting and profit recovery rules. You should consult with us regarding the impact of these rules on your transactions involving Osage Federal Financial, Inc. common stock.

Additional Information

         This prospectus supplement dated February __, 2004, is part of the prospectus of Osage Federal Financial, Inc. dated February __, 2004. This prospectus supplement shall be delivered to plan participants together with the prospectus and is not complete unless it is accompanied by the prospectus.

                                 LEGAL OPINIONS

         The validity of the issuance of the common stock will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C., which acted as special counsel for Osage Federal Financial, Inc. in connection with the initial public offering by Osage Federal Financial, Inc.

                      Appendix-A: Investment Election Form

                                                                      Appendix-A
                                                                      ----------


                               OSAGE FEDERAL BANK
              EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST

                        -------------------------------

                 Participant Voluntary Investment Election Form

                        -------------------------------


Name of Plan Participant:
                           -------------------------------

Social Security Number:
                           -------------------------------

1.       Instructions.
         -------------

         In connection with the initial public offering of Osage Federal Financial, Inc., Osage has adopted the Osage Federal Bank Employees' Savings and Profit Sharing Plan and Trust to permit plan participants to direct all, or a portion, of the assets attributable to their participant accounts into a new fund: the Employer Stock Fund. The assets attributable to a participant's account that are transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Osage Federal Financial, Inc. to be issued in the initial stock offering of Osage Federal Financial, Inc.

         To direct a transfer of all or a part of the funds credited to your account to the Employer Stock Fund, you should complete this form and return it to Martha Hayes at Osage Federal Bank, at 239 East Main, Pawhuska, Oklahoma
74056 who will retain this form and return a copy to you. If you need any assistance in completing this form, please contact Martha Hayes at (918) 287-2919. If you do not complete and return this form by ___________, 2004, at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided.

2.       Investment Directions.
         ----------------------

          As a participant in the plan, I hereby voluntarily elect to direct the trustee of the plan to invest the below indicated dollar sum of my participant account balance under the plan as indicated below.

         I hereby voluntarily elect and request to direct investment of the below indicated dollar amount of my participant account funds for the purchase of the common stock to be issued in Osage Federal Financial, Inc.'s initial offering (minimum investment of $250.00; rounded to the nearest $10.00 increment; maximum investment permissible is 15,000 shares of common stock or $150,000): $___________. Enter your $ level of requested purchase through the plan. Such amount may not exceed the vested portion of assets held under the plan for you. Please note that the actual number of shares of common stock purchased on your behalf under the plan may be limited or reduced in accordance with the plan of stock issuance of Osage Federal Financial, Inc. based upon the total number of shares of common stock subscribed for by other parties. On the attached Appendix-B, please indicate from which funds such investments should be transferred. Only available funds may be used for purchase.

         All other funds in my participant account will remain invested as previously requested. All future contributions under the plan will continue to be invested as previously requested or as revised by me at a later date.

3.       Acknowledgment.
         ---------------

         I fully understand that this self-directed portion of my participant account does not share in the overall net earnings, gains, losses, and appreciation or depreciation in the value of assets held by the plan's other investment funds, but only in my account's allocable portion of such items from the directed investment account invested in the common stock. I understand that the plan's trustee, in complying with this election and in following my directions for the investment of my account, is not responsible or liable in any way for the expenses or losses that may be incurred by my account assets invested in common stock under the Employer Stock Fund.

         I further understand that this one time election shall become irrevocable by me upon execution and submission of this Investment Form. Only
                                                                            ----
properly  signed forms  delivered to the plan trustee on or before  ___________,
--------------------------------------------------------------------------------
2004, at noon, will be honored.
------------------------------

         The undersigned participant acknowledges that he or she has received the prospectus of the Osage Federal Financial, Inc., dated February __, 2004, the prospectus supplement dated February __, 2004, regarding the Osage Federal Bank Employees' Savings and Profit Sharing Plan and Trust as adopted by Osage Federal Bank and this Investment Form. The undersigned hereby acknowledges that the shares of common stock to be purchased with the funds noted above are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, Bank Insurance Fund, the Savings Association Insurance Fund, or any other governmental agency. Investment in the common stock will expose the undersigned to the investment risks and potential fluctuations in the market price of the common stock. Investment in the common stock does not offer any guarantees regarding maintenance of the principal value of such investment or any projections or guarantees associated with future value or dividend payments with respect to the common stock. The undersigned hereby voluntarily makes and consents to this investment election and voluntarily signed his (her) name as of the date listed below. If you so elect, you may choose not to make any investment decision at this time.

I UNDERSTAND THAT BY EXECUTING THIS ORDER I DO NOT WAIVE ANY RIGHTS AFFORDED TO ME BY THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

____________________     __________   __________________________       _________
Witness                  Date             Participant                  Date


For the Trustee                       For the Plan Administrator

____________________     __________   __________________________       _________
                         Date                                          Date

                Appendix-B: Change of Investment Allocation Form

                                                                      Appendix-B
                                                                      ----------

                      Change of Investment Allocation Form

Osage Federal Financial, Inc.

CHANGE OF INVESTMENT ALLOCATION
-------------------------------

1.  Member Data

________________________________________________________  ______________________
Print your full name above (Last, first, middle initial)  Social Security Number

________________________________________________________________________________
Street Address             City                    State             Zip

2.  Instructions

Osage Federal Bank Employees' Savings and Profit Sharing Plan and Trust is giving members a special opportunity to invest their 401(k) account balances in a new investment fund - the Employer Stock Fund - which is comprised primarily of common stock issued by Osage Federal Financial, Inc. in connection with the initial stock offering of Osage Federal Financial, Inc. The percentage of a member's account transferred at the direction of the member into the Employer Stock Fund will be used to purchase shares of the common stock during the initial offering of Osage Federal Financial, Inc. Please review the prospectus and the prospectus supplement before making any decision.

In the event of an oversubscription in the offering so that the total amount you allocate to the Employer Stock Fund can not be used by the trustee to purchase the common stock, your account will be reinvested in the other funds of the plan as previously directed in your last investment election. If no investment election is provided, your account will be invested in the Money Market Fund.

Investing in the common stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The plan trustee and the plan administrator are not authorized to make any representations about this investment other than what appears in the prospectus and prospectus supplement, and you should not rely on any information other than what is contained in the prospectus and prospectus supplement. For a discussion of certain factors that should be considered by each member in deciding whether to invest in the common stock, see "Risk Factors" beginning on page __ of the prospectus. Any shares purchased by the plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to the common stock, as discussed in the prospectus and prospectus supplement.

3.  Investment Directions   (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with Martha Hayes, of Osage Federal Bank no later than February __, 2004 at noon. If you need any assistance in completing this form, please contact ______________ at
(918) 287-2919. If you do not complete and return this form to ______________ February __, 2004 at noon, the funds credited to your account under the plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the plan if no investment direction has been provided by you.

         Notwithstanding the election made in Appendix-A for purchases of the Employer Stock Fund, your purchase of Osage Federal Financial, Inc. Stock will be limited to the amounts available in the following funds. No purchases of the Employer Stock Fund will be made with insufficient funds in any funds.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested in the Employer Stock Fund as follows:



                                                            Percentage
                                                              to be
                     Fund                                  transferred
                     ----                                  -----------

S&P 500 Stock Fund....................................        _____%
Russell 2000 Stock Fund...............................        _____%
S&P 500/Growth Stock Fund.............................        _____%
S&P 500/Value Stock Fund..............................        _____%
Stable Value Fund.....................................        _____%
S&P MidCap Stock Fund.................................        _____%
Money Market Fund.....................................        _____%
Government Bond Fund..................................        _____%
International Stock Fund..............................        _____%
Income Plus Fund......................................        _____%
Growth & Income Fund..................................        _____%
Growth Fund...........................................        _____%
Nasdaq 100 Stock Fund.................................        _____%
          Total (Important!)..........................          100%

(The Total should equal the total dollar amount on Page 1 of Appendix-A.)

Note: The total amount transferred may not exceed the total value of your accounts.

4. Investment Directions (Applicable to Future Contributions Only) I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by Osage Federal Financial, Inc. including those contributions and/or repayments received by Osage Federal Bank Employees' Savings and Profit Sharing Plan and
Trust during the same reporting period as this form, be invested in the following funds (in whole percentages). If I elect to invest in the common stock of Osage Federal Financial, Inc., such future contributions or loan repayments, if any, will be invested in the Employer Stock Fund the month following the conclusion of the stock offering. Please read "Notes" on the following page before completing.
------

                        Fund                            Percentage
                        ----                            ----------
S&P 500 Stock Fund...................................     _____%
Russell 2000 Stock Fund..............................     _____%
S&P 500/Growth Stock Fund............................     _____%
S&P 500/Value Stock Fund.............................     _____%
Stable Value Fund....................................     _____%
S&P MidCap Stock Fund................................     _____%
Money Market Fund....................................     _____%
Government Bond Fund.................................     _____%
International Stock Fund.............................     _____%
Income Plus Fund.....................................     _____%
Growth & Income Fund.................................     _____%
Growth Fund..........................................     _____%
Employer Stock Fund..................................     _____%
Nasdaq 100 Stock Fund................................     _____%
       Total (Important!)............................       100%

         Notes: No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, Russell 2000 Stock Fund, S&P 500/Growth Stock Fund, S&P 500/Value Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund, Nasdaq 100 Stock Fund and/or Employer Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation Form. The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, Russell 2000 Stock Fund, S&P 500/Growth Stock Fund, S&P 500/Value Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund, Nasdaq 100 Stock Fund and/or Employer Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

5.  Participant Signature and Acknowledgment - Required

By signing this Change of Investment Allocation form, I authorize and direct the plan administrator and trustee to carry out my instructions. If investing in the Employer Stock Fund, I acknowledge that I have been provided with and read a copy of the prospectus and prospectus supplement relating to the issuance of the common stock. I am aware of the risks involved in the investment in the common stock, and understand that the trustee and plan administrator are not responsible for my choice of investment.

MEMBER'S SIGNATURE

I understand that the above directed change(s) will be processed within one to five days of the form being received by Pentegra. I further understand that if I do not complete either Section 3 or Section 4, no change will be made to my current directions for future contributions or accumulated balances, respectively.


_______________________________________                        ______________
Signature of Member                                                Date

Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.

On behalf of the above named member, I certify that the signature above is that of the participant making this request.

_______________________________________                        ______________
Signature of Osage Federal Bank                                    Date
Authorized Representative



Please complete and return by noon on February __, 2004

             Appendix-C: Special Tax Notice Regarding Plan Payments

                                                                      Appendix-C
                                                                      ----------

                   SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

         This notice explains how you can continue to defer federal income tax on your retirement savings in the Osage Federal Bank Employees' Savings and Profit Sharing Plan and Trust (the "Plan") and contains important information you will need before you decide how to receive your Plan benefits.

         This notice is provided to you by Osage Federal Bank (your "Plan Administrator") because all or part of the payment that you will soon receive from the Plan may be eligible for rollover by you or your Plan Administrator to a traditional IRA or an eligible employer plan. A rollover is a payment by you or the Plan Administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an education IRA). An "eligible employer plan" includes a plan qualified under section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; a section 403(a) annuity plan; a section 403(b) tax- sheltered annuity; and an eligible section 457(b) plan maintained by a governmental employer (governmental 457 plan).

         An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a traditional IRA or split your rollover amount between the employer plan in which you will participate and a traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this Plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

         If you have additional questions after reading this notice, you can contact your plan administrator at (918) 287-2919.

         SUMMARY

         There are two ways you may be able to receive a Plan payment that is eligible for rollover:

         (1) Certain payments can be made directly to a traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit ("DIRECT ROLLOVER"); or

         (2) The payment can be PAID TO YOU.

         If you choose a DIRECT ROLLOVER:

         * Your payment will not be taxed in the current year and no income tax will be withheld.

         * You choose whether your payment will be made directly to your traditional IRA or to an eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these are not traditional IRAs.

         * The taxable portion of your payment will be taxed later when you take it out of the traditional IRA or the eligible employer plan. Depending on the type of plan, the later distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this Plan.

         If you choose to have a Plan payment that is eligible for rollover PAID TO YOU:

         *        You  will  receive  only  80% of  the  taxable  amount  of the payment, because the Plan Administrator is required to withhold 20% of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

         * The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you may have to pay an additional 10% tax.

         * You can roll over all or part of the payment by paying it to your traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

         * If you want to roll over 100% of the payment to a traditional IRA or an eligible employer plan, you must find other money to replace the 20% of the taxable portion that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

         YOUR RIGHT TO WAIVE THE 30-DAY NOTICE PERIOD. Generally, neither a direct rollover nor a payment can be made from the Plan until at least 30 days after your receipt of this notice. Thus, after receiving this notice, you have at least 30 days to consider whether or not to have your withdrawal directly rolled over. If you do not wish to wait until this 30-day notice period ends before your election is processed, you may waive the notice period by making an affirmative election indicating whether or not you wish to make a direct rollover. Your withdrawal will then be processed in accordance with your election as soon as practical after it is received by the Plan Administrator.

MORE INFORMATION

I. PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

II. DIRECT ROLLOVER

III. PAYMENT PAID TO YOU

IV. SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

         I.       PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

         Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to a traditional IRA or to an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account. Your Plan Administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

         The following types of payments cannot be rolled over:

         PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

          *    your lifetime (or a period measured by your life expectancy), or

          * your lifetime and your beneficiary's lifetime (or a period measured by your joint life expectancies), or

          *    a period of 10 years or more.

         REQUIRED MINIMUM PAYMENTS. Beginning when you reach age 70 1/2 or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you. Special rules apply if you own more than 5% of your employer.

         HARDSHIP DISTRIBUTIONS. A hardship distribution cannot be rolled over.

         ESOP DIVIDENDS. Cash dividends paid directly to you on employer stock held in an employee stock ownership plan cannot be rolled over.

         CORRECTIVE DISTRIBUTIONS. A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

         LOANS TREATED AS DISTRIBUTIONS. The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed in Part III below. Ask the Plan Administrator of this Plan if distribution of your loan qualifies for rollover treatment.

         The Plan Administrator of this Plan should be able to tell you if your payment includes amounts which cannot be rolled over.

         II.      DIRECT ROLLOVER

         A DIRECT ROLLOVER is a direct payment of the amount of your Plan benefits to a traditional IRA or an eligible employer plan that will accept it. You can choose a DIRECT ROLLOVER of all or any portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any taxable portion of your payment for which you choose a DIRECT ROLLOVER until you later take it out of the traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any taxable portion of your Plan benefits for which you choose a DIRECT ROLLOVER. This Plan might not let you choose a DIRECT ROLLOVER if your distributions for the year are less than $200.

         DIRECT ROLLOVER to a Traditional IRA. You can open a traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a traditional IRA to receive the payment. However, in choosing a traditional IRA, you may wish to make sure that the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs).

         DIRECT ROLLOVER to a Plan. If you are employed by a new employer that has an eligible employer plan, and you want a direct rollover to that plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. Even if your new employer's plan does not accept a rollover, you can choose a DIRECT ROLLOVER to a traditional IRA. If the employer plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution. Check with the plan administrator of that plan before making your decision.

         DIRECT ROLLOVER of a Series of Payments. If you receive a payment that can be rolled over to a traditional IRA or an eligible employer plan that will accept it, and it is paid in a series of payments for less than 10 years, your choice to make or not make a DIRECT ROLLOVER for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

         CHANGE IN TAX TREATMENT RESULTING FROM A DIRECT ROLLOVER. The tax treatment of any payment from the eligible employer plan or traditional IRA receiving your DIRECT ROLLOVER might be different than if you received your benefit in a taxable distribution directly from the Plan. For example, if you were born before January 1, 1936, you might be entitled to ten- year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a section 403(b) tax-sheltered annuity, a governmental 457 plan, or a traditional IRA in a DIRECT ROLLOVER, your benefit will no longer be eligible for that special treatment. See the sections below entitled "Additional 10% Tax if You Are under Age 59 1/2" and "Special Tax Treatment if You Were Born before January 1, 1936."

         III.     PAYMENT PAID TO YOU

         If your payment can be rolled over (see Part I above) and the payment is made to you in cash, it is subject to 20% federal income tax withholding on the taxable portion (state tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or an eligible employer plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

         Income Tax Withholding:

         MANDATORY WITHHOLDING. If any portion of your payment can be rolled over under Part I above and you do not elect to make a DIRECT ROLLOVER, the Plan is required by law to withhold 20% of the taxable amount. This amount is sent to the IRS as federal income tax withholding. For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days (see "Sixty-Day Rollover Option" below), you must report the full $10,000 as a taxable payment from the Plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year. There will be no income tax withholding if your payments for the year are less than $200.

         VOLUNTARY WITHHOLDING. If any portion of your payment is taxable but cannot be rolled over under Part I above, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the Plan Administrator for the election form and related information.

         SIXTY-DAY ROLLOVER OPTION. If you receive a payment that can be rolled over under Part I above, you can still decide to roll over all or part of it to a traditional IRA or to an eligible employer plan that accepts rollovers. If you decide to roll over, you must contribute the amount of the payment you received to a traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

         You can roll over up to 100% of your payment that can be rolled over under Part I above, including an amount equal to the 20% of the taxable portion that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the traditional IRA or the eligible employer plan, to replace the 20% that was withheld. On the other hand, if you roll over only the 80% of the taxable portion that you received, you will be taxed on the 20% that was withheld.

         EXAMPLE: The taxable portion of your payment that can be rolled over under Part I above is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or an eligible employer plan. To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

         If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return, you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

         ADDITIONAL 10% TAX IF YOU ARE UNDER AGE 59 1/2. If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

         SPECIAL TAX TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936. If you receive a payment from a plan qualified under section 401(a) or a section 403(a) annuity plan that can be rolled over under Part I and you do not roll it over to a traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if the payment qualifies as a "lump sum distribution," it may be eligible for special tax treatment. (See also "Employer Stock or Securities", below.) A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59 1/2 or have become disabled). For a payment to be treated as a lump sum distribution, you must have been a participant in the Plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

         TEN-YEAR AVERAGING. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

         There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this Plan from a 403(b) tax-sheltered annuity contract, a governmental 457 plan, or from an IRA not originally attributable to a qualified employer plan. If you have previously rolled over a distribution from this Plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from the Plan. If you roll over your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, you will not be able to use special tax treatment for later payments from that IRA, plan, or annuity. Also, if you roll over only a portion of your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, this special tax treatment is not available for the rest of the payment. See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

         EMPLOYER STOCK OR SECURITIES. There is a special rule for a payment from the Plan that includes employer stock (or other employer securities). To use this special rule, 1) the payment must qualify as a lump sum distribution, as described above, except that you do not need five years of plan participation, or 2) the employer stock included in the payment must be attributable to "after- tax" employee contributions, if any. Under this special rule, you may have the option of not paying tax on the "net unrealized appreciation" of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the Plan. For example, if employer stock was contributed to your Plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

         You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock can be rolled over to a traditional IRA or another eligible employer plan, either in a direct rollover or a rollover that you make yourself. Generally, you will no longer be able to use the special rule for net unrealized appreciation if you roll the stock over to a traditional IRA or another eligible employer plan.

         If you receive only employer stock in a payment that can be rolled over, no amount will be withheld from the payment. If you receive cash or property other than employer stock, as well as employer stock, in a payment that can be rolled over, the 20% withholding amount will be based on the entire taxable amount paid to you (including the value of the employer stock determined by excluding the net unrealized appreciation). However, the amount withheld will be limited to the cash or property (excluding employer stock) paid to you.

         If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above (such as 10-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

         REPAYMENT OF PLAN LOANS. If your employment ends and you have an outstanding loan from your Plan, your employer may reduce (or "offset") your balance in the Plan by the amount of the loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or is treated as having received, no amount will be withheld from it. If you receive other payments of cash or property from the Plan, the 20% withholding amount will be based on the entire amount paid to you, including the amount of the loan offset. The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities). The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.

         IV.      SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER
BENEFICIARIES

         In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation.

         If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part I above, paid in a DIRECT ROLLOVER to a traditional IRA or to an eligible employer plan or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

         If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

         If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described in Part III above, even if you are younger than age 59 1/2.

         If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part III above. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the Plan.

         HOW TO OBTAIN ADDITIONAL INFORMATION

         This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with the Plan Administrator or a professional tax advisor before you take a payment of your benefits from your Plan. Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS's Internet Web Site at www.irs.gov, or by calling 1-800-TAX-FORMS.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Officers and Directors.

         Article XI of the Bylaws of Osage Federal Financial, Inc. (the "Subsidiary Holding Company") sets forth circumstances under which directors, officers, employees and agents of the Subsidiary Holding Company may be insured or indemnified against liability which they incur in their capacities as such.

Article XI:

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of the Subsidiary Holding Company or is or was serving at the request of the Company as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Subsidiary Holding Company to the fullest extent authorized by the Regulations of the Office, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

         The right to indemnification conferred herein shall include the right to be paid by the Subsidiary Holding Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the Regulations of the Office. The rights to indemnification and to the advancement of expenses conferred herein shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Item 25. Other Expenses of Issuance and Distribution


*        Special counsel legal fees.................................   $65,000
*        Printing and postage.......................................    25,000
*        Appraisal(original and updated)/Business Plan..............    30,000
*        Accounting fees............................................    30,000
*        Data processing/Conversion agent...........................    10,000
*        SEC Registration Fee.......................................     1,000
*        OTS Filing Fees............................................    14,400
*        SEC EDGAR filings..........................................    10,000
*        Blue Sky legal and filing fees.............................    10,000
*        Underwriting fees, including expenses and legal fees.......   140,000
*        Stock Certificate expenses.................................     2,000
*        Transfer Agent.............................................     5,000
*        Reimbursable and other expenses............................    17,600
                                                                      --------
                  TOTAL.............................................  $360,000
                                                                      ========

-----------------
*        Estimated.

Item 26.          Recent Sales of Unregistered Securities.

                  Not Applicable

Item 27.          Exhibits.

                  The exhibits filed as part of this Registration Statement are as follows:

         Exhibit No.       Description
         -----------       -----------

                   1       Form of Sales Agency Agreement *
                   2       Plan of Reorganization and Stock Issuance of Osage Federal Financial, Inc.
                   3(i)    Charter of Osage Federal Financial, Inc.
                   3(ii)   Bylaws of Osage Federal Financial, Inc.
                   4       Specimen Stock Certificate of Osage Federal Financial, Inc.
                   5       Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered
                   8.1     Federal Tax Opinion of Malizia Spidi & Fisch, PC
                   8.2     State Tax Opinion of BKD, LLP
                  23.1     Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits
                           5 and 8.1)
                  23.2     Consent of BKD, LLP (and in their opinion filed as Exhibit 8.2)
                  23.3     Consent of FinPro, Inc.
                  24       Power of Attorney (reference is made to the signature page as originally filed)
                  99.1     Stock Order Form
                  99.2     Marketing Materials
                  99.3     Opinion of FinPro, Inc. as to the value of subscription rights
                  99.4     Conversion Valuation Appraisal Report prepared by FinPro, Inc. *

----------------
*        To be filed by amendment.

Item 28. Undertakings.

         The undersigned small business issuer will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                   (ii) Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         If the undersigned small business issuer relies on Rule 430A under the Securities Act, the small business issuer will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at the time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Pawhuska, State of Oklahoma on December 16, 2003

                                           OSAGE FEDERAL FINANCIAL, INC.

                                      By:  /s/Mark S. White
                                           -------------------------------------
                                           Mark S. White
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

         We the undersigned directors and officers of Osage Federal Financial, Inc. (the "Company") do hereby severally constitute and appoint Mark S. White our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Mark S. White may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company common stock, including specifically but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Mark S. White shall do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of December 16, 2003.

/s/Milton V. Labadie                               /s/Mark S. White
--------------------------------------------       -----------------------------------------------
Milton V. Labadie                                  Mark S. White
Chairman and Director                              President, Chief Executive Officer and Director
                                                   (Principal Executive Officer)

/s/Sue Allen Smith                                 /s/Martha M. Hayes
--------------------------------------------       -----------------------------------------------
Sue Allen Smith                                    Martha M. Hayes
Vice President and Chief Financial Officer         Director
(Principal Financial and Accounting Officer)

/s/Harvey Payne                                    /s/Gary Strahan
--------------------------------------------       -----------------------------------------------
Harvey Payne                                       Gary Strahan
Director                                           Director

/s/Mark A. Formby                                  /s/Richard Trolinger
--------------------------------------------       -----------------------------------------------
Mark A. Formby                                     Richard Trolinger
Director                                           Director
